                                 $750,000,000
             THIRD AMENDED AND RESTATED 364-DAY CREDIT AGREEMENT
                          dated as of June 13, 2000,
                                 by and among
                        JONES APPAREL GROUP USA, INC.,
                 the Additional Obligors referred to herein,
                       the Lenders referred to herein,
             CHASE SECURITIES INC. and SALOMON SMITH BARNEY INC.
                           as Joint Lead Arrangers
                          FIRST UNION NATIONAL BANK,
                           as Administrative Agent,
                                     and
                 THE CHASE MANHATTAN BANK and CITIBANK, N.A.,
                            as Syndication Agents
                              TABLE OF CONTENTS

  SECTION 5.2 Notice and Manner of Conversion or Continuation of

  SECTION 5.7 Nature of Obligations of Lenders Regarding Extensions

  SECTION 6.2 Conditions to Closing and Initial Revolving Credit

                                       i

  SECTION 10.2 Minimum Net Worth. As of the end of any fiscal quarter, permit Consolidated Net Worth to be less than $905,772,400.40

  SECTION 11.4 Limitations on Loans, Advances, Investments and
               Acquisitions...............................................43
  SECTION 11.5 Limitations on Mergers and Liquidation. Merge,
               consolidate or enter into any similar combination with
               any other Person or liquidate, wind-up or dissolve itself
               (or suffer any liquidation or dissolution) except so long
               as no Default or Event of Default has occurred and is

  SECTION 11.10 Amendments; Payments and Prepayments of Material Debt

  SECTION 13.6 Non-Reliance on the Administrative Agent and Other Lenders.49
  SECTION 13.7 Indemnification............................................49
  SECTION 13.8 The Administrative Agent in Its Individual Capacity........50
  SECTION 13.9 Resignation of the Administrative Agent; Successor

                                      ii
  SECTION 14.12 Performance of Duties ....................................57
  SECTION 14.13 All Powers Coupled with Interest..........................57
  SECTION 14.14 Survival of Indemnities...................................57
  SECTION 14.15 Titles and Captions.......................................57
  SECTION 14.16 Severability of Provisions................................57
  SECTION 14.17 Counterparts..............................................57
  SECTION 14.18 Term of Agreement.........................................57
  SECTION 14.19 Inconsistencies with Other Documents; Independent
                Effect of Covenants ......................................57

Exhibits

Exhibit A - Form of Revolving Credit Note
Exhibit B - Form of Notice of Revolving Credit Borrowing
Exhibit C - Form of Notice of Account Designation
Exhibit D - Form of Notice of Prepayment
Exhibit E - Form of Notice of Conversion/Continuation
Exhibit F - Form of Officer's Compliance Certificate
Exhibit G - Form of Assignment and Acceptance

The Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Registrant agrees to furnish supplementally a copy of the omitted schedules to the Commission upon request.

Schedules

Schedule 1.1(a) - Lenders and Revolving Credit Commitments
Schedule 1.1(b) - Outstanding Letters of Credit
Schedule 7.1(b) - Subsidiaries and Capitalization
Schedule 7.1(p) - Debt and Guaranty Obligations
Schedule 7.1(q) - Litigation
Schedule 11.3 - Existing Liens
Schedule 11.4 - Existing Loans, Advances and Investments
                                     iii
     THIRD AMENDED AND RESTATED 364-DAY CREDIT AGREEMENT, dated as of the 13th day of June, 2000, by and among JONES APPAREL GROUP USA, INC., a Pennsylvania corporation, the Additional Obligors (as defined below), the Lenders who are or may become a party to this Agreement, CHASE SECURITIES INC. and SALOMON
SMITH BARNEY INC., as Joint Lead Arrangers, FIRST UNION NATIONAL BANK, as
Administrative Agent for the Lenders, and THE CHASE MANHATTAN BANK and
CITIBANK, N.A., as Syndication Agents.
     STATEMENT OF PURPOSE
     The Borrower (as defined below) has requested and the Lenders have agreed to amend and restate the Prior Credit Agreement (as defined below) as set forth herein to amend and restate, and as of the Closing Date replace, on substantially the same terms, the Obligations provided for in the Prior Credit
Agreement.
      NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, such parties hereby agree as follows:
                                   ARTICLE I
                                  DEFINITIONS
     SECTION 1.1 Definitions. The following terms when used in this Agreement shall have the meanings assigned to them below:
          "Additional Debt Securities" shall have the meaning set forth in
Section 11.1(f).
          "Additional Obligors" means, the collective reference to Jones
Apparel Group, Jones Apparel Group Holdings and Nine West Group in their capacities as co-obligors under this Agreement.
          "Administrative Agent" means First Union in its capacity as
Administrative Agent hereunder, and any successor thereto appointed pursuant to Section 13.9.
          "Administrative Agent's Office" means the office of the
Administrative Agent specified in or determined in accordance with the provisions of Section 14.1(c).
          "Affiliate" means, with respect to any Person, any other Person
(other than a Subsidiary) which directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such first Person or any of its Subsidiaries. The term "control" means the possession, directly or indirectly, of any power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.
          "Agreement" means this Third Amended and Restated 364-Day Credit
Agreement, as amended, restated, supplemented or otherwise modified.
          "Alternative Currency" means (i) Pounds Sterling, (ii) any national currency of Italy, Spain, the Federal Republic of Germany or the Republic of
France (in each case, so long as such national currency unit continues to be available as legal tender for obligations of the same type and character as the obligations set forth in this Agreement, is freely convertible and is not subject to exchange controls), (iii) the euro or (iv) any other lawful currency (other than Dollars) acceptable to the Issuing Lenders which, in the case of this clause (iv), is freely transferable and convertible into Dollars in the United States currency market and is freely available to all Issuing
Lenders in the London interbank deposit market.
          "Alternative Currency L/C Commitment" means the lesser of (a) One
Hundred Million Dollars ($100,000,000) and (b) the L/C Commitment.
          "Applicable Law" means all applicable provisions of constitutions, laws, statutes, ordinances, rules, treaties, regulations, permits, licenses, approvals, interpretations and orders of courts or Governmental Authorities and all orders and decrees of all courts and arbitrators.
          "Applicable Margin" means, for purposes of calculating (a) the Base
Rate and LIBOR Rate for purposes of Section 5.1(a), (b) the L/C Fee for purposes of Section 3.3(a) or (c) the Facility Fee for purposes of Section
5.3(a), the corresponding rate set forth below for the applicable rating of the senior, unsecured, long-term debt of the Credit Parties, on a collective basis (the "Debt Rating") publicly announced by Standard & Poor's Ratings
Group, a division of The McGraw-Hill Companies ("S&P") and Moody's Investors
Service, Inc. ("Moodys") as follows:

                                  Applicable Margin Per Annum
                        --------------------------------------------
Level  S&P     Moodys   LIBOR    Base    Trade     Standby  Facility
       Rating  Rating   Rate     Rate    L/C Fee   L/C Fee  Fee

I      >=A-    >=A3     0.350%   0.000%   0.150%   0.350%   0.100%
II     >=BBB+  >=Baa1   0.500%   0.000%   0.200%   0.500%   0.125%
III    >=BBB   >=Baa2   0.600%   0.000%   0.225%   0.600%   0.150%
IV     >=BBB-  >=Baa3   0.800%   0.000%   0.300%   0.800%   0.200%
V      <=BB+   <=Ba1    1.125%   0.000%   0.350%   1.125%   0.250%

provided, that if both Moodys and S&P shall not have in effect a Debt Rating
(other than by reason of the circumstances referred to in the last sentence of this definition), then such Debt Rating shall be deemed to be Level V. In the event that the corresponding Debt Ratings publicly announced by S&P and Moodys listed above differ by (a) one pricing level, the Applicable Margin shall be based on the higher of the two ratings, and (b) two or more pricing levels, the Applicable Margin shall be based on the rating one rating below the higher of the two ratings. Any change in the Applicable Margin shall be effective as of the Business Day on which the applicable rating is announced or is publicly available. If the rating system of S&P and Moodys shall change, or if both of such rating agencies shall cease to be in the business of rating corporate debt obligations, the Borrower and the Lenders shall negotiate in good faith to amend this definition to reflect such changed rating system or the unavailability of ratings from such rating agencies and, pending the effectiveness of any such amendment, the Applicable Margin shall be determined by reference to the rating most recently in effect prior to such change or cessation.
          "Application" means an application, in the form specified by any
Issuing Lender from time to time, requesting such Issuing Lender to issue a
Letter of Credit.
          "Assignment and Acceptance" shall have the meaning assigned thereto in Section 14.10.
          "Base Rate" means, at any time, the higher of (a) the Prime Rate and
(b) the sum of (i) the Federal Funds Rate plus (ii) 1/2 of 1%; each change in the Base Rate shall take effect simultaneously with the corresponding change or changes in the Prime Rate or the Federal Funds Rate.
          "Base Rate Loan" means any Revolving Credit Loan bearing interest at a rate based upon the Base Rate as provided in Section 5.1(a).
          "beginning of the Third State of EMU" means January 1, 1999.
          "Borrower" means Jones Apparel Group USA, Inc.

          "Business Day" means (a) any day other than a Saturday, Sunday or legal holiday on which banks in Charlotte, North Carolina, Philadelphia,
Pennsylvania and New York, New York, are not authorized or required by law to remain closed for the conduct of their commercial banking business, (b) with respect to all notices and determinations in connection with, and payments of principal and interest on, any LIBOR Rate Loan, the term "Business Day" shall also exclude any day on which banks are not open for trading in Dollar deposits in the London interbank market, and (c) with respect to all notices and determinations in connection with, and payment of principal and interest on, any L/C Obligation denominated in an Alternative Currency; the term
"Business Day" shall also exclude any day on which banks in London do not provide quotations for deposits denominated in such Alternative Currency.
          "Capital Lease" means, with respect to the Credit Parties and their
Subsidiaries, any lease of any property that should, in accordance with GAAP, be classified and accounted for as a capital lease on a Consolidated balance sheet of the Credit Parties and their Subsidiaries.
          "Change in Control" shall have the meaning assigned thereto in
Section 12.1(h).
          "Closing Date" means the date of this Agreement or such later
Business Day upon which each condition described in Section 6.2 shall be satisfied or waived in all respects.
          "Code" means the Internal Revenue Code of 1986, and the rules and regulations thereunder, each as amended, supplemented or otherwise modified from time to time.
          "Consolidated" means, when used with reference to financial statements or financial statement items of the Credit Parties and their
Subsidiaries, such statements or items on a consolidated basis in accordance with applicable principles of consolidation under GAAP.
          "Correspondent" means any financial institution designated by an
Issuing Lender to act as such Issuing Lender's correspondent hereunder with respect to the distribution and payment of Letters of Credit denominated in an
Alternative Currency.
          "Credit Facility" means the collective reference to the Revolving
Credit Facility and the L/C Facility.
          "Credit Parties" means each of the Additional Obligors and the
Borrower.
          "Debt" means, with respect to the Credit Parties and their
Subsidiaries at any date and without duplication, the sum of the following calculated in accordance with GAAP: (a) all liabilities, obligations and indebtedness, in each case for borrowed money including but not limited to obligations evidenced by bonds, debentures, notes or other similar instruments of any such Person, (b) all obligations to pay the deferred purchase price of property or services of any such Person, except trade payables arising in the ordinary course of business, (c) all obligations of any such Person as lessee under Capital Leases, (d) all Debt of any other Person secured by a Lien on any asset of any such Person, (e) all Guaranty Obligations of any such Person,
(f) all obligations, contingent or otherwise, of any such Person relative to the amount of drawn letters of credit not reimbursed as required by the terms thereof, including without limitation any Reimbursement Obligation not reimbursed as required by the terms hereof, and banker's acceptances issued for the account of any such Person, and (g) all obligations incurred by any such Person pursuant to Hedging Agreements.
          "Default" means any of the events specified in Section 12.1 which with the passage of time, the giving of notice or any other condition, would constitute an Event of Default.
          "Dollar Amount" shall mean (a) with regard to any Obligation denominated in Dollars, the amount thereof and (b) with regard to any
Obligation denominated in an Alternative Currency, the amount of Dollars which is equivalent to the sum of (i) the amount so expressed in an Alternative
Currency at the applicable-quoted spot rate on the appropriate page of the
Reuter's

Screen as determined by the Administrative Agent at the relevant time; plus
(ii) any amounts owed by the Borrower pursuant to Section 3.5(b).
          "Dollars" or "$" means, unless otherwise qualified, dollars in lawful currency of the United States.
          "EBITDAR" means, with respect to the Credit Parties and their
Subsidiaries on a Consolidated basis for any period, the sum of (a) Net Income for such period, plus (b) the sum of the following to the extent deducted in the determination of Net Income: (i) income and franchise taxes, (ii) Interest
Expense, (iii) amortization, depreciation, extraordinary non-cash losses and any other non-cash charges (including amortization of goodwill, transaction expenses, covenants not to compete and other intangible assets, and non-cash charges resulting from purchase accounting related to the Nine West
Acquisition) and (iv) Rental Expense less (c) any items of extraordinary gain which were included in determining Net Income.
          "Eligible Assignee" means, with respect to any assignment of the rights, interest and obligations of a Lender hereunder, a Person that is at the time of such assignment (a) a commercial bank organized under the laws of the United States or any state thereof, having combined capital and surplus in excess of $500,000,000, (b) a commercial bank organized under the laws of any other country that is a member of the Organization of Economic Cooperation and
Development, or a political subdivision of any such country, having combined capital and surplus in excess of $500,000,000, (c) a finance company, insurance company or other financial institution which in the ordinary course of business extends credit of the type extended hereunder and that has total assets in excess of $1,000,000,000, (d) already a Lender hereunder (whether as an original party to this Agreement or as the assignee of another Lender) or an Affiliate of a Lender hereunder, (e) the successor (whether by transfer of assets, merger or otherwise) to all or substantially all of the commercial lending business of the assigning Lender, (f) any SPC solely to the extent permitted by Section 14.10(h), or (g) any other Person that has been approved in writing as an Eligible Assignee by the Borrower and the Administrative
Agent.
          "Employee Benefit Plan" means any employee benefit plan within the meaning of Section 3(3) of ERISA which (a) is maintained for employees of the
Borrower or any ERISA Affiliate or (b) has at any time within the preceding six (6) years been maintained for the employees of the Borrower or any current or former ERISA Affiliate.
          "EMU" mean economic and monetary union as contemplated in the Treaty on European Union.
          "EMU Legislation" means legislative measures of the European Council
(or any duly authorized successor thereto) for the introduction of the change over to or operation of a single or unified European currency (whether known as the euro or otherwise), being in part the beginning of the Third Stage of
EMU.
          "Environmental Laws" means any and all federal, state and local laws, statutes, ordinances, rules, regulations, permits, licenses, approvals, binding interpretations and orders of courts or Governmental Authorities, relating to the protection of human health or the environment, including, but not limited to, requirements pertaining to the manufacture, processing, distribution, use, treatment, storage, disposal, transportation, handling, reporting, licensing, permitting, investigation or remediation of Hazardous
Materials.
          "ERISA" means the Employee Retirement Income Security Act of 1974, and the rules and regulations thereunder, each as amended, supplemented or otherwise modified from time to time.
          "ERISA Affiliate" means any Person who together with the Borrower is treated as a single employer within the meaning of Section 414(b), (c), (m) or
(o) of the Code or Section 4001(b) of ERISA.

          "euro" means the single currency to which Participating Member
States of the European Union have converted.
          "euro unit" means the currency unit of the euro.
          "Eurodollar Reserve Percentage" means, for any day, the percentage
(expressed as a decimal and rounded upwards, if necessary, to the next higher
1/100th of 1%) which is in effect for such day as prescribed by the Federal
Reserve Board (or any successor) for determining the maximum reserve requirement (including without limitation any basic, supplemental or emergency reserves) in respect of eurocurrency liabilities or any similar category of liabilities for a member bank of the Federal Reserve System in New York City.

          "Event of Default" means any of the events specified in Section 12.1, provided that any requirement for passage of time, giving of notice, or any other condition, has been satisfied.
          "Existing Debt Securities" means the 6.25% Senior Notes due 2001, the 7.50% Senior Notes due 2004 and the 7.875% Senior Notes due 2006 of Jones
Apparel Group.
          "Existing Loans" shall have the meaning assigned thereto in Section
6.2(f).
          "Extensions of Credit" means, as to any Lender at any time, (a) an amount equal to the sum of (i) the aggregate principal amount of all Revolving
Credit Loans made by such Lender then outstanding, and (ii) such Lender's
Revolving Credit Commitment Percentage of the L/C Obligations then outstanding, or (b) the making of any loan or participation in any Letter of
Credit by such Lender, as the context requires.
          "Facility Fee" shall have the meaning assigned thereto in Section
5.3(a).
          "FDIC" means the Federal Deposit Insurance Corporation, or any successor thereto.
          "Federal Funds Rate" means, the rate per annum (rounded upwards, if necessary, to the next higher 1/100th of 1%) representing the daily effective federal funds rate as quoted by the Administrative Agent and confirmed in
Federal Reserve Board Statistical Release H.15 (519) or any successor or substitute publication selected by the Administrative Agent. If, for any reason, such rate is not available, then "Federal Funds Rate" shall mean a daily rate which is determined, in the opinion of the Administrative Agent, to be the rate at which federal funds are being offered for sale in the national federal funds market at 9:00 a.m. (Charlotte time). Rates for weekends or holidays shall be the same as the rate for the most immediate preceding
Business Day.
          "First Union" means First Union National Bank, a national banking association, and its successors.
          "Fiscal Year" means the fiscal year of the Credit Parties and their
Subsidiaries ending on December 31.
          "Five-Year Credit Agreement" means the Five-Year Credit Agreement as of June 15, 1999 by and among the Borrower, the Additional Obligors, the
Administrative Agent and the financial institutions party thereto, as amended, restated, supplemented or otherwise modified from time to time.
          "Five-Year Credit Agreement Obligations" means the obligations of the Borrower and the Additional Obligors under the Five-Year Credit Agreement.

          "Fixed Exchange Rate" means the exchange rate for a national currency unit into a euro unit set in accordance with EMU Legislation in effect from time to time.
          "Foreign Lender" means any Lender that is organized under the laws of a jurisdiction other than that in which the Borrower is located. For purposes of this definition, the United States

of America, each state thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.
          "GAAP" means generally accepted accounting principles, as recognized by the American Institute of Certified Public Accountants and the Financial
Accounting Standards Board, consistently applied and maintained on a consistent basis for the Credit Parties and their Subsidiaries throughout the period indicated.
          "Governmental Approvals" means all authorizations, consents, approvals, licenses and exemptions of, registrations and filings with, and reports to, all Governmental Authorities.
          "Governmental Authority" means any nation, province, state or political subdivision thereof, and any government or any Person exercising executive, legislative, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.
          "Granting Lender" shall have the meaning assigned thereto in Section
14.10(h).
          "Guaranty Obligation" means, with respect to the Credit Parties and their Subsidiaries, without duplication, any obligation, contingent or otherwise, of any such Person pursuant to which such Person has directly or indirectly guaranteed any Debt or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of any such Person (a) to purchase or pay
(or advance or supply funds for the purchase or payment of) such Debt or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement condition or otherwise) or (b)
entered into for the purpose of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, that the term Guaranty Obligation shall not include (i) endorsements for collection or deposit in the ordinary course of business or (ii) a contractual commitment by one Person to invest in another Person for so long as such investment is expected to constitute a permitted investment under Section 11.4.

          "Hazardous Materials" means any substances or materials (a) which are or become defined as hazardous wastes, hazardous substances, pollutants, contaminants, chemical substances or mixtures or toxic substances under any
Environmental Law, (b) which are toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic or otherwise harmful to human health or the environment and are or become regulated by any Governmental
Authority, (c) the presence of which require investigation or remediation under any Environmental Law, (d) the discharge or emission or release of which requires a permit or license under any Applicable Law or other Governmental
Approval, or (e) which contain, without limitation, asbestos, polychlorinated biphenyls, urea formaldehyde foam insulation, petroleum hydrocarbons, petroleum derived substances or waste, crude oil, nuclear fuel, natural gas or synthetic gas.
          "Hedging Agreement" means any agreement with respect to an interest rate swap, collar, cap, floor or forward rate agreement or other agreement regarding the hedging of interest rate risk exposure executed in connection with hedging the interest rate exposure of any Credit Party, and any confirming letter executed pursuant to such hedging agreement, all as amended, restated or otherwise modified from time to time.
          "Interest Coverage Ratio" shall have the meaning assigned thereto in
Section 10.1.
          "Interest Expense" means, for any period, total interest expense
(including, without limitation, interest expense attributable to Capital
Leases) determined on a consolidated basis, without duplication, for the
Credit Parties and their Subsidiaries in accordance with GAAP.

          "Interest Period" shall have the meaning assigned thereto in
Section 5.1(b).

          "ISP 98" means the International Standby Practices (1998 Revision, effective January 1, 1999), International Chamber of Commerce Publication No.
590.
          "Issuing Lender" means (a) First Union and The Chase Manhattan Bank, each in its capacity as issuer of any Letter of Credit, and any other Lender mutually acceptable and on terms satisfactory to the Borrower and the
Administrative Agent and (b) with regard to any Letter of Credit denominated in an Alternative Currency the Correspondent of any entity identified in clause (a); and Issuing Lenders means all such Lenders.
          "Jones Apparel Group" means Jones Apparel Group, Inc., a
Pennsylvania corporation.
          "Jones Apparel Group Holdings" means Jones Apparel Group Holdings,
Inc., a Delaware corporation.
          "L/C Commitment" means Seven Hundred Fifty Million Dollars
($750,000,000).
          "L/C Facility" means the letter of credit facility established pursuant to Article III hereof.
          "L/C Fee" shall have the meaning assigned thereto in Section 3.3(a).
          "L/C Obligations" means at any time, an amount equal to the sum of
(a) the aggregate undrawn and unexpired amount of the then outstanding Letters of Credit and (b) the aggregate amount of drawings under Letters of Credit which have not then been reimbursed pursuant to Section 3.5; provided that the amount of L/C Obligations shall be deemed to be reduced on any day by the amount on deposit in a cash collateral account on such day after giving effect to cash collateral funded by the Borrower or by the proceeds of Base Rate
Loans in accordance with Section 2.6.
          "L/C Participants" means the collective reference to all the Lenders having a Revolving Credit Commitment other than the applicable Issuing Lender.

          "Lender" means each Person executing this Agreement as a Lender set forth on the signature pages hereto and each Person that hereafter becomes a party to this Agreement as a Lender pursuant to Section 14.10 other than any party hereto that ceases to be a party hereto pursuant to any Assignment and
Acceptance.
          "Lending Group Members" means the collective reference to (a) the
Lenders party to this Agreement and (b) the lenders party to the Five Year
Credit Agreement.
          "Lending Office" means, with respect to any Lender, the office of such Lender maintaining such Lender's Revolving Credit Commitment Percentage of the Revolving Credit Loans.
          "Letters of Credit" shall have the meaning assigned thereto in
Section 3.1.
          "LIBOR" means the rate of interest per annum determined on the basis of the rate for deposits in Dollars in minimum amounts of at least $5,000,000 for a period equal to the applicable Interest Period which appears on the Dow
Jones Market Screen 3750 (or on any successor or substitute page of such service, or any successor to or substitute for such service, providing rate quotations comparable to those currently provided on such page of such service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) at approximately 11:00 a.m. (London time) two (2) Business Days prior to the first day of the applicable Interest
Period (rounded upward, if necessary, to the nearest one hundredth of one percent (1/100%)). If, for any reason, such rate does not appear on Dow Jones
Market Screen 3750, then "LIBOR" shall be determined by the Administrative
Agent to be the arithmetic average (rounded upward, if necessary, to the nearest one-hundredth of one percent (1/100%)) of the rate per annum at which deposits in Dollars would be offered by the Reference Group in the London interbank market to

the Administrative Agent as of approximately 11:00 a.m. (London time) two (2)
Business Days prior to the first day of the applicable Interest Period for a period equal to such Interest Period and in an amount substantially equal to the amount of the applicable Revolving Credit Loan.
          "LIBOR Rate" means a rate per annum (rounded upwards, if necessary, to the next higher 1/100th of 1%) determined by the Administrative Agent pursuant to the following formula:
                 LIBOR RATE   =                 LIBOR
                                 ------------------------------------
                                 1.00 - Eurodollar Reserve Percentage
          "LIBOR Rate Loan" means any Revolving Credit Loan bearing interest at a rate based upon the LIBOR Rate as provided in Section 5.1(a).
          "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset.
For the purposes of this Agreement, a Person shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, Capital Lease or other title retention agreement relating to such asset.
          "Loan Documents" means, collectively, this Agreement, the Revolving
Credit Notes, the Applications and each other document, instrument and agreement executed and delivered by any Credit Party, its Subsidiaries or their counsel in connection with this Agreement or otherwise referred to herein or contemplated hereby, all as may be amended, restated or otherwise modified.
          "Material Adverse Effect" means, with respect to the Credit Parties or any of their Subsidiaries, a material adverse effect on the business, assets, operations or financial condition of the Credit Parties and their
Subsidiaries taken as a whole or the ability of any such Person to perform its obligations under the Loan Documents, in each case to which it is a party.

           "Multiemployer Plan" means a "multiemployer plan" as defined in
Section 4001(a)(3) of ERISA to which the Borrower or any ERISA Affiliate is making (or has made), or is accruing (or has accrued) an obligation to make, contributions either presently or within the preceding six years.
          "national currency unit" means the unit of currency (other than a euro unit) of a Participating Member State.
          "Net Income" means, with respect to the Credit Parties and their
Subsidiaries for any period, the Consolidated net income (or loss) of the
Credit Parties and their Subsidiaries for such period determined in accordance with GAAP; provided, that there shall be excluded from net income (or loss), the income (or loss) of any Person (other than a Subsidiary of such Person) in which such Person has an ownership interest unless received by such Person in a cash distribution.
          "Net Worth" means, with respect to the Credit Parties and their
Subsidiaries, as of any date, the total shareholders' equity that would appear on a Consolidated balance sheet of the Credit Parties and their Subsidiaries prepared as of such date in accordance with GAAP.
          "Nine West Acquisition" means the acquisition of all of the outstanding stock of the predecessor company to Nine West Group one of the
Credit Parties.
          "Nine West Group" means Nine West Group Inc., a Delaware
corporation.
          "Non-Consenting Lenders" shall have the meaning assigned thereto in
Section 2.6.
          "Notice of Account Designation" shall have the meaning assigned thereto in Section 2.2(b).

          "Notice of Conversion/Continuation" shall have the meaning assigned thereto in Section 5.2.
          "Notice of Prepayment" shall have the meaning assigned thereto in
Section 2.3(c).
          "Notice of Revolving Credit Borrowing" shall have the meaning assigned thereto in Section 2.2(a).
          "Obligations" means, in each case, whether now in existence or hereafter arising: (a) the principal of and interest on (including interest accruing after the filing of any bankruptcy or similar petition) the Revolving
Credit Loans, (b) the L/C Obligations, (c) all payment and other obligations owing by the Credit Parties to any Lender or Affiliate of a Lender or the
Administrative Agent under any Hedging Agreement with any Lender or Affiliate of a Lender (which such Hedging Agreement is permitted hereunder), and (d) all other fees and commissions (including attorney's fees), charges, indebtedness, loans, liabilities, financial accommodations, obligations, covenants and duties owing by the Credit Parties to the Lenders or the Administrative
Agent, of every kind, nature and description, direct or indirect, absolute or contingent, due or to become due, contractual or tortious, liquidated or unliquidated, and whether or not evidenced by any note, in each case under or in respect of this Agreement, any Revolving Credit Note, any Letter of Credit
or any of the other Loan Documents.
          "Officer's Compliance Certificate" shall have the meaning assigned thereto in Section 8.2.
          "Operating Lease" shall mean, as to any Person, as determined in accordance with GAAP, any lease of property (whether real, personal or mixed)
by such Person as lessee which is not a Capital Lease.
          "Other Taxes" shall have the meaning assigned thereto in Section
5.12(b).
          "Outstanding Letters of Credit" means each letter of credit described on Schedule 1.1(b) and outstanding as of the Closing Date.
          "Outstanding Nine West Debt Obligations" means the collective reference to (a) the existing 8-3/8% Series B Senior Notes due 2005 of Nine
West Group (the "Nine West Senior Notes"), (b) the existing 9% Series B Senior
Subordinated Notes due 2007 of Nine West Group (the "Nine West Senior
Subordinated Notes") and (c) the existing 5-1/2% Convertible Subordinated
Notes due 2003 of Nine West Group (the "Nine West Convertible Subordinated
Notes").
          "Participating Member State" means each state so described in any
EMU Legislation.
          "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA or any successor agency.
          "Pension Plan" means any Employee Benefit Plan, other than a
Multiemployer Plan, which is subject to the provisions of Title IV of ERISA or
Section 412 of the Code.
          "Permitted Lines of Business" shall have the meaning assigned thereto in Section 9.9.
          "Person" means an individual, corporation, limited liability company, partnership, association, trust, business trust, joint venture, joint stock company, pool, syndicate, sole proprietorship, unincorporated organization, Governmental Authority or any other form of entity or group thereof.
          "Pounds Sterling" means, unless otherwise qualified, pounds sterling in lawful currency of the United Kingdom.

          "Prime Rate" means, at any time, the rate of interest per annum publicly announced from time to time by First Union as its prime rate in effect at its principal office in Charlotte, North Carolina. Each change in the Prime Rate shall be effective as of the opening of business on the day such change in the Prime Rate occurs. The parties hereto acknowledge that the rate announced publicly by First Union as its Prime Rate is an index or base rate and shall not necessarily be its lowest or best rate charged to its customers or other banks.
          "Prior Credit Agreement" means the Second Amended and Restated
364-Day Credit Agreement dated as of June 15, 1999, by and among the Borrower, the Prior Lenders and First Union, as administrative agent.
          "Prior Lenders" means, collectively, the lenders party to the Prior
Credit Agreement.
          "Reference Group" shall mean the Lenders party to this Agreement on the Closing Date.
          "Register" shall have the meaning assigned thereto in Section
2.4(a).
          "Reimbursement Obligation" means the obligation of the Borrower to reimburse each Issuing Lender pursuant to Section 3.5 for amounts drawn under
Letters of Credit.
          "Rental Expense" means, all obligations of the Credit Parties or any of their Subsidiaries for payments under Operating Leases.
          "Required Agreement Lenders" means, at any date, any combination of
Lenders whose Revolving Credit Commitment Percentage equals at least fifty-one percent (51%) of the Revolving Credit Commitment or if the Revolving Credit
Commitment has been terminated, any combination of Lenders who collectively hold at least fifty-one percent (51%) of the aggregate unpaid principal amount of the Extensions of Credit.
          "Required Lenders" means, at any date, any combination of Lending
Group Members whose Total Committed Percentage equals at least fifty-one percent (51%) of the Total Committed Amount.
          "Responsible Officer" means any of the following: the chairman, president, chief executive officer, chief financial officer or vice president and corporate controller of the Borrower or Jones Apparel Group or any other officer of the Borrower or Jones Apparel Group reasonably acceptable to the
Administrative Agent.
          "Revolving Credit Commitment" means (a) as to any Lender, the obligation of such Lender to make Revolving Credit Loans to the Borrower hereunder in an aggregate principal amount at any time outstanding not to exceed the amount set forth opposite such Lender's name on Schedule 1.1(a)
hereto as such amount may be reduced or modified at any time or from time to time pursuant to the terms hereof and (b) as to all Lenders, the aggregate
Revolving Credit Commitment of all Lenders to make Revolving Credit Loans, as such amount may be reduced at any time or from time to time pursuant to the terms hereof. The Revolving Credit Commitment of all Lenders on the Closing
Date shall be Seven Hundred Fifty Million Dollars ($750,000,000).
          "Revolving Credit Commitment Percentage" means, as to any Lender at any time, the ratio of (a) the amount of the Revolving Credit Commitment of such Lender to (b) the Revolving Credit Commitment of all of the Lenders.
          "Revolving Credit Facility" means the revolving credit facility established pursuant to Article II hereof.
          "Revolving Credit Loans" means any revolving loan made to the
Borrower pursuant to Section 2.1, and all such revolving loans collectively as the context requires.

          "Revolving Credit Notes" means the collective reference to the
Revolving Credit Notes made by the Borrower under this Agreement payable to the order of any such Lender requesting such note, substantially in the form of Exhibit A hereto, evidencing the obligation owed to such Lender under the
Revolving Credit Facility, and any amendments and modifications thereto, any substitutes therefor, and any replacements, restatements, renewals or extension thereof, in whole or in part; "Revolving Credit Note" means any of such Revolving Credit Notes.
          "Revolving Credit Termination Date" means the earliest of the dates referred to in Section 2.6.
          "SPC" shall have the meaning assigned thereto in Section 14.10(h).
          "Subordinated Debt" means the collective reference to Debt on
Schedule 7.1(p) hereof designated as Subordinated Debt and any other Debt of the Credit Parties or any Subsidiary thereof subordinated in right and time of payment to the Obligations and otherwise permitted hereunder.
          "Subsidiary" means, with respect to any Person (the "parent") at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be Consolidated with those of the parent in the parent's Consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than fifty percent (50%) of the equity or more than fifty percent (50%)
of the ordinary voting power or, in the case of a partnership, more than fifty percent (50%) of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.  Unless otherwise qualified references to "Subsidiary" or "Subsidiaries" herein shall refer to those of the Borrower.
          "Sun Acquisition Agreement" means the Agreement and Plan of Merger dated September 10, 1998 by and among the Borrower, SAI Acquisition Corp., Sun
Apparel, Inc. and the Shareholders of Sun Apparel, Inc., as amended and modified from time to time.
          "Syndication Agents" means The Chase Manhattan Bank and Citibank,
N.A., each in their capacity as syndication agent hereunder, and any successor thereto.
          "Taxes" shall have the meaning assigned thereto in Section 5.12(a).

          "Termination Event" means: (a) a "Reportable Event" described in
Section 4043 of ERISA, or (b) the withdrawal of the Borrower or any ERISA
Affiliate from a Pension Plan during a plan year in which it was a "substantial employer" as defined in Section 4001(a)(2) of ERISA, or (c) the termination of a Pension Plan, the filing of a notice of intent to terminate a Pension Plan or the treatment of a Pension Plan amendment as a termination under Section 4041 of ERISA, or (d) the institution of proceedings to terminate, or the appointment of a trustee with respect to, any Pension Plan by the PBGC, or (e)
any other event or condition which would constitute grounds under Section
4042(a) of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan, or (f) the partial or complete withdrawal of the
Borrower or any ERISA Affiliate from a Multiemployer Plan, or (g) the imposition of a Lien pursuant to Section 412 of the Code or Section 302 of
ERISA, or (h) any event or condition which results in the reorganization or insolvency of a Multiemployer Plan under Sections 4241 or 4245 of ERISA, or
(i) any event or condition which results in the termination of a Multiemployer
Plan under Section 4041A of ERISA or the institution by PBGC of proceedings to terminate a Multiemployer Plan under Section 4042 of ERISA.
          "Third Stage Cutoff Date" shall have the meaning assigned to such term in Section 3.6(c) hereof.

          "Total Committed Amount" means (a) as to any Lending Group Member, the sum of (i) the Revolving Credit Commitment of such Lending Group Member
(or, if such Revolving Credit Commitment has been terminated, the aggregate unpaid principal amount of all outstanding Extensions of Credit of such
Lending Group Member) plus (ii) the Revolving Credit Commitment (as defined in the Five Year Credit Agreement) of such Lending Group Member (or, if such
Revolving Credit Commitment has been terminated, the aggregate unpaid principal amount of all outstanding Extensions of Credit (as defined in the
Five Year Credit Agreement) of such Lending Group Member) and (b) as to all
Lenders, the aggregate Total Committed Amount of all Lending Group Members.
          "Total Committed Percentage" means, as to any Lending Group Member at any time, the ratio of (a) the amount of the Total Committed Amount of such
Lending Group Member to (b) the aggregate Total Committed Amount of all
Lending Group Members.
          "Treaty on European Union" means the Treaty of Rome of March 25,
1957, as amended by the Single European Act 1986 and the Maastricht Treaty
(signed February 7, 1992), as amended from time to time.
          "UCC" means the Uniform Commercial Code as in effect in the State of
New York, as amended, restated or otherwise modified from time to time.
"Uniform Customs " the Uniform Customs and Practice for Documentary Credits
(1994 Revision), International Chamber of Commerce Publication No. 500.
          "United States" means the United States of America.
          "Utilization Fee" shall have the meaning assigned thereto in Section
5.3(b).
          "Wholly-Owned" means, with respect to a Subsidiary, that all of the shares of capital stock or other ownership interests of such Subsidiary are, directly or indirectly, owned or controlled by any Credit Party and/or one or more of its Wholly-Owned Subsidiaries.
     SECTION 1.2 General. Unless otherwise specified, a reference in this
Agreement to a particular section, subsection, Schedule or Exhibit is a reference to that section, subsection, Schedule or Exhibit of this Agreement.
Terms defined in this Agreement and the Five-Year Credit Agreement shall be construed consistently and no term defined herein shall be limited or restricted by any similar definition in the Five-Year Credit Agreement nor shall any such term herein limit or restrict any similar definition in the
Five-Year Credit Agreement. Wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, feminine and neuter. Any reference herein to
"Charlotte time" shall refer to the applicable time of day in Charlotte, North
Carolina.
     SECTION 1.3 Other Definitions and Provisions. (a) Use of Capitalized
Terms. Unless otherwise defined therein, all capitalized terms defined in this
Agreement shall have the defined meanings when used in this Agreement and the other Loan Documents or any certificate, report or other document made or delivered pursuant to this Agreement.
          (b) Miscellaneous. The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this
Agreement as a whole and not to any particular provision of this Agreement.

          (c) Any reference or usage of the word "amount" herein as it pertains to any Obligation denominated in an Alternative Currency shall be deemed to be a reference or usage of the term "Dollar Amount."

                                  ARTICLE II
                          REVOLVING CREDIT FACILITY

     SECTION 2.1 Revolving Credit Loans. Subject to the terms and conditions of this Agreement, each Lender severally agrees to make Revolving Credit Loans to the Borrower from time to time from the Closing Date through the Revolving
Credit Termination Date as requested by the Borrower in accordance with the terms of Section 2.2; provided, that (a) the aggregate principal amount of all outstanding Revolving Credit Loans (after giving effect to any amount requested) shall not exceed the Revolving Credit Commitment less the sum of all outstanding L/C Obligations (after giving effect to the deposit of any amount requested into a cash collateral account in accordance with Section
2.6) and (b) the principal amount of outstanding Revolving Credit Loans from any Lender to the Borrower shall not at any time exceed such Lender's
Revolving Credit Commitment. Each Revolving Credit Loan by a Lender shall be in a principal amount equal to such Lender's Revolving Credit Commitment
Percentage of the aggregate principal amount of Revolving Credit Loans requested on such occasion. Subject to the terms and conditions hereof, the
Borrower may borrow, repay and reborrow Revolving Credit Loans hereunder until the Revolving Credit Termination Date.
     SECTION 2.2 Procedure for Advances of Revolving Credit Loans. (a)
Requests for Borrowing. The Borrower shall give the Administrative Agent irrevocable prior written notice in the form attached hereto as Exhibit B (a
"Notice of Revolving Credit Borrowing") not later than 11:00 a.m. (Charlotte time) (i) on the same Business Day as each Base Rate Loan and (ii) at least three (3) Business Days before each LIBOR Rate Loan, of its intention to borrow, specifying (A) the date of such borrowing, which shall be a
Business Day, (B) the amount of such borrowing, which shall be in an amount equal to the unused amount of the Revolving Credit Commitment, or if less, (x)
with respect to Base Rate Loans in an aggregate principal amount of $1,000,000 or a whole multiple of $250,000 in excess thereof and (y) with respect to
LIBOR Rate Loans in an aggregate principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof, (C) whether such Revolving Credit
Loan is to be a LIBOR Rate Loan or Base Rate Loan, and (D) in the case of a
LIBOR Rate Loan, the duration of the Interest Period applicable thereto.
Notices received after 11:00 a.m. (Charlotte time) shall be deemed received on the next Business Day. The Administrative Agent shall promptly notify the
Lenders of each Notice of Revolving Credit Borrowing.
          (b) Disbursement of Revolving Credit Loans. Not later than 2:00 p.m.
(Charlotte time) on the proposed borrowing date, each Lender will make available to the Administrative Agent, for the account of the Borrower, at the office of the Administrative Agent in funds immediately available to the
Administrative Agent, such Lender's Revolving Credit Commitment Percentage of the Revolving Credit Loans to be made on such borrowing date. The Borrower hereby irrevocably authorizes the Administrative Agent to disburse the proceeds of each borrowing requested pursuant to this Section 2.2 in immediately available funds by crediting or wiring such proceeds to the deposit account of the Borrower identified in the most recent notice of account designation, substantially in the form of Exhibit C hereto (a "Notice of Account Designation"), delivered by the Borrower to the Administrative
Agent or as may be otherwise agreed upon by the Borrower and the
Administrative Agent from time to time. Subject to Section 5.7 hereof, the
Administrative Agent shall not be obligated to disburse the portion of the proceeds of any Revolving Credit Loan requested pursuant to this Section 2.2 for which any Lender is responsible to the extent that such Lender has not made available to the Administrative Agent its Revolving Credit Commitment
Percentage of such Revolving Credit Loan.
     SECTION 2.3 Repayment of Revolving Credit Loans. (a) Repayment on
Termination Date. The Borrower shall repay the outstanding principal amount of all Revolving Credit Loans in full on the Revolving Credit Termination Date, with all accrued but unpaid interest thereon.
          (b) Mandatory Repayment of Excess Extensions of Credit. (i) If at
any time the outstanding principal amount of all Revolving Credit Loans plus the sum of all outstanding L/C Obligations exceeds the Revolving Credit
Commitment, the Borrower shall repay immediately upon notice from the
Administrative Agent, by payment to the Administrative Agent for the account of the Lenders, Revolving Credit Loans and/or furnish cash collateral reasonably satisfactory to the Administrative Agent or repay the

L/C Obligations in an amount equal to such excess. Such cash collateral shall be applied in accordance with Section 12.2(b).
          (ii) Excess Alternative Currency Letters of Credit. If the
Administrative Agent shall determine that the outstanding principal Dollar
Amount of all outstanding Letters of Credit denominated in an Alternative
Currency exceeds one hundred and five percent (105%) of the lesser of (A) the
L/C Commitment less the sum of the outstanding principal Dollar Amount of all
L/C Obligations and (B) the Alternative Currency L/C Commitment, in each case as of the last Business Day of any calendar month during the term hereof, then not later than three (3) Business Days after notice of the amount of such excess from the Administrative Agent to the Borrower, the Borrower shall deposit an amount in Dollars equal to such excess with the Administrative
Agent to be held as cash collateral in accordance with Section 12.2(b).

          (c) Optional Repayments. The Borrower may at any time and from time to time repay the Revolving Credit Loans, in whole or in part, upon at least three (3) Business Days' irrevocable notice to the Administrative Agent with respect to LIBOR Rate Loans and one (1) Business Day irrevocable notice with respect to Base Rate Loans, in the form attached hereto as Exhibit D (a
"Notice of Prepayment") specifying the date and amount of repayment and whether the repayment is of LIBOR Rate Loans, Base Rate Loans, or a combination thereof, and, if of a combination thereof, the amount allocable to each. Upon receipt of such notice, the Administrative Agent shall promptly notify each Lender. If any such notice is given, the amount specified in such notice shall be due and payable on the date set forth in such notice. Partial repayments shall be in an aggregate amount of $1,000,000 or a whole multiple of $250,000 in excess thereof with respect to Base Rate Loans and $5,000,000 or a whole multiple of $1,000,000 in excess thereof with respect to LIBOR Rate
Loans.
          (d) Limitation on Repayment of LIBOR Rate Loans. The Borrower may
not repay any LIBOR Rate Loan on any day other than on the last day of the
Interest Period applicable thereto unless such repayment is accompanied by any amount required to be paid pursuant to Section 5.10 hereof.

     SECTION 2.4 Evidence of Debt. (a) The Administrative Agent shall maintain a register and a subaccount therein for each Lender (the "Register"), in which shall be recorded (i) the amount of each Revolving Credit Loan made hereunder, including each Revolving Credit Loan evidenced by a Revolving Credit Note, and each Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) both the amount of any sum received by the
Administrative Agent hereunder from the Borrower and each Lender's share thereof.
          (b) The entries made in the Register and the accounts of each Lender maintained pursuant to Section 2.4(a) shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations of the Borrowers therein recorded, absent manifest error;
provided, however, that the failure of the Administrative Agent to maintain the Register or any such account, or any error therein, shall not in any manner affect the obligation of the Borrower to repay (with applicable interest) the Revolving Credit Loans made to the Borrower in accordance with the terms of this Agreement.
          (c) The Borrower hereby agrees that, upon the request to the
Administrative Agent by any Lender, the Borrower will execute and deliver to such Lender a Revolving Credit Note of such Borrower evidencing the Revolving
Credit Loans of such Lender, substantially in the form of Exhibit A.
     SECTION 2.5 Permanent Reduction of the Revolving Credit Commitment (a)
Voluntary Reduction. The Borrower shall have the right at any time and from time to time, upon at least five (5) Business Days prior written notice to the
Administrative Agent, to permanently reduce, without premium or penalty, (i)
the entire Revolving Credit Commitment at any time or (ii) portions of the
Revolving Credit Commitment, from time to time, in an aggregate principal amount not less than $5,000,000 or any whole multiple of $1,000,000 in excess thereof.
          (b) Each permanent reduction of the Revolving Credit Commitment made pursuant to this Section 2.5 shall be accompanied, if necessary, by a payment of principal sufficient to reduce the

aggregate outstanding Revolving Credit Loans and L/C Obligations, as applicable, after such reduction to the Revolving Credit Commitment as so reduced and if the Revolving Credit Commitment as so reduced is less than the aggregate amount of all outstanding Letters of Credit, the Borrower shall be required to deposit in a cash collateral account opened by the Administrative
Agent an amount equal to the amount by which the aggregate then undrawn and unexpired amount of such Letters of Credit exceeds the Revolving Credit
Commitment as so reduced. Any reduction of the Revolving Credit Commitment to zero (including upon termination of the Revolving Credit Facility on the
Revolving Credit Termination Date) shall be accompanied by payment of all outstanding Revolving Credit Loans (and furnishing of cash collateral satisfactory to the Administrative Agent for all L/C Obligations) and shall result in the termination of the Revolving Credit Commitment and the Revolving
Credit Facility. Such cash collateral shall be applied in accordance with
Section 12.2(b). If the reduction of the Revolving Credit Commitment requires the repayment of any LIBOR Rate Loan, such repayment shall be accompanied by any amount required to be paid pursuant to Section 5.10 hereof.
     SECTION 2.6 Termination of Revolving Credit Facility. The Revolving
Credit Facility shall terminate on the earliest of (a) June 12, 2001, (b) the date of termination of the entire Revolving Credit Commitment by the Borrower pursuant to Section 2.5(a), and (c) the date of termination by the
Administrative Agent on behalf of the Lenders pursuant to Section 12.2(a);
provided, that the Borrower may request on an annual basis a 364-day extension of the date set forth in clause (a) above by providing the Administrative
Agent and each of the Lenders with a written request for such extension not more than sixty (60) days and not fewer than fifty (50) days prior to the then existing Revolving Credit Termination Date; provided further that each such extension shall be subject to the satisfaction by the Borrower of each of the conditions set forth in Section 6.3 on the then existing Revolving
Credit Termination Date. Each of the Lenders shall provide written notice to the Administrative Agent on or prior to the thirtieth (30th) day
(the "Consent Date") before the then existing Revolving Credit Termination
Date of its desire to extend (any such Lender, a "Consenting Lender") or not to so extend (any such Lender, a "Non-Consenting Lender") such date; provided further, that the Termination Date shall not in any event extend beyond June
13, 2004. No Lender shall be under any obligation or commitment to extend such date and no such obligation or commitment on the part of any Lender shall be inferred from the provisions of this Section 2.6. Failure on the part of any
Lender to respond to such request by the required date set forth above shall be deemed to be a denial by such Lender of such request and all Revolving
Credit Loans of such Non-Consenting Lender shall be subject to the then existing Revolving Credit Termination Date. If Lenders holding Revolving
Credit Commitment Percentages aggregating less than one hundred percent (100%)
of the Revolving Credit Commitment consent to such extension, the Borrower may elect by written notice to the Administrative Agent and Lenders to (i)
continue the Revolving Credit Facility for such additional period with a
Revolving Credit Commitment equal to the then effective Revolving Credit
Commitment less the total Revolving Credit Commitment of the Non-Consenting
Lenders or (ii) require any such Non-Consenting Lender to transfer and assign without recourse (in accordance with the provisions of Section 14.10) its
Revolving Credit Commitment and other interests, rights and obligations under this Agreement to an Eligible Assignee (who consents thereto), which shall assume such obligations upon its consent to assume such obligations; provided that (A) no such assignment shall conflict with any Applicable Law, (B)
such assignment shall be at the cost and expense of the Borrower and (C) the purchase price to be paid to such Non-Consenting Lender shall be an amount equal to the outstanding principal amount of the Revolving Credit Loans of such Non-Consenting Lender plus all interest accrued and unpaid thereon and all other amounts owing to such Non-Consenting Lender thereon. To the extent the Administrative Agent is a Consenting Lender, the Administrative Agent
agrees to use reasonable efforts to assist the Borrower in the syndication of the total Revolving Credit Commitment of the Non-Consenting Lenders after such extension; provided that any such syndication is made on customary terms and the Administrative Agent is compensated for such services in an amount reasonably acceptable to it. The Administrative Agent shall provide a written list of the Consenting Lenders and Non-Consenting Lenders to the Borrower and
the Lenders promptly following the Consent Date (but in no event less than twenty-five (25) days prior to the existing Revolving Credit Termination
Date). If (x) the sum of the outstanding principal amount of all Revolving
Credit Loans plus the sum of all outstanding L/C Obligations on the third (3 rd ) Business Day prior to the existing Revolving Credit Termination Date exceeds (y) the aggregate amount of the Revolving Credit Commitments of the
Consenting Lenders, each Issuing Bank may require, and the Borrower hereby agrees to so provide, cash collateral satisfactory to the Administrative Agent in an amount equal to such

excess not later than three (3) Business Days prior to the existing Revolving
Credit Termination Date to be deposited in a cash collateral account and applied in accordance with Section 12.2(b). To the extent that the Borrower fails to timely provide such cash collateral, the Administrative Agent shall so notify each L/C Participant whereupon each L/C Participant shall pay an amount in Dollars equal to such L/C Participant's Revolving Credit Commitment
Percentage of the amount of the payment required to be paid by the Borrower, such payment by the L/C Participants to be made by the making of a Base Rate
Loan in Dollars pursuant to Section 3.5(c) below on or prior to the existing
Revolving Credit Termination Date and the proceeds of such Base Rate Loans shall be deposited in a cash collateral account and applied in accordance with Section 12.2(b). If the extension is granted, upon the then existing date set forth in clause (a) of this Section 2.6, such date shall be extended to the date which is 364 days from the then current date set forth therein.

                                 ARTICLE III
                         LETTER OF CREDIT FACILITY

     SECTION 3.1 L/C Commitment. Subject to the terms and conditions hereof, each Issuing Lender, in reliance on the agreements of the other Lenders set forth in Section 3.4(a), agrees to issue trade and standby letters of credit
("Letters of Credit") for the account of the Borrower on any Business Day from the Closing Date through but not including the Revolving Credit
Termination Date in such form as may be approved from time to time by such
Issuing Lender; provided, that no Issuing Lender shall have any obligation to issue any Letter of Credit if, after giving effect to such issuance, (a) the
L/C Obligations would exceed the L/C Commitment or (b) the L/C Obligations on account of Letters of Credit denominated in an Alternative Currency would exceed the Alternative Currency L/C Commitment or (c) the aggregate principal amount of outstanding Revolving Credit Loans, plus the aggregate principal amount of L/C Obligations would exceed the Revolving Credit Commitment after giving pro forma effect to any reduction of the Revolving Credit Commitment resulting from the failure to fully syndicate the total Revolving Credit
Commitment of any Non-Consenting Lenders under Section 2.6. Each Letter of
Credit shall (i) be denominated in (A) Dollars, if such Letter of Credit is a standby Letter of Credit, or (B) Dollars or an Alternative Currency, if such
Letter of Credit is a trade Letter of Credit, (ii) be a trade or standby letter of credit issued to support obligations of the Borrower or any of its
Subsidiaries, contingent or otherwise, incurred in the ordinary course of business, (iii) expire on a date no later than (A) two hundred twenty-five
(225) days from the date of issuance thereof for trade Letters of Credit and
(B) one (1) year from the date of issuance thereof for standby Letters of
Credit, and (iv) be subject to the Uniform Customs and/or ISP 98, as set forth in the Application or as determined by the Issuing Lender and, to the extent not inconsistent therewith, the laws of the State of New York. No Issuing
Lender shall at any time be obligated to issue any Letter of Credit hereunder if such issuance would conflict with, or cause such Issuing Lender or any L/C
Participant to exceed any limits imposed by, any Applicable Law. References herein to "issue" and derivations thereof with respect to Letters of Credit shall also include extensions or modifications of any existing Letters of
Credit, unless the context otherwise requires.
     SECTION 3.2 Procedure for Issuance of Letters of Credit. The Borrower
may from time to time request that any Issuing Lender issue a Letter of Credit
(or amend, extend or renew an outstanding Letter of Credit) by delivering to such Issuing Lender at any Issuing Lender's office at any address mutually acceptable to the Borrower and such Issuing Lender an Application therefor, including, if applicable, the office of such Issuing Lender's Correspondent, completed to the satisfaction of such Issuing Lender, and such other certificates, documents and other papers and information as such Issuing
Lender may reasonably request. Upon receipt of any Application, such Issuing
Lender shall process such Application and the certificates, documents and other papers and information delivered to it in connection therewith in accordance with its customary procedures and shall, subject to Section 3.1 and
Article VI hereof, promptly issue the Letter of Credit (or amend, extend or renew the outstanding Letter of Credit) requested thereby (but in no event shall any Issuing Lender be required to issue any Letter of Credit (or amend, extend or renew an outstanding Letter of Credit) earlier than three (3)
Business Days after its receipt of the Application therefor and all such other certificates, documents and other papers and information relating thereto) by issuing the original of such Letter of Credit to the beneficiary thereof or as otherwise may be agreed by such Issuing Lender and the Borrower. Within fifteen (15) Business Days after the end of each

month, the Administrative Agent shall report to each Lender the average daily outstandings for each day in such month for all Letters of Credit during the previous month.
     SECTION 3.3 Fees and Other Charges. (a) The Borrower shall pay to the
Administrative Agent, for the account of each Issuing Lender and the L/C
Participants, a letter of credit fee (the "L/C Fee") (i) with respect to each trade Letter of Credit, in an amount equal to the Applicable Margin for trade
Letters of Credit times the average daily undrawn amount of such issued Letter of Credit as reported by the Administrative Agent pursuant to Section 3.2 and
(ii) with respect to each standby Letter of Credit, in an amount equal to the
Applicable Margin for standby Letters of Credit times the face amount of such
Letter of Credit. Such fee shall be payable quarterly in arrears (x) for trade
Letters of Credit, within fifteen (15) Business Days after the end of each calendar quarter and on the Revolving Credit Termination Date and (y)
for standby Letters of Credit, on the last Business Day of each calendar quarter and on the Revolving Credit Termination Date.
          (b) In addition to the foregoing commission, the Borrower shall pay the Issuing Lenders an issuance fee of one eighth percent (1/8%) per annum on the face amount of each standby Letter of Credit, payable quarterly in arrears on the last Business Day of each calendar quarter and on the Revolving Credit
Termination Date.
          (c) The Administrative Agent shall, promptly following its receipt thereof, distribute to each Issuing Lender and the L/C Participants all fees received by the Administrative Agent in accordance with their respective
Revolving Credit Commitment Percentages.
     SECTION 3.4 L/C Participations. (a) Each Issuing Lender irrevocably agrees to grant and hereby grants to each L/C Participant, and, to induce such
Issuing Lender to issue Letters of Credit hereunder, each L/C Participant irrevocably agrees to accept and purchase and hereby accepts and purchases from such Issuing Lender, on the terms and conditions hereinafter stated, for such L/C Participant's own account and risk an undivided interest equal to such L/C Participant's Revolving Credit Commitment Percentage in such
Issuing Lender's obligations and rights under each Letter of Credit issued hereunder and the amount of each draft paid by such Issuing Lender thereunder.
Each L/C Participant unconditionally and irrevocably agrees with each Issuing
Lender that, if a draft is paid under any Letter of Credit for which such
Issuing Lender is not reimbursed in full by the Borrower in accordance with the terms of this Agreement, such L/C Participant shall pay to such Issuing
Lender upon demand at such Issuing Lender's address for notices specified herein an amount in Dollars equal to such L/C Participant's Revolving Credit
Commitment Percentage of the Dollar Amount of such draft, or any part thereof, which is not so reimbursed, such payment to be made by the making of a Base
Rate Loan in Dollars pursuant to Section 3.5(c) below.
          (b) Upon becoming aware of any amount required to be paid by any L/C
Participant to any Issuing Lender pursuant to Section 3.4(a) in respect of any unreimbursed portion of any payment made by such Issuing Lender under any
Letter of Credit, the Administrative Agent shall notify each L/C Participant of the amount and due date of such required payment and such L/C Participant shall pay to such Issuing Lender the amount specified on the applicable due date. If any such amount is paid to such Issuing Lender after the date such payment is due, such L/C Participant shall pay to such Issuing Lender on demand, in addition to such amount, the product of (i) such amount, times (ii)
the daily average Federal Funds Rate as determined by the Administrative Agent during the period from and including the date such payment is due to the date on which such payment is immediately available to such Issuing Lender, times
(iii) a fraction the numerator of which is the number of days that elapse during such period and the denominator of which is 360. A certificate of any
Issuing Lender with respect to any amounts owing under this Section 3.4(b)
shall be conclusive in the absence of manifest error. With respect to payment to any Issuing Lender of the unreimbursed amounts described in this Section
3.4(b), if the L/C Participants receive notice that any such payment is due
(A) prior to 1:00 p.m. (Charlotte time) on any Business Day, such payment shall be due that Business Day, and (B) after 1:00 p.m. (Charlotte time) on any Business Day, such payment shall be due on the following Business Day.

          (c) Whenever, at any time after any Issuing Lender has made payment under any Letter of Credit and has received from any L/C Participant its
Revolving Credit Commitment Percentage of

such payment in accordance with this Section 3.4, such Issuing Lender receives any payment related to such Letter of Credit (whether directly from the
Borrower or otherwise, or any payment of interest on account thereof), such
Issuing Lender will distribute to such L/C Participant its pro rata share thereof in accordance with such L/C Participant's Revolving Credit Commitment
Percentage; provided, that in the event that any such payment received by such
Issuing Lender shall be required to be returned by such Issuing Lender, such
L/C Participant shall return to such Issuing Lender the portion thereof previously distributed by such Issuing Lender to it.
     SECTION 3.5 Reimbursement. (a) Reimbursement by the Borrower. The
Borrower agrees to reimburse each Issuing Lender on each date the
Administrative Agent notifies the Borrower of the date and amount of a draft paid under any Letter of Credit for the amount of (i) such draft so paid and
(ii) any taxes, fees, charges or other costs or expenses incurred by any
Issuing Lender in connection with such payment (other than those payable pursuant to Section 3.5(b) below). Each such payment shall be made to any
Issuing Lender at its address for notices specified herein (i) in Dollars if such Letter of Credit was denominated in Dollars or (ii) in Dollars or the applicable Alternative Currency, at the option of the Borrower, if such Letter of Credit was denominated in an Alternative Currency, and in each case, in immediately available funds. Interest shall be payable on any and all amounts remaining unpaid by the Borrower under this Article III from the day immediately following the date such amounts become payable (whether at stated
maturity, by acceleration or otherwise) until payment in full at the rate which would be payable on any outstanding Base Rate Loans which were then overdue.
          (b) Exchange Indemnification and Increased Costs. The Borrower
shall, upon demand from any Issuing Lender or L/C Participant, pay to such
Issuing Lender or L/C Participant, the amount of (i) any loss or cost or increased cost incurred by such Issuing Lender or L/C Participant, (ii) any reduction in any amount payable to or in the effective return on the capital to such Issuing Lender or L/C Participant, (iii) any currency exchange loss, in each case with respect to clauses (i), (ii) and (iii), that such Issuing
Lender or L/C Participant sustains as a result of the Borrower's repayment in
Dollars of any Letter of Credit denominated in an Alternative Currency or (iv)
any interest or any other return, including principal, foregone by such
Issuing Lender as a result of the introduction of, change over to or operation of the euro in any member state participating in the euro. A certificate of such Issuing Lender setting forth in reasonable detail the basis for determining such additional amount or amounts necessary to compensate such
Issuing Lender shall be conclusively presumed to be correct save for manifest error.
          (c) Reimbursement by the Lenders. If the Borrower fails to timely reimburse such Issuing Lender on the date the Borrower receives the notice referred to in this Section 3.5, the Borrower shall be deemed to have timely given a Notice of Revolving Credit Borrowing pursuant to Section 2.2 hereunder to the Administrative Agent requesting the Lenders to make a Base Rate Loan on such date in an amount in Dollars equal to the Dollar Amount (as of the date of funding of such Base Rate Loan by each Lender) of such draft paid, together with any taxes, fees, charges or other costs or expenses incurred by any
Issuing Lender and to be reimbursed pursuant to this Section 3.5 and, regardless of whether or not the conditions precedent specified in Article VI have been satisfied, the Lenders shall make Base Rate Loans in such amount, the proceeds of which shall be applied to reimburse such Issuing Lender for the amount of the related drawing and costs and expenses. Notwithstanding the foregoing, nothing in this Section 3.5 shall obligate the Lenders to make such
Base Rate Loans if the making of such Base Rate Loans would violate the automatic stay under federal bankruptcy laws.
     SECTION 3.6 Provisions Regarding National Currency Units and the Euro.
(a) Effectiveness of Provisions. To the extent that any provision of this
Section 3.6 relates to any state (or the national currency unit of such state)
that is not a Participating Member State at the beginning on the Third Stage of EMU, such provision shall become effective in relation to such state (and the national currency unit of such state) at and from the date on which such state becomes a Participating Member State.
          (b) Continuity of Contract. The Administrative Agent, the Lenders
and the Borrower agree that the occurrence or non-occurrence of EMU, any event or events associated with EMU and/or the introduction of the euro in all or any part of the European Union will not result in the discharge, cancellation, rescission or termination in whole or in part of any agreement between the
Administrative Agent, any Lender and the Borrower or give the Administrative
Agent, any Lender or the Borrower the

right to cancel, rescind, terminate or vary any agreement, other than as specifically provided in this Agreement.
          (c) Redenomination and Alternative Currencies. Each obligation of any party under this Agreement which has been denominated in the national currency unit of a Participating Member State shall be automatically redenominated into the euro unit at the Fixed Exchange Rate on January 1, 2002
(the "Third Stage Cutoff Date") and shall thereafter be payable solely in euro; provided, that if and to the extent that any EMU Legislation provides that following the beginning of the Third Stage of EMU, and prior to the Third Stage Cutoff Date, an amount denominated either in the euro unit or in the national currency unit of a Participating Member State and payable within the Participating Member State by crediting an account of a creditor can be paid by a debtor either in the euro unit or in that national currency unit, each party to this Agreement shall be entitled to pay or repay any such amount either in the euro unit or in such national currency unit; provided, however, any amount paid in a national currency unit shall equal, at the Fixed Exchange Rate for that national currency unit, the required amount stated to be due in euro units.
          (d) Payments. Those Sections of this Agreement providing for payment or repayment by the Borrower in a national currency unit shall be construed so that, in relation to the payment of any amount of euro units or national currency units, such amount shall be made available to the Administrative
Agent, any Issuing Lender or any Lender, as applicable, in immediately available, freely transferable, cleared funds to such account with each bank
(in such principal financial center) as the Administrative Agent, any Issuing
Lender or any Lender, as applicable, may from time to time nominate for this purpose.
          (e) Payments by the Administrative Agent and Issuing Lenders
Generally. With respect to the payment of any amount denominated in the euro unit or in a national currency unit, the Administrative Agent and the Issuing
Lenders shall not be liable to the Borrower or any of the Lenders in any way whatsoever for any delay, or the consequences of any delay, in the crediting to any account of any amount required by this Agreement to be paid by the Administrative Agent or any Issuing Lender, as applicable, if the
Administrative Agent or any Issuing Lender, as applicable, has made reasonable effort to effect all relevant steps to achieve, on the date required by this
Agreement, the payment of such amount in immediately available, freely transferable, cleared funds (in the euro unit or, as the case may be, in a national currency unit) to the account with the bank in the principal financial center in the Participating Member State which the Borrower or, as the case may be, any Lender shall have specified for such purpose. In this paragraph, "all relevant steps" means all such steps as may be prescribed from time to time by the regulations or operating procedures of such clearing or settlement system as the Administrative Agent or any Issuing Lender, as applicable, may from time to time reasonably believe to be in effect for the purpose of clearing or settling payment of the euro.
          (f) Rounding and Other Consequential Changes. Without prejudice and in addition to any method of conversion or rounding prescribed by any EMU
Legislation and without prejudice to the respective liabilities for indebtedness of the Borrower to the Administrative Agent, any Issuing Lender
or any Lender, as applicable, and the Administrative Agent, any Issuing Lender or any Lender, as applicable, to the Borrower under or pursuant to this
Agreement:
          (i) each reference in this Agreement to a minimum amount (or an integral multiple thereof) in a national currency unit to be paid to or by the
Administrative Agent, any Issuing Lender or any Lender, as applicable, shall be replaced by a reference to such reasonably comparable amount (or an integral multiple thereof) in the euro unit as the Administrative Agent may from time to time specify; and
          (ii) except as expressly provided in this Agreement, each provision of this Agreement, including, without limitation, the right to combine currencies to affect a set off, shall be subject to such reasonable changes of interpretation as the Administrative Agent may from time to time specify to be necessary or appropriate to reflect the introduction of or change over to the euro in Participating Member States necessary or appropriate to reflect the implementation of

EMU to place the parties hereto in substantially the position they would have occupied had EMU not been implemented.
          (g) Further Assurance. The Borrower agrees, at the request of the
Administrative Agent or any Issuing Lender, at the time of or at any time following the implementation of EMU, to enter into an agreement amending this
Agreement in such manner as the Administrative Agent or such Issuing Lender reasonably shall request in order to reflect the implementation of EMU to place the parties hereto in the position they would have been in had EMU not been implemented.
     SECTION 3.7 Obligations Absolute. The Borrower's obligations under this
Article III (including without limitation the Reimbursement Obligation) shall be absolute and unconditional under any and all circumstances and irrespective of any set-off, counterclaim or defense to payment which the Borrower may have or have had against any Issuing Lender or any beneficiary of a Letter of
Credit. The Borrower also agrees with each Issuing Lender that no Issuing
Lender shall be responsible for, and the Borrower's Reimbursement Obligation under Section 3.5 shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even though such documents shall in fact prove to be invalid, fraudulent or forged, or any dispute between or among the Borrower and any beneficiary of any Letter of
Credit or any other party to which such Letter of Credit may be transferred or any claims whatsoever of the Borrower against any beneficiary of such Letter of Credit or any such transferee. No Issuing Lender shall be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit, except for errors or omissions caused by such Issuing Lender's gross negligence or willful misconduct. The Borrower agrees that any action taken or omitted by any Issuing Lender under or in connection with any Letter of Credit or the related drafts or documents, if done in the absence of gross negligence or willful misconduct and in accordance with the standards of care specified in the Uniform Customs and/or ISP 98, as set forth in the
Application or as determined by the Issuing Lender and, to the extent not inconsistent therewith, the laws of the State of New York, shall be binding on the Borrower and shall not result in any liability of any Issuing Lender to the Borrower. The responsibility of each Issuing Lender to the Borrower in connection with any draft presented for payment under any Letter of Credit shall, in addition to any payment obligation expressly provided for in such
Letter of Credit, be limited to determining that the documents (including each draft) delivered under such Letter of Credit in connection with such presentment are in conformity with such Letter of Credit.
     SECTION 3.8 Effect of Application. To the extent that any provision of any Application related to any Letter of Credit is inconsistent with the provisions of this Article III, the provisions of this Article III shall apply.
                                  ARTICLE IV
                                  [RESERVED]
                                  ARTICLE V
                           GENERAL LOAN PROVISIONS
     SECTION 5.1 Interest. (a) Interest Rate Options. Subject to the
provisions of this Section 5.1, at the election of the Borrower, the aggregate principal balance of any Revolving Credit Loans shall bear interest at (i) the
Base Rate plus the Applicable Margin or (ii) the LIBOR Rate plus the
Applicable Margin; provided that LIBOR Rate Loans shall not be available until three (3) Business Days after the Closing Date unless the Borrower executes and delivers an indemnity in favor of the Administrative Agent and the Lenders in form and substance satisfactory to them. The Borrower shall select the rate of interest and Interest Period, if any, applicable to any Revolving Credit
Loan at the time a Notice of Revolving Credit Borrowing is given pursuant to
Section 2.2 or at the time a Notice of Conversion/Continuation is given pursuant to Section 5.2. Each Revolving Credit Loan or portion thereof bearing interest based on the Base Rate shall be a "Base Rate Loan", and each
Revolving Credit Loan or portion thereof bearing interest based on the LIBOR
Rate shall be a "LIBOR Rate Loan." Any Revolving Credit Loan or any portion thereof as to

which the Borrower has not duly specified an interest rate as provided herein shall be deemed a Base Rate Loan.
          (b) Interest Periods. In connection with each LIBOR Rate Loan, the
Borrower, by giving notice at the times described in Section 5.1(a), shall elect an interest period (each, an "Interest Period") to be applicable to such
Revolving Credit Loan, which Interest Period shall, unless otherwise agreed by the Administrative Agent and the Lenders, be a period of one (1), two (2), three (3), or six (6) months with respect to each LIBOR Rate; provided that:
          (i) the Interest Period shall commence on the date of advance of or conversion to any LIBOR Rate Loan and, in the case of immediately successive
Interest Periods, each successive Interest Period shall commence on the date on which the next preceding Interest Period expires;
          (ii) if any Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding
Business Day; provided, that if any Interest Period with respect to a LIBOR
Rate Loan would otherwise expire on a day that is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;
          (iii) any Interest Period with respect to a LIBOR Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the relevant calendar month at the end of such Interest Period;
          (iv) no Interest Period shall extend beyond the Revolving Credit
Termination Date; and

          (v) there shall be no more than six (6) Interest Periods in effect at any time.
          (c) Default Rate. Subject to Section 12.3, at the discretion of the
Administrative Agent and Required Lenders, upon the occurrence and during the continuance of an Event of Default, (i) the Borrower shall no longer have the option to request LIBOR Rate Loans, (ii) all outstanding LIBOR Rate Loans shall bear interest at a rate per annum two percent (2%) in excess of the rate then applicable to LIBOR Rate Loans, as applicable, until the end of the applicable Interest Period and thereafter at a rate equal to two percent (2%)
in excess of the rate then applicable to Base Rate Loans, and (iii) all outstanding Base Rate Loans shall bear interest at a rate per annum equal to two percent (2%) in excess of the rate then applicable to Base Rate Loans.
Interest shall continue to accrue on the amount of Revolving Credit Loans outstanding after the filing by or against the Borrower of any petition seeking any relief in bankruptcy or under any act or law pertaining to insolvency or debtor relief, whether state, federal or foreign.
          (d) Interest Payment and Computation. Interest on each Base Rate
Loan shall be payable in arrears on the last Business Day of each calendar quarter commencing June 30, 2000; and interest on each LIBOR Rate Loan shall be payable on the last day of each Interest Period applicable thereto, and if such Interest Period exceeds three (3) months, at the end of each three (3)
month interval during such Interest Period. Interest on LIBOR Rate Loans and all fees payable hereunder shall be computed on the basis of a 360-day year and assessed for the actual number of days elapsed and interest on
Base Rate Loans shall be computed on the basis of a 365/66-day year and assessed for the actual number of days elapsed.
          (e) Maximum Rate. In no contingency or event whatsoever shall the aggregate of all amounts deemed interest hereunder or under any of the Loan
Documents charged or collected pursuant to the terms of this Agreement or pursuant to any other Loan Document exceed the highest rate permissible under any Applicable Law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto. In the event that such a court determines that the Lenders have charged or received interest hereunder in excess of the highest applicable rate, the rate in effect hereunder shall automatically be reduced to the maximum rate permitted by Applicable Law and the Lenders shall at the Administrative Agent's option (i) promptly refund to the Borrower any interest received by Lenders in excess of the

maximum lawful rate or (ii) shall apply such excess to the principal balance of the Obligations. It is the intent hereof that the Borrower not pay or contract to pay, and that neither the Administrative Agent nor any Lender receive or contract to receive, directly or indirectly in any manner whatsoever, interest in excess of that which may be paid by the Borrower under
Applicable Law.
          SECTION 5.2 Notice and Manner of Conversion or Continuation of
Revolving Credit Loans. Provided that no Event of Default has occurred and is then continuing, the Borrower shall have the option (a) to convert all or any portion of its outstanding Base Rate Loans in a principal amount equal to
$5,000,000 or any whole multiple of $1,000,000 in excess thereof into one or more LIBOR Rate Loans and (b), (i) to convert all or any part of its outstanding LIBOR Rate Loans in a principal amount equal to $1,000,000 or a whole multiple of $250,000 in excess thereof into Base Rate Loans or (ii) to continue such LIBOR Rate Loans as LIBOR Rate Loans for an additional Interest
Period; provided that if any conversion or continuation is made prior to the expiration of any Interest Period, the Borrower shall pay any amount required to be paid pursuant to Section 5.10 hereof. Whenever the Borrower desires to convert or continue Revolving Credit Loans as provided above, the Borrower shall give the Administrative Agent irrevocable prior written notice in the form attached as Exhibit E (a "Notice of Conversion/Continuation") not later than 11:00 a.m. (Charlotte time) three (3) Business Days before the day on which a proposed conversion or continuation of such Revolving Credit Loan is to be effective (except in the case of a conversion of a LIBOR Rate Loan to a
Base Rate Loan in which case same day notice by the Borrower shall be sufficient) specifying (A) the Revolving Credit Loans to be converted or continued, and, in the case of any LIBOR Rate Loan to be converted or continued, the last day of the Interest Period therefor, (B) the effective date of such conversion or continuation (which shall be a Business Day), (C)
the principal amount of such Revolving Credit Loans to be converted or continued, and (D) the Interest Period to be applicable to such converted or continued LIBOR Rate Loan. The Administrative Agent shall promptly notify the
Lenders of such Notice of Conversion/Continuation.
     SECTION 5.3 Fees. (a) Facility Fees. The Borrower shall pay to the
Administrative Agent, for the account of the Lenders, a non-refundable facility fee (the "Facility Fee") at a rate per annum equal to the Applicable
Margin on the full amount of the Revolving Credit Commitment, regardless of usage. The Facility Fee shall be payable in arrears on the last Business Day of each calendar quarter for the period commencing on the Closing Date and ending on the Revolving Credit Termination Date. The Facility Fee shall be distributed by the Administrative Agent to the Lenders pro rata in accordance with the Lenders' respective Revolving Credit Commitment Percentages.
          (b) Utilization Fee. The Borrower shall pay a utilization fee (the
"Utilization Fee") at a rate per annum equal to 0.125% on the average amount of outstanding Revolving Credit Loans during each fiscal quarter that such average exceeds 50% of the Revolving Credit Commitments (exclusive of any issued and outstanding Letters of Credit). The average amount of Revolving
Credit Loans for any fiscal quarter shall be calculated by the Administrative
Agent (which such calculation shall be conclusively presumed correct save manifest error) as follows: (i) the sum of the principal amount of outstanding
Revolving Credit Loans at the close of business for each day during such fiscal quarter, divided by (ii) the total number of days of such fiscal quarter. The Utilization Fee shall be payable in arrears on the fifteenth
(15th) day following written notification by the Administrative Agent to the
Borrower of the average for the preceding quarter and the resulting
Utilization Fee. The Utilization Fee shall be distributed by the
Administrative Agent to the Lenders pro rata in accordance with the Lenders'
respective Revolving Credit Commitment Percentage.
          (c) Administrative Agent's and Other Fees. In order to compensate the Administrative Agent for its obligations hereunder, the Borrower agrees to pay to the Administrative Agent, for its account, the fees set forth in the separate fee letter agreement executed by the Borrower and the Administrative
Agent dated April 26, 2000.
     SECTION 5.4 Manner of Payment. Each payment by the Borrower on account of the principal of or interest on the Revolving Credit Loans or of any fee, commission or other amounts (including the Reimbursement Obligation) payable to the Lenders under this Agreement or any other Loan Document shall be made not later than 1:00 p.m. (Charlotte time) on the date specified for payment under this Agreement to the Administrative Agent at the Administrative Agent's
Office for the account of the Lenders

(other than as set forth below) pro rata in accordance with their respective
Revolving Credit Commitment Percentages (except as specified below), in
Dollars, in immediately available funds and shall be made without any set-off, counterclaim or deduction whatsoever. Any payment received after such time but before 2:00 p.m. (Charlotte time) on such day shall be deemed a payment on such date for the purposes of Section 12.1, but for all other purposes shall be deemed to have been made on the next succeeding Business Day. Any payment received after 2:00 p.m. (Charlotte time) shall be deemed to have been made on the next succeeding Business Day for all purposes. Upon receipt by the
Administrative Agent of each such payment, the Administrative Agent shall distribute to each Lender at its address for notices set forth herein its pro rata share of such payment in accordance with such Lender's Revolving Credit
Commitment Percentage (except as specified below), and shall wire advice of the amount of such credit to each Lender. Each payment to the Administrative
Agent of the L/C Participants' commissions shall be made in like manner, but for the account of the L/C Participants. Each payment to the Administrative
Agent of Administrative Agent's fees or expenses shall be made for the account of the Administrative Agent and any amount payable to any Lender under Section
5.9, 5.10, 5.11, 5.12 or 14.2 shall be paid to the Administrative Agent for the account of the applicable Lender. Subject to Section 5.1(b)(ii), if any payment under this Agreement or any other Loan Document shall be specified to be made upon a day which is not a Business Day, it shall be made on the next succeeding day which is a Business Day and such extension of time shall in such case be included in computing any interest if payable along with such payment.
     SECTION 5.5 Crediting of Payments and Proceeds. In the event that the
Borrower shall fail to pay any of the Obligations when due and the Obligations have been accelerated pursuant to Section 12.2, all payments received by the
Lenders upon the Obligations and all net proceeds from the enforcement of the
Obligations shall be applied first to all expenses then due and payable by the
Borrower hereunder, then to all indemnity obligations then due and payable by the Borrower hereunder, then to all Administrative Agent's fees then due and payable, then to all commitment and other fees and commissions then due and payable, then to accrued and unpaid interest hereunder or under any other Loan
Document, and Reimbursement Obligation (pro rata in accordance with all such amounts due), then to the principal amount hereunder or under any other Loan
Document, Reimbursement Obligation and any termination payments due in respect of a Hedging Agreement with any Lender or Affiliate of a Lender (which Hedging
Agreement is permitted hereunder) (pro rata in accordance with all such amounts due) and then to the cash collateral account described in Section
12.2(b) hereof to the extent of any L/C Obligations then outstanding, in that order.
     SECTION 5.6 Adjustments. If any Lender (a "Benefited Lender") shall at any time receive any payment of all or part of the Obligations owing to it, or interest thereon, or if any Lender shall at any time receive any collateral in respect to the Obligations owing to it (whether voluntarily or involuntarily, by set-off or otherwise) in a greater proportion than any such payment to and collateral received by any other Lender, if any, in respect of the Obligations owing to such other Lender, or interest thereon, such Benefited Lender shall purchase for cash from the other Lenders such portion of each such other
Lender's Extensions of Credit, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such Benefited Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the Lenders;
provided, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefited Lender, such purchase shall be rescinded, and the purchase price and benefits returned to the extent of such recovery, but without interest. The Borrower agrees that each Lender so purchasing a portion of another Lender's Extensions of Credit may exercise all rights of payment (including, without limitation, rights of set-off) with respect to such portion as fully as if such Lender were the direct holder of such portion.
     SECTION 5.7 Nature of Obligations of Lenders Regarding Extensions of
Credit; Assumption by the Administrative Agent. The obligations of the Lenders under this Agreement to make the Revolving Credit Loans and issue or participate in Letters of Credit are several and are not joint or joint and several. Unless the Administrative Agent shall have received notice from a
Lender prior to a proposed borrowing date that such Lender will not make available to the Administrative Agent such Lender's ratable portion of the amount to be borrowed on such date (which notice shall not release such Lender of its obligations hereunder), the Administrative Agent may assume that such
Lender has made such portion available to the

Administrative Agent on the proposed borrowing date in accordance with
Sections 2.2(b) and 4.2, and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If such amount is made available to the Administrative Agent on a date after such borrowing date, such Lender shall pay to the Administrative Agent on demand an amount, until paid, equal to the product of (a) the amount not made available by such Lender in accordance with the terms hereof, times (b)
the daily average Federal Funds Rate during such period as determined by the
Administrative Agent, times (c) a fraction the numerator of which is the number of days that elapse from and including such borrowing date to the date on which such amount not made available by such Lender in accordance with the terms hereof shall have become immediately available to the Administrative
Agent and the denominator of which is 360. A certificate of the Administrative
Agent with respect to any amounts owing under this Section 5.7 shall be conclusive, absent manifest error. If such Lender's Revolving Credit
Commitment Percentage of such borrowing is not made available to the
Administrative Agent by such Lender within three (3) Business Days of such borrowing date, the Administrative Agent shall be entitled to recover such amount made available by the Administrative Agent with interest thereon at the rate per annum applicable to such borrowing, on demand, from the Borrower. The failure of any Lender to make available its Revolving Credit Commitment
Percentage of any Revolving Credit Loan requested by the Borrower shall not relieve it or any other Lender of its obligation hereunder to make its
Revolving Credit Commitment Percentage of such Revolving Credit Loan available on the borrowing date, but no Lender shall be responsible for the failure of any other Lender to make its Revolving Credit Commitment Percentage of such
Revolving Credit Loan available on the borrowing date.
     SECTION 5.8 Joint and Several Liability of the Credit Parties. (a) Each
of the Credit Parties is jointly and severally liable not merely as a surety but as a co-debtor for each and every Obligation. Each of the Credit Parties is accepting joint and several liability hereunder in consideration of the financial accommodations to be provided by the Lenders under this Agreement, for the mutual benefit, directly or indirectly, of each of the Credit Parties and in consideration of the undertakings of each of the Credit Parties to accept joint and several liability for the Obligations.
          (b) Except as otherwise expressly provided herein, each Credit Party hereby waives promptness, diligence, presentment, demand, protest, notice of acceptance of its joint and several liability, notice of any and all advances of the Revolving Credit Loans and Letters of Credit made under this Agreement and the other Loan Documents, notice of occurrence of any Default or Event of
Default, or of any demand for any payment under this Agreement and notice of any action at any time taken or omitted by the Administrative Agent or any
Lender under or in respect of any of the Obligations hereunder. Each Credit
Party hereby waives all defenses which may be available by virtue of any valuation, stay, moratorium law or other similar law now or hereafter in effect, any right to require the marshaling of assets of any of the Credit
Parties and any other entity or person primarily or secondarily liable with respect to any of the Obligations, and all suretyship defenses generally. Each
Credit Party hereby assents to, and waives notice of, any extension or postponement of the time for the payment, or place or manner for payment, compromise, refinancing, consolidation or renewals of any of the Obligations hereunder, the acceptance of any partial payment thereon, any waiver, consent or other action or acquiescence by the Administrative Agent or any Lender at any time or times in respect of any default by any Credit Party in the performance or satisfaction of any term, covenant, condition or provision of this Agreement and the other Loan Documents, any and all other indulgences whatsoever by the Administrative Agent or any Lender in respect of any of the
Obligations, and the taking, addition, substitution or release, in whole or in part, at any time or times, of any security for any of such Obligations or the addition, substitution or release, in whole or in part, of any Credit Party or any other entity or person primarily or secondarily liable for any Obligation.
If for any reason any of the Credit Parties has no legal existence or is under no legal obligation to discharge any of the Obligations, or if any of the
Obligations have become irrecoverable from any of the Credit Parties by reason of such Credit Party's insolvency, bankruptcy or reorganization or by other operation of law or for any reason, this Agreement and the other Loan
Documents shall nevertheless be binding on each of the other Credit Parties to the same extent as if such Credit Party at all times had been the sole obligor on such Obligations. The Obligations of each Credit Party under this Section
5.8 shall not be diminished or rendered unenforceable by any winding up, reorganization, arrangement, liquidation, reconstruction or similar proceeding with respect to any reconstruction or similar proceeding with respect to any
Credit Party, the Administrative Agent or any Lender.

          (c) If at any time, any payment, or any part thereof, made in respect of any of the Obligations, is rescinded or must otherwise be restored or returned by the Administrative Agent or any Lender upon the insolvency, bankruptcy or reorganization of any of the Credit Parties, or otherwise, the provisions of this Section 5.8 will forthwith be reinstated in effect as though such payment had not been made.
          (d) Until the payment and performance in full of all the
Obligations, none of the Credit Parties shall exercise and each hereby waives any rights against the other Credit Parties as a result of payment by such
Credit Party hereunder, by way of subrogation, reimbursement, restitution, contribution or otherwise, and none of the Credit Parties will prove any claim in competition with the Administrative Agent or any Lender in respect of any payment hereunder in bankruptcy, insolvency, or reorganization proceedings of any nature; none of the Credit Parties will claim any set-off, recoupment or counterclaim against any of the other Credit Parties in respect of any liability of one Credit Party to another Credit Party. Each of the Credit
Parties hereby agrees that the payment of any amounts due with respect to any indebtedness owing by any of the Credit Party to any other Credit Party is hereby subordinated to the prior payment in full in cash of the Obligations.
Each Credit Party agrees that, after the occurrence and during the continuance of any Default or Event of Default hereunder, none of the Credit Parties will demand, sue for or otherwise attempt to collect any indebtedness of any other
Credit Party to such Credit Party until all of the Obligations of the Credit
Parties hereunder shall have been paid in full in cash. If, notwithstanding the foregoing sentence, any Credit Party shall collect, enforce or receive any amounts in respect of such indebtedness in violation of the foregoing sentence while any Obligations of the Credit Parties are still outstanding, such amounts shall be collected, enforced and received by such Credit Party as trustee for the Administrative Agent and the Lenders and be paid over to the
Administrative Agent on account of the Obligations without affecting in any manner the liability of such Credit Party under the other provisions hereof.
     SECTION 5.9 Changed Circumstances. (a) Circumstances Affecting LIBOR
Rate Availability. If with respect to any Interest Period: (i) the
Administrative Agent or any Lender (after consultation with Administrative
Agent) shall determine that, by reason of circumstances affecting the foreign exchange and interbank markets generally, deposits in eurodollars, in the applicable amounts are not being quoted via Dow Jones Market Screen 3750 (or on any successor or substitute page of such service, or any successor to or substitute for such service, providing rate quotations comparable to those currently provided on such page of such service, as determined by the
Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market)
or offered to the Administrative Agent or such Lender for such Interest
Period; or (ii) the Required Lenders reasonably determine (which determination shall be conclusive) and notify the Administrative Agent that the LIBOR Rate will not adequately and fairly reflect the cost to the Required Lenders of funding LIBOR Rate Loans for such Interest Period; then the Administrative
Agent shall forthwith give notice thereof to the Borrower. Thereafter, until the Administrative Agent notifies the Borrower that such circumstances no longer exist, the obligation of the Lenders to make LIBOR Rate Loans and the right of the Borrower to convert any Revolving Credit Loan to or continue any
Revolving Credit Loan as a LIBOR Rate Loan shall be suspended, and the
Borrower shall repay in full (or cause to be repaid in full) the then outstanding principal amount of each such LIBOR Rate Loan together with accrued interest thereon, on the last day of the then current Interest Period applicable to such LIBOR Rate Loan or convert the then outstanding principal amount of each such LIBOR Rate Loan to a Base Rate Loan as of the last day of such Interest Period.
          (b) Laws Affecting LIBOR Rate Availability. If, after the date hereof, the introduction of, or any change in, any Applicable Law or any change in the interpretation or administration thereof by any Governmental
Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or any of their respective Lending Offices) with any request or directive (whether or not having the force of law) issued after the date hereof of any such
Authority, central bank or comparable agency, shall make it unlawful or impossible for any of the Lenders (or any of their respective Lending Offices)
to honor its obligations hereunder to make or maintain any LIBOR Rate Loan, such Lender shall promptly give notice thereof to the Administrative Agent and the Administrative Agent shall promptly give notice to the Borrower and the other Lenders. Thereafter, until

the Administrative Agent notifies the Borrower that such circumstances no longer exist, (i) the obligations of the Lenders to make LIBOR Rate Loans and the right of the Borrower to convert any Revolving Credit Loan or continue any
Revolving Credit Loan as a LIBOR Rate Loan shall be suspended and thereafter the Borrower may select only Base Rate Loans hereunder, and (ii) if any of the
Lenders may not lawfully continue to maintain a LIBOR Rate Loan to the end of the then current Interest Period applicable thereto as a LIBOR Rate Loan, the applicable LIBOR Rate Loan shall immediately be converted to a Base Rate Loan for the remainder of such Interest Period.
          (c) Increased Costs. If, after the date hereof, the introduction of, or any change in, any Applicable Law, or in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any of the Lenders (or any of their respective Lending
Offices) with any request or directive (whether or not having the force of law) issued after the date hereof of such Authority, central bank or comparable agency:
          (i) shall subject any of the Lenders (or any of their respective
Lending Offices) to any tax, duty or other charge with respect to any
Revolving Credit Loan, Letter of Credit or Application or shall change the basis of taxation of payments to any of the Lenders (or any of their respective Lending Offices) of the principal of or interest on any Revolving
Credit Loan, Letter of Credit or thereof (except for changes in the rate of tax on the overall net income of any of the Lenders or any of their respective
Lending Offices imposed by the jurisdiction in which such Lender is organized or is or should be qualified to do business or such Lending Office is located); or
          (ii) shall impose, modify or deem applicable any reserve (including, without limitation, any imposed by the Board of Governors of the Federal
Reserve System), special deposit, insurance or capital or similar requirement against assets of, deposits with or for the account of, or credit extended by any of the Lenders (or any of their respective Lending Offices) or shall impose on any of the Lenders (or any of their respective Lending Offices) or the foreign exchange and interbank markets any other condition affecting any
Revolving Credit Loan; and the result of any of the foregoing is to increase the costs to any of the Lenders of maintaining any LIBOR Rate Loan or issuing or participating in Letters of Credit or to reduce the yield or amount of any sum received or receivable by any of the Lenders under this Agreement or under any other Loan Document in respect of a LIBOR Rate Loan or Letter of Credit or
Application, then such Lender may promptly notify the Administrative Agent, and the Administrative Agent shall promptly notify the Borrower of such fact and demand compensation therefor and, within fifteen (15) days after such notice by the Administrative Agent, the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender or Lenders for such increased cost or reduction. The Administrative Agent and the applicable Lender will promptly notify the Borrower of any event of which it has knowledge which will entitle such Lender to compensation pursuant to this
Section 5.9(c); provided, that the Administrative Agent shall incur no liability whatsoever to the Lenders or the Borrower in the event it fails to do so. The amount of such compensation shall be determined, in the applicable
Lender's reasonable discretion, based upon the assumption that such Lender funded its Revolving Credit Commitment Percentage of the LIBOR Rate Loans in
the London interbank market and using any reasonable attribution or averaging methods which such Lender deems appropriate and practical; provided that no compensation shall be payable pursuant to the above if the applicable Lender fails to demand compensation for such increased costs within one-hundred eighty (180) days following the date on which such Lender has actual knowledge of the event resulting in such increase. A certificate of such Lender setting forth in reasonable detail the basis for determining such amount or amounts necessary to compensate such Lender shall be forwarded to the Borrower through the Administrative Agent and shall be conclusively presumed to be correct save for manifest error.
          (d) Mitigation Obligations; Replacement of Lenders.
          (i) If any Lender requests compensation under this Section 5.9, or if the Borrower is required to pay any additional amount to any Lender or any
Governmental Authority for the account of

any Lender pursuant to Section 5.12, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its
Revolving Credit Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (A) would eliminate or reduce amounts payable pursuant to this Section 5.9 or Section 5.12, as the case may be, in the future and (B) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.
          (ii) If any Lender requests compensation under this Section 5.9, or if the Borrower is required to pay any additional amount to any Lender or any
Governmental Authority for the account of any Lender pursuant to Section 5.12, or if any Lender defaults in its obligation to fund Revolving Credit Loans hereunder, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 14.10), all its interests, rights and obligations under this Agreement to an Eligible Assignee that shall assume such obligations
(which assignee may be another Lender, if a Lender accepts such assignment);
provided that (A) the Borrower shall have received the prior written consent of the Administrative Agent (and, if an L/C Commitment is being assigned, the
Issuing Bank), which consent shall not unreasonably be withheld, (B) such
Lender shall have received payment of an amount equal to the outstanding principal of its Revolving Credit Loans and participations in Letters of
Credit, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts) and (C) in the case of any such assignment resulting from a claim for compensation under this Section 5.9, such assignment will result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.
     SECTION 5.10 Indemnity. The Borrower hereby indemnifies each of the
Lenders against any loss or expense which may arise or be attributable to each
Lender's obtaining, liquidating or employing deposits or other funds acquired to effect, fund or maintain any Revolving Credit Loan (a) as a consequence of any failure by the Borrower to make any payment when due of any amount due hereunder in connection with a LIBOR Rate Loan, (b) due to any failure of the
Borrower to borrow on a date specified therefor in a Notice of Revolving
Credit Borrowing or Notice of Continuation/Conversion or (c) due to any
payment, prepayment or conversion of any LIBOR Rate Loan on a date other than the last day of the Interest Period therefor. The amount of such loss, cost or expense to any Lender shall be deemed to equal an amount determined by such
Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the LIBOR Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest
Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over
(ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid, were it to bid, at the commencement of such period, for Dollar deposits of a comparable amount and period from other banks in the London interbank market; provided that no compensation shall be payable pursuant to the above if the applicable Lender fails to demand compensation for such increased costs within one-hundred eighty (180) days following the date on which such Lender has actual knowledge of the event resulting in such increase. A certificate of such Lender setting forth in reasonable detail the basis for determining such amount or amounts necessary to compensate such Lender shall be forwarded to the Borrower through the Administrative Agent and shall be conclusively presumed to be correct save for manifest error.
     SECTION 5.11 Capital Requirements. If either (a) the introduction of, or any change in, or in the interpretation of, any Applicable Law or (b)
compliance with any guideline or request issued after the date hereof from any central bank or comparable agency or other Governmental Authority (whether or not having the force of law), has or would have the effect of reducing the rate of return on the capital of, or has affected or would affect the amount of capital required to be maintained by, any Lender or any corporation

controlling such Lender as a consequence of, or with reference to any Lender's
Revolving Credit Commitment and other commitments of this type, below the rate which the Lender or such other corporation could have achieved but for such introduction, change or compliance, then within five (5) Business Days after written demand by any such Lender, the Borrower shall pay to such Lender from time to time as specified by such Lender additional amounts sufficient to compensate such Lender or other corporation for such reduction; provided that no compensation shall be payable pursuant to the above if the applicable
Lender fails to demand compensation for such increased costs within one-hundred eighty (180) days following the date on which such lender has actual knowledge of the event resulting in such increase. A certificate of such Lender setting forth in reasonable detail the basis for determining such amounts necessary to compensate such Lender shall be forwarded to the Borrower through the Administrative Agent and shall be conclusively presumed to be correct save for manifest error.
     SECTION 5.12 Taxes. (a) Payments Free and Clear. Any and all payments by the Borrower hereunder or under the Revolving Credit Notes or the Letters of
Credit shall be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholding, and all liabilities with respect thereto excluding, (i) in the case of each
Lender and the Administrative Agent, income and franchise taxes imposed on (or measured by) its net income by the United States of America or by the jurisdiction under the laws of which such Lender or the Administrative Agent
(as the case may be) is organized or its principal office is located or is or should be qualified to do business or any political subdivision thereof, or in the case of any Lender, in which its applicable Lending Office is located
(provided, however, that no Lender shall be deemed to be located in any jurisdiction solely as a result of taking any action related to this Agreement or the Revolving Credit Notes or Letters of Credit) and (ii) any branch profits tax imposed by the United States of America or any similar tax imposed by any other jurisdiction described in clause (i) above (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under any Revolving Credit Note or Letter of Credit to any Lender or the
Administrative Agent, (A) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 5.12) such Lender or the Administrative Agent (as the case may be) receives an amount equal to the amount such party would have received had no such deductions been made, (B)
the Borrower shall make such deductions, (C) the Borrower shall pay the full amount deducted to the relevant taxing authority or other authority in accordance with applicable law, and (D) the Borrower shall deliver to the
Administrative Agent evidence of such payment to the relevant taxing authority or other authority in the manner provided in Section 5.12(d). The
Borrower shall not, however, be required to pay any amounts pursuant to clause
(A) of the preceding sentence to any Foreign Lender or the Administrative
Agent not organized under the laws of the United States of America or a state thereof (or the District of Columbia) if such Foreign Lender or the
Administrative Agent fails to comply with the requirements of paragraph (e) of this Section 5.12 or Section 5.9(d), as the case may be.
          (b) Stamp and Other Taxes. In addition, the Borrower shall pay any present or future stamp, registration, recordation or documentary taxes or any other similar fees or charges or excise or property taxes, levies of the
United States or any state or political subdivision thereof or any applicable foreign jurisdiction which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this
Agreement, the Revolving Credit Loans, the Letters of Credit, the other Loan
Documents (hereinafter referred to as "Other Taxes").
          (c) Indemnity. The Borrower shall indemnify each Lender and the
Administrative Agent for the full amount of Taxes and Other Taxes (including, without limitation, any Taxes and Other Taxes imposed by any jurisdiction on amounts payable under this Section 5.12) paid by such Lender or the
Administrative Agent (as the case may be) and any liability (including penalties, interest and reasonable expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. A certificate as to the amount of such payment or liability prepared by a Lender or the Administrative Agent, absent manifest error, shall be conclusive, provided that if the Borrower reasonably believes that such Taxes or Other Taxes were not correctly or legally asserted, such Lender or the
Administrative Agent (as the case may be) shall use reasonable efforts to cooperate with the Borrower, at the Borrower's expense, to obtain a refund of such Taxes or Other Taxes. Such

indemnification shall be made within thirty (30) days from the date such
Lender or the Administrative Agent (as the case may be) makes written demand therefor. If a Lender or the Administrative Agent shall become aware that it is entitled to receive a refund in respect of Taxes or Other Taxes, it promptly shall notify the Borrower of the availability of such refund and shall, within sixty (60) days after receipt of a request by the Borrower pursue or timely claim such refund at the Borrower's expense. If any Lender or the Administrative Agent receives a refund in respect of any Taxes or Other
Taxes for which such Lender or the Administrative Agent has received payment from the Borrower hereunder, it promptly shall repay such refund (plus interest received, if any) to the Borrower (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section 5.12 with respect to Taxes or Other Taxes giving rise to such refund), provided that the Borrower, upon the request of such Lender or the
Administrative Agent, agrees to return such refund (plus any penalties, interest or other charges required to be paid) to such Lender or the
Administrative Agent in the event such Lender or the Administrative Agent is required to repay such refund to the relevant taxing authority.
          (d) Evidence of Payment. Within thirty (30) days after the date of any payment of Taxes or Other Taxes, the Borrower shall furnish to the
Administrative Agent, at its address referred to in Section 14.1, the original or a certified copy of a receipt evidencing payment thereof or other evidence of payment satisfactory to the Administrative Agent.
          (e) Delivery of Tax Forms. Each Foreign Lender shall deliver to the
Borrower, with a copy to the Administrative Agent, on the Closing Date or concurrently with the delivery of the relevant Assignment and Acceptance, as applicable, (i) two United States Internal Revenue Service Forms W-8ECI or
Forms W-8BEN, as applicable (or successor forms) properly completed and certifying in each case that such Foreign Lender is entitled to a complete exemption from withholding or deduction for or on account of any United States federal income taxes, and (ii) an Internal Revenue Service Form W-8 or W-9 or successor applicable form, as the case may be, to establish an exemption from United States backup withholding taxes. Each Foreign Lender further agrees to deliver to the Borrower, with a copy to the Administrative Agent, a
Form W-8BEN or W-8ECI and Form W-8 or W-9, or successor applicable forms or manner of certification, as the case may be, on or before the date that any such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form previously delivered by it to the
Borrower, certifying in the case of a Form W-8BEN or W-8ECI that such Foreign
Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes (unless in any such case an event (including without limitation any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders such forms inapplicable or the exemption to which such forms relate unavailable and such Foreign Lender notifies the
Borrower and the Administrative Agent that it is not entitled to receive payments without deduction or withholding of United States federal income taxes) and, in the case of a Form W-8 or W-9, establishing an exemption from
United States backup withholding tax.
          (f) Survival. Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the
Borrower contained in this Section 5.12 shall survive the payment in full of the Obligations and the termination of the Revolving Credit Commitment.
                                  ARTICLE VI
                 CLOSING; CONDITIONS OF CLOSING AND BORROWING
     SECTION 6.1 Closing. The closing shall take place at the offices of
Shearman & Sterling at 10:00 a.m. on June 13, 2000 or at such other location, on such other date and at such other time as the parties hereto shall mutually agree.
     SECTION 6.2 Conditions to Closing and Initial Revolving Credit Loans and
Letters of Credit. The obligation of the Lenders to close this Agreement and to make the initial Revolving Credit Loans or issue the initial Letters of
Credit is subject to the satisfaction or waiver of each of the following conditions:
          (a) Executed Loan Documents. This Agreement and the Revolving Credit
Notes (to the extent requested as provided herein) shall have been duly authorized, executed and delivered

to the Administrative Agent by the parties thereto, shall be in full force and effect and no default shall exist thereunder, and the Borrower shall have delivered original counterparts thereof to the Administrative Agent.

          (b) Closing Certificates; Etc. (i) Officers' Certificate of the
Borrower. The Administrative Agent shall have received a certificate from a Responsible Officer, in form and substance reasonably satisfactory to the
Administrative Agent, to the effect that all representations and warranties of the Borrower contained in this Agreement and the other Loan Documents are true, correct and complete in all material respects; that the Borrower is not in violation of any of the covenants contained in this Agreement and the other
Loan Documents; that, after giving effect to the transactions contemplated by this Agreement, no Default or Event of Default has occurred and is continuing;
and that each of the closing conditions has been satisfied or waived (assuming satisfaction of the Administrative Agent where not advised otherwise).
          (ii) General Certificate of the Borrower. The Administrative Agent
shall have received a certificate of the secretary, assistant secretary or general counsel of the Borrower certifying as to the incumbency and genuineness of the signature of each officer of the Borrower executing Loan
Documents to which it is a party and certifying that attached thereto is a true, correct and complete copy of (A) the articles of incorporation of the
Borrower and all amendments thereto, certified as of a recent date by the appropriate Governmental Authority in its jurisdiction of incorporation, (B)
the bylaws of the Borrower as in effect on the date of such certifications,
(C) resolutions duly adopted by the Board of Directors of the Borrower authorizing the borrowings contemplated hereunder and the execution, delivery and performance of this Agreement and the other Loan Documents to which it is a party, and (D) each certificate required to be delivered pursuant to Section
6.2(b)(iii).

          (iii) Certificates of Good Standing. The Administrative Agent shall have received long-form certificates as of a recent date of the good standing of the Borrower under the laws of its jurisdiction of organization and short-form certificates as of a recent date of the good standing of the
Borrower under the laws of each of California, Georgia, New York, North
Carolina, Texas, Tennessee, Virginia and Washington.
          (iv) Opinions of Counsel. The Administrative Agent shall have received favorable opinions of Ira M. Dansky, General Counsel to the Borrower,
Cravath, Swaine & Moore, special counsel to the Borrower, and Mesirov, Gelman,
Jaffe, Cramer & Jamieson, Pennsylvania counsel to the Borrower, addressed to the Administrative Agent and the Lenders with respect to the Borrower, the
Loan Documents and such other matters as the Lenders shall reasonably request.
          (c) Consents; Defaults.
          (i) Governmental and Third Party Approvals. The Borrower shall have obtained all material approvals, authorizations and consents of any Person and of all Governmental Authorities and courts having jurisdiction with respect to the transactions contemplated by this Agreement and the other Loan Documents.

          (ii) No Event of Default. No Default or Event of Default shall have occurred and be continuing.
          (d) Financial Matters.
          (i) Financial Statements. The Administrative Agent shall have received the audited Consolidated financial statements of Jones Apparel Group and its Subsidiaries for the Fiscal Year ended on December 31, 1999 and the unaudited financial statements of Jones Apparel Group and its Subsidiaries for the fiscal quarter ended on April 2, 2000.

          (ii) Financial Condition Certificate. The Borrower shall have delivered to the Administrative Agent a certificate, in form and substance reasonably satisfactory to the Administrative Agent, and certified by a
Responsible Officer, that the financial projections previously delivered to the Administrative Agent were prepared in good faith based upon assumptions believed to be reasonable at the time.
          (iii) Payment at Closing; Fee Letters. The Borrower shall have paid the fees set forth or referenced in Section 5.3(c) and any other accrued and unpaid fees or commissions due hereunder (including, without limitation, reasonable legal fees and expenses) to the Administrative Agent and Lenders, and to any other Person such amount as may be due thereto in connection with the transactions contemplated hereby, including all taxes, fees and other charges in connection with the execution, delivery, recording, filing and registration of any of the Loan Documents. The Administrative Agent shall have received duly authorized and executed copies of the fee letter agreement referred to in Section 5.3(c).
          (e) Miscellaneous.
          (i) Notice of Revolving Credit Borrowing. The Administrative Agent
shall have received a Notice of Revolving Credit Borrowing from the Borrower in accordance with Section 2.2(a) and Section 4.2, and a Notice of Account
Designation specifying the account or accounts to which the proceeds of any
Revolving Credit Loans made after the Closing Date are to be disbursed.
          (ii) Proceedings and Documents. All opinions, certificates and other instruments and all proceedings in connection with the transactions contemplated by this Agreement shall be satisfactory in form and substance to the Lenders.
          (iii) Investment Policy. The Borrower shall have delivered to the
Administrative Agent a true and complete copy of the investment policy referenced in Section 11.4(b) in form and content reasonably acceptable to the
Administrative Agent.
          (f) Refinancing. On the Closing Date hereunder, (i) all outstanding loans under the Prior Credit Agreement ("Existing Loans") shall be replaced by
Revolving Credit Loans hereunder and the Administrative Agent shall make such transfers of funds as are necessary in order that the outstanding balance of such Revolving Credit Loans, together with any Revolving Credit Loans funded on the Closing Date, reflect the Revolving Credit Commitment of the Lenders hereunder, (ii) all outstanding letters of credit issued pursuant to the Prior
Credit Agreement shall be deemed Letters of Credit hereunder and each Lender shall purchase a participation therein pursuant to Section 3.4 in accordance with its Revolving Credit Commitment Percentage, (iii) there shall have been paid in cash in full all accrued but unpaid interest due on the Existing
Loans up to but excluding the Closing Date, (iv) there shall have been paid in cash in full all accrued but unpaid fees due under the Prior Credit Agreement up to but excluding the Closing Date and all other amounts, costs and expenses then owing to any of the Prior Lenders and/or any Agent, as agent under the
Prior Credit Agreement, in each case to the satisfaction of such Agent or
Prior Lender, as the case may be, regardless of whether or not such amounts would otherwise be due and payable at such time pursuant to the terms of the
Prior Credit Agreement, (v) all outstanding promissory notes issued by the
Borrower to the Prior Lenders under the Prior Credit Agreement shall be deemed canceled and the originally executed copies thereof shall be canceled and promptly returned to the Administrative Agent who shall promptly forward such notes to the Borrower and (vi) the commitments and, except as expressly set forth in the Prior Credit Agreement, other obligations and rights of the
Borrower and the Prior Lenders shall be terminated without any further action hereunder or thereunder.

     SECTION 6.3 Conditions to All Extensions of Credit. The obligations of the Lenders to make any Extensions of Credit are subject to the satisfaction of the following conditions precedent on the relevant borrowing or issue date, as applicable:
          (a) Continuation of Representations and Warranties. The
representations and warranties contained in Article VII shall be true and correct on and as of such borrowing or issuance date with the same effect as if made on and as of such date; except for any representation and warranty made as of an earlier date, which representation and warranty shall remain true and correct as of such earlier date.
          (b) No Existing Default. No Default or Event of Default shall have occurred and be continuing hereunder (i) on the borrowing date with respect to such Revolving Credit Loan or after giving effect to the Revolving Credit
Loans to be made on such date or (ii) on the issue, extension or renewal date with respect to such Letter of Credit or after giving effect to such Letter of Credit on such date.
                                 ARTICLE VII
             REPRESENTATIONS AND WARRANTIES OF THE CREDIT PARTIES
     SECTION 7.1 Representations and Warranties. To induce the Administrative
Agent and Lenders to enter into this Agreement and to induce the Lenders to make Extensions of Credit, the Credit Parties hereby represent and warrant to the Administrative Agent and Lenders that:
          (a) Organization; Power; Qualification. Each of the Credit Parties
and their Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation, has the power and authority to own its properties and to carry on its business as now being and hereafter proposed to be conducted and is duly qualified and authorized to do business in each jurisdiction in which the character of its properties or the nature of its business requires such qualification and authorization, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.
          (b) Ownership. Each Subsidiary of each of the Credit Parties as of the Closing Date is listed on Schedule 7.1(b). As of the Closing Date, the capitalization of the Credit Parties and their Subsidiaries consists of the number of shares, authorized, issued and outstanding, of such classes and series, with or without par value, described on Schedule 7.1(b). As of the
Closing Date, all outstanding shares have been duly authorized and validly issued and are fully paid and nonassessable. The shareholders of the
Subsidiaries of the Credit Parties and the number of shares owned by each as of the Closing Date are described on Schedule 7.1(b). As of the Closing Date, there are no outstanding stock purchase warrants, subscriptions, options, securities, instruments or other rights of any type or nature whatsoever, which are convertible into, exchangeable for or otherwise provide for or permit the issuance of capital stock of the Credit Parties or their
Subsidiaries, except as described on Schedule 7.1(b).
          (c) Authorization of Agreement, Loan Documents and Borrowing. Each
of the Credit Parties and, if applicable, their Subsidiaries has the right, power and authority and has taken all necessary corporate and other action to authorize the execution, delivery and performance of each of the Loan
Documents to which it is a party in accordance with their respective terms.
Each of the Loan Documents have been duly executed and delivered by the duly authorized officers of the Credit Parties and each of their Subsidiaries party thereto, as applicable, and each such document constitutes the legal, valid and binding obligation of the Credit Parties and, if applicable, each of their
Subsidiaries party thereto, enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar state or federal debtor relief laws from time to time in effect which affect the enforcement of creditors' rights in general and the availability of equitable remedies.

          (d) Compliance of Agreement, Loan Documents and Borrowing with Laws,
Etc. The execution, delivery and performance by the Credit Parties and their
Subsidiaries of the Loan Documents to which each such Person is a party, in accordance with their respective terms, the borrowings hereunder and the transactions contemplated hereby do not and will not, by the passage of time, the giving of notice or otherwise, (i) require any of the Credit Parties or any of their Subsidiaries to obtain any Governmental Approval not otherwise already obtained or violate any Applicable Law relating to the Credit Parties or any of their Subsidiaries, (ii) conflict with, result in a breach of or constitute a default under the articles of incorporation, bylaws or other organizational documents of the Credit Parties or any of their Subsidiaries or any indenture or other material agreement or instrument to which such Person is a party or by which any of its properties may be bound or any Governmental
Approval relating to such Person except as could not reasonably be expected to have a Material Adverse Effect, or (iii) result in or require the creation or imposition of any material Lien upon or with respect to any property now owned or hereafter acquired by such Person.
          (e) Compliance with Law; Governmental Approvals. Other than with respect to environmental matters, which are treated exclusively in Section
7.1(h) hereof, each of the Credit Parties and their Subsidiaries (i) has all
Governmental Approvals required by any Applicable Law for it to conduct its business, each of which is in full force and effect, is final and not subject to review on appeal and is not the subject of any pending or, to the best of its knowledge, threatened attack by direct or collateral proceeding, and (ii)
is in compliance with each Governmental Approval applicable to it and in compliance with all other Applicable Laws relating to it or any of its respective properties; in each case, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.
          (f) Tax Returns and Payments. Each of the Credit Parties and their
Subsidiaries has timely filed or caused to be timely filed all federal and state, local and other tax returns required by Applicable Law to be filed, and has paid, or made adequate provision for the payment of, all federal and state, local and other taxes, assessments and governmental charges or levies upon it and its property, income, profits and assets which are due and payable, except (a) taxes that are being contested in good faith by appropriate proceedings and for which such Credit Party or Subsidiary, as applicable, has set aside on its books adequate reserves or (b) to the extent the failure to do so could not reasonably be expected to have a Material
Adverse Effect. No Governmental Authority has asserted any material Lien or other claim against the Credit Parties or any Subsidiary thereof with respect to unpaid taxes (except for taxes not yet due) which has not been discharged or resolved.
          (g) Intellectual Property Matters. Each of the Credit Parties and
its Subsidiaries owns or possesses rights to use all franchises, licenses, copyrights, copyright applications, patents, patent rights or licenses, patent applications, trademarks, trademark rights, trade names, trade name rights, copyrights and rights with respect to the foregoing which are required to conduct its business except where the failure to do so could not reasonably be expected to have a Material Adverse Effect. No event has occurred which, to the knowledge of the Credit Parties, permits, or after notice or lapse of time or both would permit, the revocation or termination of any such rights, and, to the knowledge of the Credit Parties, neither the Credit Parties nor any
Subsidiary thereof is liable to any Person for infringement under Applicable
Law with respect to any such rights as a result of its business operations, except as could not reasonably be expected to have a Material Adverse Effect.

          (h) Environmental Matters. Except as could not reasonably be expected to have a Material Adverse Effect:
               (i) The properties of the Credit Parties and their Subsidiaries do not contain, and to their knowledge have not previously contained, any
Hazardous Materials in amounts or concentrations which (A) constitute or constituted a violation of applicable Environmental Laws or (B) could give rise to liability under applicable Environmental Laws;

               (ii) The properties of the Credit Parties and their
Subsidiaries and all operations conducted in connection therewith are in compliance, and have been in compliance, with all applicable Environmental
Laws, and there are no Hazardous Materials at, under or about such properties or such operations in amounts or concentrations which could reasonably be expected to interfere with the continued operation of such properties;
               (iii) Neither any of the Credit Parties nor any Subsidiary
thereof has received any notice of violation, alleged violation, non-
compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws, nor does any of the Credit Parties or any Subsidiary thereof have knowledge or reason to believe that any such notice will be received or is being threatened;
               (iv) To the knowledge of the Credit Parties, Hazardous
Materials have not been transported or disposed of from the properties of the
Credit Parties or any of their Subsidiaries in violation of, or in a manner or to a location which could reasonably be expected to give rise to liability under, Environmental Laws, nor, to the knowledge of the Credit Parties, have any Hazardous Materials been generated, treated, stored or disposed of at, on or under any of such properties in violation of, or in a manner which could reasonably be expected to give rise to liability under, any Environmental
Laws;
               (v) No judicial proceedings or governmental or administrative action is pending, or, to the knowledge of the Credit Parties, threatened, under any Environmental Law to which any of the Credit Parties or any
Subsidiary thereof will be named as a party, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any
Environmental Law with respect to the properties or operations of the Credit
Parties and their Subsidiaries; and
               (vi) To the knowledge of the Credit Parties, there has been no release, or to the best of the Credit Parties' knowledge, the threat of release, of Hazardous Materials at or from the properties of the Credit
Parties or any of their Subsidiaries, in violation of or in amounts or in a manner that could reasonably be expected to give rise to liability under
Environmental Laws.
          (i) ERISA.
          (i) Each of the Credit Parties and each ERISA Affiliate is in compliance with all applicable provisions of ERISA and the regulations and published interpretations thereunder with respect to all Employee Benefit
Plans except where any such non-compliance could not reasonably be expected to have a Material Adverse Effect. Except for any failure that would not reasonably be expected to have a Material Adverse Effect, each Employee
Benefit Plan that is intended to be qualified under Section 401(a) of the Code has been determined by the Internal Revenue Service to be so qualified, and each trust related to such plan has been determined to be exempt under Section
501(a) of the Code. No liability that could reasonably be expected to result in a Material Adverse Effect has been incurred by the Credit Parties or any
ERISA Affiliate which remains unsatisfied for any taxes or penalties with respect to any Employee Benefit Plan or any Multiemployer Plan;
          (ii) No accumulated funding deficiency (as defined in Section 412 of the Code) has been incurred (without regard to any waiver granted under
Section 412 of the Code), nor has any funding waiver from the Internal Revenue
Service been received or requested with respect to any Pension Plan;
          (iii) Neither the Credit Parties nor any ERISA Affiliate has: (A)
engaged in a nonexempt prohibited transaction described in Section 406 of
ERISA or Section 4975 of the Code, (B) incurred any liability to the PBGC which remains outstanding other than the payment of

premiums and there are no premium payments which are due and unpaid, (C)
failed to make a required contribution or payment to a Multiemployer Plan, or
(D) failed to make a required installment or other required payment under
Section 412 of the Code except where any of the foregoing individually or in the aggregate could not reasonably be expected to have a Material Adverse
Effect;
          (iv) No Termination Event that could reasonably be expected to result in a Material Adverse Effect has occurred or is reasonably expected to occur; and
          (v) No proceeding, claim, lawsuit and/or investigation is existing or, to the knowledge of the Credit Parties, threatened concerning or involving any Employee Benefit Plan that could reasonably be expected to result in a
Material Adverse Effect.
          (j) Margin Stock. Neither the Credit Parties nor any Subsidiary
thereof is engaged principally or as one of its activities in the business of extending credit for the purpose of "purchasing" or "carrying" any "margin stock" (as each such term is defined or used in Regulation U of the Board of
Governors of the Federal Reserve System). No part of the proceeds of any of the Revolving Credit Loans or Letters of Credit will be used for purchasing or carrying margin stock, unless the Credit Parties shall have given the
Administrative Agent and Lenders prior notice of such event and such other information as is reasonably necessary to permit the Administrative Agent and
Lenders to comply, in a timely fashion, with all reporting obligations required by Applicable Law, or for any purpose which violates, or which would be inconsistent with, the provisions of Regulation T, U or X of such Board of
Governors.
          (k) Government Regulation. Neither the Credit Parties nor any
Subsidiary thereof is an "investment company" or a company "controlled" by an
"investment company" (as each such term is defined or used in the Investment
Company Act of 1940, as amended) and neither the Credit Parties nor any
Subsidiary thereof is, or after giving effect to any Extension of Credit will be, subject to regulation under the Public Utility Holding Company Act of 1935 or the Interstate Commerce Act, each as amended.
          (l) Burdensome Provisions. Neither the Credit Parties nor any
Subsidiary thereof is a party to any indenture, agreement, lease or other instrument, or subject to any corporate or partnership restriction,
Governmental Approval or Applicable Law which is so unusual or burdensome as in the foreseeable future could be reasonably expected to have a Material
Adverse Effect. The Credit Parties and their Subsidiaries do not presently anticipate that future expenditures needed to meet the provisions of any statutes, orders, rules or regulations of a Governmental Authority will be so burdensome as to have a Material Adverse Effect.
          (m) Financial Statements. The (i) Consolidated balance sheets of
Jones Apparel Group and its Subsidiaries as of December 31, 1999, and the
related statements of income, stockholders' equity and cash flows for the
Fiscal Years then ended and (ii) unaudited Consolidated balance sheet of Jones
Apparel Group and its Subsidiaries as of April 2, 2000, and related unaudited interim statements of income, stockholders' equity and cash flows, copies of which have been furnished to the Administrative Agent and each Lender, are complete in all material respects and fairly present in all material respects the assets, liabilities and financial position of Jones Apparel Group and its
Subsidiaries as at such dates, and the results of the operations and changes of financial position for the periods then ended, subject to normal year end adjustments. All such financial statements, including the related notes thereto, have been prepared in accordance with GAAP.
          (n) No Material Adverse Change. Since the later to occur of (i)
April 2, 2000 or (ii) the date of the most recently delivered audited financial statements of Jones Apparel Group and its Subsidiaries, there has been no Material Adverse Effect.
          (o) Liens. None of the properties and assets of the Credit Parties or any Subsidiary thereof is subject to any Lien, except Liens permitted pursuant to Section 11.3.

          (p) Debt and Guaranty Obligations. Schedule 7.1(p) is a complete and correct listing of all Debt and Guaranty Obligations of the Credit Parties and
their Subsidiaries as of the Closing Date in excess of $5,000,000.
          (q) Litigation. Except for matters existing on the Closing Date and set forth on Schedule 7.1(q), there are no actions, suits or proceedings pending nor, to the knowledge of the Credit Parties, threatened against or affecting the Credit Parties or any Subsidiary thereof or any of their respective properties in any court or before any arbitrator of any kind or before or by any Governmental Authority, which could reasonably be expected to have a Material Adverse Effect or which relate to the enforceability of any
Loan Documents.
          (r) Absence of Defaults. To the knowledge of the Credit Parties, no event has occurred or is continuing which constitutes a Default or an Event of
Default.
          (s) Accuracy and Completeness of Information. The Credit Parties
have disclosed to the Lenders all agreements, instruments and corporate or other restrictions to which they or any of their Subsidiaries are subject, and all other matters known to them, that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. The written information, taken as a whole, furnished by or on behalf of the Credit Parties to the Administrative Agent or any Lender in connection with the negotiation of this Agreement or delivered hereunder (as modified or supplemented by other information so furnished) does not contain any material misstatement of fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;
provided that, with respect to projected financial information, the Credit
Parties represent only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.
     SECTION 7.2 Survival of Representations and Warranties, Etc. All
representations and warranties set forth in this Article VII and all representations and warranties contained in any certificate, or any of the
Loan Documents (including but not limited to any such representation or warranty made in or in connection with any amendment thereto) shall constitute representations and warranties made under this Agreement. All representations and warranties made under this Agreement shall be made or deemed to be made at and as of the Closing Date, shall survive the Closing Date and shall not be waived by the execution and delivery of this Agreement, any investigation made by or on behalf of the Lenders or any borrowing hereunder.
                                 ARTICLE VIII
                      FINANCIAL INFORMATION AND NOTICES
     Until all the Obligations (other than Obligations under Hedging
Agreements) have been paid and satisfied in full and the Revolving Credit
Commitment terminated, unless consent has been obtained in the manner set forth in Section 14.11 hereof, the Credit Parties will furnish or cause to be furnished to the Administrative Agent and to the Lenders at their respective addresses as set forth on Schedule 1.1(a), or such other office as may be designated by the Administrative Agent and Lenders from time to time:
     SECTION 8.1 Financial Statements and Projections. (a) Quarterly Financial
Statements. As soon as practicable and in any event within forty-five (45)
days after the end of the first three fiscal quarters of each Fiscal Year, an unaudited Consolidated balance sheet of Jones Apparel Group and its
Subsidiaries as of the close of such fiscal quarter and unaudited Consolidated statements of income, stockholders' equity and cash flows for the fiscal quarter then ended and that portion of the Fiscal Year then ended, including the notes thereto, all in reasonable detail setting forth in comparative form the corresponding figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the preceding Fiscal Year and prepared by Jones Apparel Group in accordance with GAAP and, if applicable, containing disclosure of the effect on the financial position or results of operations of any change in the application of accounting principles and practices during the period, and certified by a Responsible Officer to present fairly in all material respects the financial condition of Jones Apparel Group and its Subsidiaries as of their

respective dates and the results of operations of Jones Apparel Group and its
Subsidiaries for the respective periods then ended, subject to normal year end adjustments.
          (b) Annual Financial Statements. As soon as practicable and in any event within ninety (90) days after the end of each Fiscal Year, an audited
Consolidated balance sheet of Jones Apparel Group and its Subsidiaries as of the close of such Fiscal Year and audited Consolidated statements of income, stockholders' equity and cash flows for the Fiscal Year then ended, including the notes thereto, all in reasonable detail setting forth in comparative form the corresponding figures for the preceding Fiscal Year and prepared by a nationally recognized independent certified public accounting firm in accordance with GAAP and, if applicable, containing disclosure of the effect on the financial position or results of operation of any change in the application of accounting principles and practices during the year, and accompanied by a report thereon by such certified public accountants that is not qualified with respect to scope limitations imposed by Jones Apparel Group or any of its Subsidiaries or with respect to accounting principles followed by Jones Apparel Group or any of its Subsidiaries not in accordance with GAAP.
     SECTION 8.2 Officer's Compliance Certificate. At each time financial statements are delivered pursuant to Section 8.1(a) or (b) a certificate of a
Responsible Officer in the form of Exhibit F attached hereto (an "Officer's
Compliance Certificate").
     SECTION 8.3 Accountants' Certificate. At each time financial statements are delivered pursuant to Section 8.1(b), a certificate of the independent public accountants certifying such financial statements addressed to the
Administrative Agent for the benefit of the Lenders:
          (a) stating that in making the examination necessary for the certification of such financial statements, they obtained no knowledge of any
Default or Event of Default or, if such is not the case, specifying such
Default or Event of Default and its nature and period of existence; and
          (b) including the calculations prepared by such accountants required to establish whether or not the Credit Parties and their Subsidiaries are in compliance with the financial covenants set forth in Article X hereof as at the end of each respective period.
     SECTION 8.4 Other Reports. (a) Promptly but in any event within ten (10)
Business Days after the filing thereof, a copy of (i) each report or other filing made by the Credit Parties or any or their Subsidiaries with the
Securities and Exchange Commission and required by the Securities and Exchange
Commission to be delivered to the shareholders of the Credit Parties or any or their Subsidiaries, (ii) each report made by the Credit Parties or any of their Subsidiaries to the Securities and Exchange Commission on Form 8-K and
(iii) each final registration statement of the Credit Parties or any of their
Subsidiaries filed with the Securities and Exchange Commission, except in connection with pension plans and other employee benefit plans; and
          (b) Such other information regarding the operations, business affairs and financial condition of the Credit Parties or any of their
Subsidiaries as the Administrative Agent or any Lender may reasonably request.
     SECTION 8.5 Notice of Litigation and Other Matters. Prompt (but in no
event later than ten (10) Business Days after a principal officer of the
Credit Parties obtains knowledge thereof) telephonic (confirmed in writing) or written notice of:
          (a) the commencement of all proceedings and investigations by or before any Governmental Authority and all actions and proceedings in any court or before any arbitrator against or involving the Credit Parties or any
Subsidiary thereof or any of their respective properties, assets or businesses which in the reasonable judgment of the Credit Parties could reasonably be expected to have a Material Adverse Effect;
          (b) any notice of any violation received by the Credit Parties or any Subsidiary thereof from any Governmental Authority including, without limitation, any notice of violation of

Environmental Laws, which in the reasonable judgment of the Credit Parties in any such case could reasonably be expected to have a Material Adverse Effect;
          (c) any Default or Event of Default; and
          (d) (i) any unfavorable determination letter from the Internal
Revenue Service regarding the qualification of an Employee Benefit Plan under
Section 401(a) of the Code (along with a copy thereof) which could reasonably be expected to have a Material Adverse Effect, (ii) all notices received by the Credit Parties or any ERISA Affiliate of the PBGC's intent to terminate any Pension Plan or to have a trustee appointed to administer any Pension
Plan, (iii) all notices received by the Credit Parties or any ERISA Affiliate from a Multiemployer Plan sponsor concerning the imposition or amount of withdrawal liability pursuant to Section 4202 of ERISA which could reasonably have a Material Adverse Effect and (iv) the Credit Parties obtaining knowledge or reason to know that the Credit Parties or any ERISA Affiliate has filed or intends to file a notice of intent to terminate any Pension Plan under a distress termination within the meaning of Section 4041(c) of ERISA.
     SECTION 8.6 Accuracy of Information. All written information, reports, statements and other papers and data furnished by or on behalf of the Credit
Parties to the Administrative Agent or any Lender (other than financial forecasts) whether pursuant to this Article VIII or any other provision of this Agreement, shall be, at the time the same is so furnished, true and complete in all material respects.
                                  ARTICLE IX
                            AFFIRMATIVE COVENANTS
     Until all of the Obligations (other than any Obligations under any Hedging
Agreement) have been paid and satisfied in full and the Revolving Credit
Commitment terminated, unless consent has been obtained in the manner provided for in Section 14.11, the Credit Parties will, and will cause each of their
Subsidiaries to:
     SECTION 9.1 Preservation of Corporate Existence and Related Matters.
Except as permitted by Section 11.5, preserve and maintain its separate corporate existence and all rights, franchises, licenses and privileges necessary to the conduct of its business, and qualify and remain qualified as a foreign corporation and authorized to do business in each jurisdiction where the nature and scope of its activities require it to so qualify under
Applicable Law in which the failure to so qualify would have a Material
Adverse Effect.
     SECTION 9.2 Maintenance of Property. Protect and preserve all properties useful in and material to its business, including copyrights, patents, trade names and trademarks; maintain in good working order and condition all buildings, equipment and other tangible real and personal property material to the conduct of its business, ordinary wear and tear excepted; and from time to time make or cause to be made all renewals, replacements and additions to such property necessary for the conduct of its business, so that the business carried on in connection therewith may be properly and advantageously conducted at all times.
     SECTION 9.3 Insurance. Maintain insurance with financially sound and reputable insurance companies against such risks and in such amounts as are customarily maintained by similar businesses and as may be required by
Applicable Law.
     SECTION 9.4 Accounting Methods and Financial Records. Maintain a system of accounting, and keep such books, records and accounts (which shall be true and complete in all material respects) as may be required or as may be necessary to permit the preparation of financial statements in accordance with
GAAP and in compliance with the regulations of any Governmental Authority having jurisdiction over it or any of its properties.
     SECTION 9.5 Payment and Performance of Obligations. Pay and perform all
Obligations under this Agreement and the other Loan Documents, and pay (a) all material taxes, assessments and other

governmental charges that may be levied or assessed upon it or any of its property, and (b) all other material indebtedness, obligations and liabilities in accordance with customary trade practices; provided, that the Credit
Parties or such Subsidiary may contest any item described in clause (a) or (b)
of this Section 9.5 in good faith so long as adequate reserves are maintained with respect thereto to the extent required by GAAP. It is expected that all payments in respect of the Obligations, the Existing Debt Securities and the
Additional Debt Securities will be made by the Borrower.
     SECTION 9.6 Compliance With Laws and Approvals. Observe and remain in compliance with all Applicable Laws and maintain in full force and effect all
Governmental Approvals, in each case applicable to the conduct of its business except where the failure to observe or comply could not reasonably be expected to have a Material Adverse Effect.
     SECTION 9.7 Environmental Laws. In addition to and without limiting the generality of Section 9.6, (a) comply with, and use best efforts to ensure such compliance by all tenants and subtenants with all applicable
Environmental Laws and obtain and comply with and maintain, and use its best efforts to ensure that all tenants and subtenants obtain and comply with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws except where the failure to comply could not reasonably have a Material Adverse Effect, (b) conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws, and promptly comply with all lawful orders and directives of any Governmental Authority regarding Environmental Laws except (i) where the failure to do so could not reasonably be expected to have a Material Adverse Effect or (ii) to the extent the Credit Parties or any of their Subsidiaries are contesting, in good faith, any such requirement, order or directive before the appropriate Governmental
Authority so long as adequate reserves are maintained with respect thereto to the extent required by GAAP, and (c) defend, indemnify and hold harmless the
Administrative Agent and the Lenders, and their respective parents,
Subsidiaries, Affiliates, employees, agents, officers and directors, from and against any claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature known or unknown, contingent or otherwise, arising out of, or in any way relating to the violation of, noncompliance with or liability under any Environmental Laws applicable to the operations of the Credit Parties or such Subsidiaries, or any orders, requirements or demands of Governmental Authorities related thereto, including, without limitation, reasonable attorney's and consultant's fees, investigation and laboratory fees, response costs, court costs and litigation expenses, except to the extent that any of the foregoing directly result from the gross negligence or willful misconduct of the party seeking indemnification therefor.
     SECTION 9.8 Compliance with ERISA. In addition to and without limiting the generality of Section 9.6, (a) comply with all applicable provisions of
ERISA and the Code and the regulations and published interpretations thereunder with respect to all Employee Benefit Plans, except where the failure to comply could not reasonably be expected to have a Material Adverse
Effect, (b) not take any action or fail to take action the result of which would result in a liability to the PBGC or to a Multiemployer Plan in an amount that could reasonably be expected to have a Material Adverse Effect, and (c) furnish to the Administrative Agent upon the Administrative Agent's request such additional information about any Employee Benefit Plan concerning compliance with this covenant as may be reasonably requested by the
Administrative Agent.
     SECTION 9.9 Conduct of Business. Engage only in businesses in substantially the same fields as the businesses conducted on the Closing Date
(including, without limitation, the apparel and/or footwear industry generally) and in lines of business reasonably related thereto (collectively,
"Permitted Lines of Business"), or as otherwise permitted pursuant to the terms of this Agreement.

     SECTION 9.10 Visits and Inspections. Permit representatives of the
Administrative Agent or any Lender, from time to time upon reasonable prior notice to visit and inspect its properties; inspect and make extracts from its books, records and files, including, but not limited to, management letters prepared by independent accountants; and discuss with its principal officers, and its independent accountants, its business, assets, liabilities, financial condition, results of operations and business prospects.

     SECTION 9.11 Use of Proceeds. The Credit Parties shall use the proceeds of the Revolving Credit Loans to (a) refinance certain existing Debt, (b) for working capital and general corporate purposes of the Credit Parties and their
Subsidiaries, including acquisitions and stock repurchases and (c) the payment of certain fees and expenses incurred in connection with the transactions contemplated hereby or thereby.
                                  ARTICLE X
                             FINANCIAL COVENANTS
     Until all of the Obligations (other than any Obligations under any
Hedging Agreement) have been paid and satisfied in full and the Revolving
Credit Commitment terminated, unless consent has been obtained in the manner set forth in Section 14.11 hereof, the Credit Parties and their Subsidiaries on a Consolidated basis will not:
     SECTION 10.1 Interest Coverage Ratio. As of the end of any fiscal quarter, permit the ratio (the "Interest Coverage Ratio") of (a) EBITDAR for the period of four (4) consecutive fiscal quarters ending on or immediately prior to such date to (b) the sum of (i) Interest Expense paid or payable in cash and (ii) Rental Expense, both for the period of four (4) consecutive fiscal quarters ending on or immediately prior to such date, to be less than
(i) 2.0 to 1.0 for the period from the Closing Date through and including the fiscal quarter ending closest to September 30, 2000; (ii) 2.25 to 1.0 thereafter for the period through and including the end of the fiscal quarter ending closest to September 30, 2001; (iii) 2.5 to 1.0 thereafter for the period through and including the fiscal quarter ending closest to September
30, 2002; and (iv) 2.75 to 1.0 for all times thereafter.
     SECTION 10.2 Minimum Net Worth. As of the end of any fiscal quarter, permit Consolidated Net Worth to be less than $905,772,400.
                                  ARTICLE XI
                              NEGATIVE COVENANTS
     Until all of the Obligations (other than any Obligations under any
Hedging Agreement) have been paid and satisfied in full and the Revolving
Credit Commitment has expired or been terminated, unless consent has been obtained in the manner set forth in Section 14.11 hereof, the Credit Parties will not and will not permit any of their Subsidiaries to:
     SECTION 11.1 Limitations on Debt and Guaranty Obligations. Create, incur, assume or suffer to exist any Debt, including Guaranty Obligations, except:
          (a) the Obligations of the Credit Parties;
          (b) the Five-Year Credit Agreement Obligations;
          (c) Debt existing on the Closing Date (other than the Five-Year
Credit Agreement Obligations), including the Debt as set forth on Schedule
7.1(p);
          (d) Debt in the form of additional credit facilities of the Credit
Parties or their Subsidiaries for borrowings denominated in currencies other than Dollars; provided that the equivalent Dollar Amount of the aggregate commitment thereunder does not exceed $50,000,000 on any date of determination;
          (e) Debt of the Credit Parties and their Subsidiaries, not otherwise permitted under this Section 11.1, incurred in connection with (i) Capitalized
Leases, (ii) purchase money Debt, (iii) Debt of a Subsidiary incurred and outstanding on or prior to the date on which such Subsidiary was acquired by any Credit Party or otherwise became a Subsidiary of such Credit Party (other than Debt incurred as consideration in, or to provide all or any portion of the funds or

credit support utilized to consummate, the transaction or series of transactions pursuant to which such Subsidiary became a Subsidiary of such
Credit Party or was otherwise acquired by such Credit Party) and (iv) any other unsecured Debt of the Subsidiaries of the Credit Parties in an
aggregate outstanding amount (excluding any attributable Debt from the contemplated sale leaseback transaction involving the Credit Parties'
distribution warehouse at South Hill, Virginia) not to exceed fifteen percent
(15%) of Consolidated Net Worth of the Credit Parties and their Subsidiaries on any date of determination;
          (f) additional Debt of the Credit Parties, not otherwise permitted under this Section 11.1, arising under or in connection with public or privately placed notes, debentures, bonds, or debt securities or related indentures or other agreements (the "Additional Debt Securities") so long as no Default or Event of Default exists on the date any such Additional Debt
Security is created or arises as a result of any borrowing thereunder, except in connection with the issuance of exchange securities in connection with any exchange offer registered under the Securities Act of 1933, as amended, following a private placement of Additional Debt Securities;
          (g) other Debt of the Credit Parties, not otherwise permitted under this Section 11.1, in an aggregate outstanding amount not to exceed
$300,000,000 on any date of determination;
          (h) Debt of the Credit Parties to any Subsidiary or any other Credit
Party and of any Subsidiary to the Credit Parties or any other Subsidiary;
          (i) Debt incurred in respect of the extension, renewal, refinancing, replacement or refunding (collectively, the "refinancing") of Debt incurred pursuant to clause (a), (b), (c) or (e); provided, that (i) such Debt is an aggregate principal amount (or if incurred with original issue discount, an aggregate issue price) not in excess of the sum of (x) the aggregate principal amount (or if incurred with original issue discount, the aggregate accreted value) then outstanding of the Debt being refinanced and (y) an amount necessary to pay any fees and expenses, including premiums and defeasance costs, related to such refinancing, (ii) the average life of such Debt is equal to or greater than the average life of the Debt being refinanced, (iii)
the stated maturity of such Debt is no earlier than the stated maturity of the
Debt being refinanced; and (iv) the new Debt shall not be senior in right of payment to the Debt that is being refinanced; provided, that none of the Debt permitted to be incurred by this Section shall expressly restrict, limit or otherwise encumber (unless such restriction, limitation or other encumbrance is a Permitted Encumbrance (as defined below)), the ability of any Subsidiary of the Credit Parties to make any payment to the Credit Parties or any of their Subsidiaries (in the form of dividends, intercompany advances or otherwise) for the purpose of enabling the Credit Parties to pay the
Obligations. For purposes of this Section 11.1, with regard to any Debt, a
"Permitted Encumbrance" shall mean any restriction, limitation or other encumbrance that applies solely if a default or event of default (other than a default resulting solely from the breach of a representation or warranty)
occurs and is continuing under such Debt; provided further that, with respect to any default or event of default (other than a payment default, including as a result of acceleration, or a bankruptcy event with respect to the obligor of such Debt), such encumbrance or restriction may not prohibit dividends to the
Credit Parties or any Subsidiary hereof to pay the Obligations for more than one hundred eighty (180) days in any consecutive three hundred sixty (360) day period.
     SECTION 11.2 [Reserved].
     SECTION 11.3 Limitations on Liens. Create, incur, assume or suffer to exist, any Lien on or with respect to any of its assets or properties
(including without limitation shares of capital stock or other ownership interests), real or personal, whether now owned or hereafter acquired, except:
          (a) Liens for taxes, assessments and other governmental charges or levies (excluding any Lien imposed pursuant to any of the provisions of ERISA or Environmental Laws) not yet due or as to which the period of grace, if any, related thereto has not expired or which are

being contested in good faith and by appropriate proceedings if adequate reserves are maintained to the extent required by GAAP;
          (b) the claims of materialmen, mechanics, carriers, warehousemen, processors or landlords for labor, materials, supplies or rentals incurred in the ordinary course of business, (i) which are not overdue for a period of more than thirty (30) days or (ii) which are being contested in good faith and by appropriate proceedings;
          (c) Liens consisting of deposits or pledges made in the ordinary course of business in connection with, or to secure payment of, obligations under workers' compensation, unemployment insurance or similar legislation or obligations under customer service contracts;
          (d) Liens constituting encumbrances in the nature of zoning restrictions, easements and rights or restrictions of record on the use of real property, which do not, in any case, materially detract from the value of such property or materially impair the use thereof in the ordinary conduct of business;
          (e) Liens of the Administrative Agent for the benefit of the
Administrative Agent and the Lenders;
          (f) Liens incurred in the ordinary course of business securing Debt of the Credit Parties permitted under Section 11.1 not to exceed $75,000,000 in the aggregate outstanding in addition to Liens existing on the Closing
Date;
          (g) Liens existing on any property or asset prior to the acquisition thereof by the Credit Parties or any Subsidiary or existing on any property or asset of any Person that becomes a Subsidiary or is merged with or into the
Credit Parties or any Subsidiary after the date hereof prior to the time such
Person becomes a Subsidiary or is so merged;
          (h) Liens in existence on the Closing Date and described on Schedule
11.3;
          (i) Liens securing Debt incurred in connection with Capitalized
Leases and purchase money Debt permitted under Section 11.1(e); provided that
(i) such Liens shall be created substantially simultaneously with the acquisition of the related asset, (ii) such Liens do not at any time encumber any property other than the property financed by such Debt, (iii) the amount of Debt secured thereby is not increased and (iv) the principal amount of Debt secured by any such Lien shall at no time exceed one hundred percent (100%) of the original purchase price of such property at the time it was acquired;
          (j) Liens incurred to secure appeal bonds and judgment and attachment Liens in respect of judgments or orders that do not constitute an
Event of Default under Section 12.1(m);
          (k) Liens arising solely by virtue of any statutory or common law provision relating to banker's liens, rights of setoff or similar rights and remedies, in each case as to deposit accounts or other funds maintained with a creditor depository institution;
          (l) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;
          (m) Liens arising in the ordinary course of business that do not secure monetary obligations;
          (n) Liens arising by the terms of letters of credit entered into in the ordinary course of business to secure reimbursement obligations thereunder;
          (o) Liens securing Debt or other obligations between the Credit
Parties and a Subsidiary or between Subsidiaries or Credit Parties;

          (p) Liens granted to any bank or other institution securing the payments to be made to such bank or other institution by the Credit Parties or a Subsidiary of the Credit Parties pursuant to any Hedging Agreement; provided that, such agreements are entered into in, or are incidental to, the ordinary course of business; and

          (q) The refinancing of any Lien referred to in clause (g), (h), (i)
or (p) provided, that the principal amount of Debt (or, if incurred with original issue discount, an aggregate issue price) secured thereby and not otherwise authorized by clause (g), (h), (i) or (p) shall not exceed the principal amount of Debt (or if incurred without original issue discount, the aggregate accreted value) plus any fees and expenses, including premiums and defeasance costs, payable in connection with any such extension, renewal, replacement or refunding, so secured at the time of such extension, renewal, replacement or refunding.
     SECTION 11.4 Limitations on Loans, Advances, Investments and
Acquisitions. Purchase, own, invest in or otherwise acquire, directly or indirectly, any capital stock (other than capital stock of the Credit
Parties), interests in any partnership, limited liability company or joint venture (including without limitation the creation or capitalization of any
Subsidiary), evidence of Debt or other obligation or security, substantially all or a portion of the business or assets of any other Person or any other investment or interest whatsoever in any other Person, or make or permit to exist, directly or indirectly, any loans, advances or extensions of credit to, or any investment in cash or by delivery of property in, any Person, or enter into, directly or indirectly, any commitment or option in respect of the foregoing (collectively, "Investments") except:
          (a) Investments in Subsidiaries existing on the Closing Date and the other existing loans, advances and Investments described on Schedule 11.4;
          (b) Investments made in accordance with the investment policy of the
Credit Parties, provided that any material amendment or other material modification to such policy shall have been approved by the Administrative
Agent and determined to be acceptable in its reasonable discretion;
          (c) Investments by the Credit Parties or any Subsidiary in the form of acquisitions, including acquisitions of all or substantially all of the business or a line of business (whether by the acquisition of capital stock, assets or any combination thereof) of any other Person, so long as (i) a
Responsible Officer certifies to the Administrative Agent and the Required
Lenders that no Default or Event of Default has occurred and is continuing or would result from the closing of such acquisition, such certification to include, for any acquisition involving a purchase price in excess of
$50,000,000, either individually or in an series of related transactions, a financial condition certificate to which is attached a pro forma balance sheet of Jones Apparel Group and its Subsidiaries setting forth on a pro forma basis the financial conditions of Jones Apparel Group and its Subsidiaries on a
Consolidated basis as of December 31, 1999, reflecting on a pro forma basis the effect of the transactions contemplated by such acquisition, including all fees and expenses in connection therewith, and evidencing compliance on a pro forma basis with the covenants contained in Article X hereof, and (ii) such acquisition meets either of the following requirements: (A) such acquisition is within a Permitted Line of Business, or (B) such acquisition is outside a
Permitted Line of Business but the price for such acquisition, together with all other acquisitions outside the Permitted Lines of Business, does not exceed $50,000,000 in the aggregate;
          (d) Investments (other than acquisitions) in the Permitted Lines of
Business;
          (e) Investments (other than acquisitions) outside Permitted Lines of
Business not in excess of $50,000,000 in the aggregate;
          (f) loans and advances to third party contractors in the ordinary course of business and consistent with past practice not to exceed in an aggregate outstanding amount $6,000,000 (excluding such loans and advances consisting of prepayments or advances for inventory or

services); and loans and advances to employees of the Credit Parties and their
Subsidiaries in an aggregate outstanding amount not to exceed $4,000,000; and
          (g) intercompany loans and advances among the Credit Parties and their Subsidiaries so long as permitted under the terms of Sections 11.1 and
11.3.
     SECTION 11.5 Limitations on Mergers and Liquidation. Merge, consolidate or enter into any similar combination with any other Person or liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution) except so long as no Default or Event of Default has occurred and is continuing, or would result therefrom:
          (a) any Credit Party may merge with or into any Person; provided that (i) such Credit Party shall be the survivor of such merger or (ii) the survivor assumes and succeeds to the Obligations of such Credit Party pursuant to an assumption agreement in form reasonably satisfactory to the
Administrative Agent and the Required Lenders;
          (b) any Wholly-Owned Subsidiary of the Credit Parties may merge with or into any other Wholly-Owned Subsidiary of the Credit Parties;
          (c) any Wholly-Owned Subsidiary may merge with or into the Person such Wholly-Owned Subsidiary was formed to acquire in connection with an acquisition permitted by Section 11.4(b), (c) or (d);
          (d) any Wholly-Owned Subsidiary of the Credit Parties may merge with or into any Credit Party; provided that, such Credit Party is the survivor of such merger; and
          (e) any Credit Party may merge with or into any other Credit Party.
     SECTION 11.6 Limitations on Sale or Transfer of Assets. Convey, sell, lease, assign, transfer or otherwise dispose of any of its property, business or assets, whether now owned or hereafter acquired (collectively, "sale"), except for the following:
          (a) the sale of inventory or the factoring of accounts receivable in the ordinary course of business;
          (b) the sale of obsolete assets no longer used or usable in the business of the Credit Parties or any of their Subsidiaries;
          (c) the sale or discount without recourse of accounts receivable arising in the ordinary course of business in connection with the compromise or collection thereof;
          (d) the sale of assets between the Credit Parties and any Subsidiary or between Subsidiaries or Credit Parties;
          (e) the sale of any other assets of the Credit Parties and their
Subsidiaries outside the ordinary course of business so long as the total fair market value for all such sales on an aggregate basis does not at any time exceed thirty-three percent (33%) of Consolidated Net Worth; and
          (f) the contemplated sale leaseback transaction involving the Credit
Parties' distribution warehouse in South Hill, Virginia.
     SECTION 11.7 Limitations on Dividends and Distributions. Declare or pay
any dividends upon any of its capital stock; purchase, redeem, retire or otherwise acquire, directly or indirectly, any shares of its capital stock, or make any distribution of cash, property or assets among the holders of shares of its capital stock, or make any change in its capital structure that could reasonably be expected to have a Material Adverse Effect; provided that: (a)
the Credit Parties may pay dividends solely in shares of their own capital stock or other ownership interest (including dividends consisting of rights to purchase such

capital stock or other ownership interest), (b) any Subsidiary may pay dividends or make distributions to the Credit Parties or any Wholly-Owned
Subsidiary of the Credit Parties, (c) any Credit Party may pay dividends or make distributions to any other Credit Party and (d) as long as no Default or
Event of Default has occurred and is continuing or would be created thereby
(i) the Credit Parties may declare and pay dividends on shares of their capital stock or other ownership interests, (ii) the Credit Parties or any
Subsidiary may redeem shares of their capital stock or other ownership interest pursuant to a plan approved by the Board of Directors of the Credit
Parties or such Subsidiary, as applicable and (iii) the Credit Parties or any Subsidiary may take any action otherwise prohibited by this Section
11.7.
     SECTION 11.8 Transactions with Affiliates. Directly or indirectly enter into, or be a party to, any transaction with any of its Affiliates, except (i)
on terms that are no less favorable to it than it would obtain in a comparable arm's length transaction with a Person not its Affiliate, (ii) as contemplated by the Sun Acquisition Agreement or (iii) for transactions between Credit
Parties or between Credit Parties and Subsidiaries of Credit Parties.
     SECTION 11.9 Changes in Fiscal Year End. Change its Fiscal Year.
     SECTION 11.10 Amendments; Payments and Prepayments of Material Debt and
Subordinated Debt. Upon the occurrence and continuation of a Default or an
Event of Default, amend or modify (or permit the modification or amendment of)
in any manner materially adverse to the Lenders any of the terms or provisions of any Debt in excess of $25,000,000, including without limitation the
Additional Debt Securities, if any, or any Subordinated Debt, or cancel or forgive, make any voluntary or optional payment or prepayment on, or redeem or acquire for value (including without limitation by way of depositing with any trustee with respect thereto money or securities before due for the purpose of paying when due) any Subordinated Debt.
                                 ARTICLE XII
                            DEFAULT AND REMEDIES
     SECTION 12.1 Events of Default. Each of the following shall constitute an
Event of Default, whatever the reason for such event and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment or order of any court or any order, rule or regulation of any
Governmental Authority or otherwise:
          (a) Default in Payment of Principal of Loans and Reimbursement
Obligations. The Borrower shall default in any payment of principal of any
Revolving Credit Loan or Reimbursement Obligation when and as due (whether at maturity, by reason of acceleration or otherwise).
          (b) Other Payment Default. The Borrower shall default in the payment when and as due (whether at maturity, by reason of acceleration or otherwise)
of interest on any Revolving Credit Loan or Reimbursement Obligation or the
payment of any other Obligation (other than any Obligation under any Hedging
Agreement), and such default shall continue unremedied for three (3) Business
Days.
          (c) Misrepresentation. Any representation or warranty made or deemed to be made by the Credit Parties or any of their Subsidiaries, if applicable, under this Agreement, any Loan Document or any amendment hereto or thereto, shall at any time prove to have been incorrect or misleading in any material respect when made or deemed made.
          (d) Default in Performance of Certain Covenants. Any of the Credit
Parties shall default in the performance or observance of any covenant or agreement contained in Article X or XI of this Agreement.
          (e) Default in Performance of Other Covenants and Conditions. Any of
the Credit Parties or any Subsidiary thereof, if applicable, shall default in the performance or observance of

any term, covenant, condition or agreement contained in this Agreement (other than as specifically provided for otherwise in this Section 12.1) or any other
Loan Document and such default shall continue for a period of thirty (30) days after written notice thereof has been given to the Borrower by the
Administrative Agent.
          (f) Hedging Agreement. Any termination payments in an amount greater than $35,000,000 shall be due by any Credit Party under any Hedging Agreement and such amount is not paid within thirty (30) Business Days of the due date thereof.
          (g) Debt Cross-Default. Any of the Credit Parties or any of their
Subsidiaries shall (i) default in the payment of any Debt (other than the
Revolving Credit Loans or any Reimbursement Obligation) the aggregate outstanding amount of which Debt is in excess of $35,000,000, including, without limitation, the obligations under the Five-Year Credit Agreement, beyond the period of grace if any, provided in the instrument or agreement under which such Debt was created, or (ii) default in the observance or performance of any other agreement or condition relating to any Debt (other than the Revolving Credit Loans or any Reimbursement Obligation), including, without limitation, the obligations under the Five-Year Credit Agreement and any other documents executed in connection therewith, the aggregate outstanding amount of which Debt is in excess of $35,000,000 or contained in any instrument or agreement evidencing, securing or relating thereto or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Debt (or a trustee or agent on behalf of such holder or holders) to cause, with the giving of notice if required, any such Debt to become due prior to its stated maturity (any applicable grace period having expired).
          (h) Change in Control. Any person or group of persons (within the meaning of Section 13(d) of the Securities Exchange Act of 1934, as amended)
shall obtain ownership or control in one or more series of transactions of more than thirty three and one-third percent (33.33%) of the common stock or thirty-three and one-third percent (33.33%) of the voting power of any Credit
Party entitled to vote in the election of members of the board of directors of such Credit Party or there shall have occurred under any indenture or other instrument evidencing any debt in excess of $35,000,000 any "change in control" (as defined in such indenture or other evidence of debt) obligating the Borrower to repurchase, redeem or repay all or any part of the debt or capital stock provided for therein (any such event, a "Change in Control").
Further, except as set forth in Section 11.5, Jones Apparel Group shall at all times own 100% of the capital stock of Jones Apparel Group Holdings and Jones
Apparel Group Holdings shall at all times own 100% of the capital stock of the
Borrower.
          (i) Voluntary Bankruptcy Proceeding. Any Credit Party or any
Subsidiary thereof shall (i) commence a voluntary case under the federal bankruptcy laws (as now or hereafter in effect), (ii) file a petition seeking to take advantage of any other laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding up or composition for adjustment of debts, (iii) consent to or fail to contest in a timely and appropriate manner any petition filed against it in an involuntary case under such bankruptcy laws or other laws, (iv) apply for or consent to, or fail to contest in a timely and appropriate manner, the appointment of, or the taking of possession by, a receiver, custodian, trustee, or liquidator of itself or of a substantial part of its property, domestic or foreign, (v) admit in writing its inability to pay its debts as they become due, (vi) make a general assignment for the benefit of creditors, or (vii) take any corporate action for the purpose of authorizing any of the foregoing.
          (j) Involuntary Bankruptcy Proceeding. A case or other proceeding shall be commenced against any Credit Party or any Subsidiary thereof in any court of competent jurisdiction seeking (i) relief under the federal bankruptcy laws (as now or hereafter in effect) or under any other laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding up or adjustment of debts, or (ii) the appointment of a trustee, receiver, custodian, liquidator or the like for any Credit Party or any
Subsidiary thereof or for all or any substantial part of their respective assets, domestic or foreign, and such case or proceeding shall continue without dismissal or stay for a period of sixty (60) consecutive days, or an order granting the relief

requested in such case or proceeding (including, but not limited to, an order for relief under such federal bankruptcy laws) shall be entered.
          (k) [Reserved]
          (l) Termination Event. The occurrence of any of the following events: (i) the Borrower or any ERISA Affiliate fails to make full payment to an Employee Benefit Plan when due (after giving effect to any applicable grace period) of contributions in excess of $2,000,000 (ii) an accumulated funding deficiency in excess of $2,000,000 occurs or exists, whether or not waived, with respect to any Pension Plan or (iii) a Termination Event that could reasonably be expected to result in liability in excess of $5,000,000 to the
Borrower or any ERISA Affiliate.
          (m) Judgment. A judgment or order for the payment of money which causes the aggregate amount of all such judgments to exceed $35,000,000 in any
Fiscal Year shall be entered against any Credit Party or any Subsidiary thereof by any court and such judgment or order shall continue without discharge or stay for a period of thirty (30) days.
     SECTION 12.2 Remedies. Upon the occurrence of an Event of Default, with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Credit Parties:
          (a) Acceleration; Termination of Facilities. Declare the principal of and interest on the Revolving Credit Loans, the Reimbursement Obligations
at the time outstanding, and all other amounts owed to the Lenders and to the
Administrative Agent under this Agreement or any of the other Loan Documents
(other than any Hedging Agreement) (including, without limitation, all L/C
Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) and all other Obligations (other than Obligations owing under any Hedging Agreement), to be forthwith due and payable, whereupon the same shall immediately become due and payable without presentment, demand, protest or other notice of any kind, all of which are expressly waived, anything in this Agreement or the other Loan Documents to the contrary notwithstanding, and terminate the Credit
Facility and any right of the Borrower to request borrowings or Letters of
Credit thereunder; provided, that upon the occurrence of an Event of Default specified in Section 12.1(i) or (j) with respect to the Credit Parties, the
Credit Facility shall be automatically terminated and all Obligations (other than obligations owing under any Hedging Agreement) shall automatically become due and payable.
          (b) Letters of Credit. With respect to all Letters of Credit with respect to which presentment for honor shall not have occurred at the time of an acceleration pursuant to the preceding paragraph, require the Borrower at such time to deposit or cause to be deposited in a cash collateral account opened by the Administrative Agent an amount equal to the Dollar Amount of the aggregate then undrawn and unexpired amount of such Letters of Credit.
Amounts held in such cash collateral account shall be applied by the
Administrative Agent to the payment of drafts drawn under such Letters of
Credit, and the unused portion thereof after all such Letters of Credit shall have expired or been fully drawn upon, if any, shall be applied to repay the other Obligations. After all such Letters of Credit shall have expired or been fully drawn upon, the Reimbursement Obligation shall have been satisfied and all other Obligations shall have been paid in full, the balance, if any, in such cash collateral account shall be promptly returned to the Borrower.
          (c) Rights of Collection. Exercise on behalf of the Lenders all of its other rights and remedies under this Agreement, the other Loan Documents and Applicable Law, in order to satisfy all of the Obligations.
     SECTION 12.3 Rights and Remedies Cumulative; Non-Waiver; Etc. The
enumeration of the rights and remedies of the Administrative Agent and the
Lenders set forth in this Agreement is not intended to be exhaustive and the exercise by the Administrative Agent and the Lenders of any right or remedy shall not preclude the exercise of any other rights or remedies, all of which shall be cumulative, and shall be in

addition to any other right or remedy given hereunder or under the Loan
Documents or that may now or hereafter exist in law or in equity or by suit or otherwise. No delay or failure to take action on the part of the
Administrative Agent or any Lender in exercising any right, power or privilege shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude other or further exercise thereof or the exercise of any other right, power or privilege or shall be construed to be a waiver of any Event of Default. No course of dealing between the
Credit Parties, the Administrative Agent and the Lenders or their respective agents or employees shall be effective to change, modify or discharge any provision of this Agreement or any of the other Loan Documents or to constitute a waiver of any Event of Default.
                                 ARTICLE XIII
                           THE ADMINISTRATIVE AGENT
     SECTION 13.1 Appointment. Each of the Lenders hereby irrevocably designates and appoints First Union as Administrative Agent of such Lender under this Agreement and the other Loan Documents for the term hereof and each such Lender irrevocably authorizes First Union as Administrative Agent for such Lender, to take such action on its behalf under the provisions of this
Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement and such other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement or such other Loan
Documents, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein and therein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this
Agreement or the other Loan Documents or otherwise exist against the
Administrative Agent. Any reference to the Administrative Agent in this
Article XIII shall be deemed to refer to the Administrative Agent solely in its capacity as Administrative Agent and not in its capacity as a Lender.
     SECTION 13.2 Delegation of Duties. The Administrative Agent may execute any of its respective duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative
Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by the Administrative Agent with reasonable care.
     SECTION 13.3 Exculpatory Provisions. Neither the Administrative Agent nor
any of its officers, directors, employees, agents, attorneys-in-fact,
Subsidiaries or Affiliates shall be (a) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this
Agreement or the other Loan Documents (except for actions occasioned solely by its or such Person's own gross negligence or willful misconduct), or (b)
responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by the Borrower or any of its Subsidiaries or any officer thereof contained in this Agreement or the other Loan Documents or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or the other Loan Documents or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this
Agreement or the other Loan Documents or for any failure of the Borrower or any of its Subsidiaries to perform its obligations hereunder or thereunder.
The Administrative Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement, or to inspect the properties, books or records of the Borrower or any of its Subsidiaries.
     SECTION 13.4 Reliance by the Administrative Agent. The Administrative
Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Borrower), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent may
deem and treat the holder of any Revolving Credit Loan as the owner thereof for all purposes unless such Revolving Credit Loan shall have been transferred

in accordance with Section 14.10 hereof. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement and the other Loan Documents unless it shall first receive such advice or concurrence of the Required Lenders (or, when expressly required hereby or by the relevant other Loan Document, all the Lenders) as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action except for its own gross negligence or willful misconduct. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Required Lenders
(or, when expressly required hereby, all the Lenders), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Revolving Credit Loans.
     SECTION 13.5 Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless it has received notice from a Lender or the
Borrower referring to this Agreement, describing such Default or Event of
Default and stating that such notice is a "notice of default". In the event that the Administrative Agent receives such a notice, it shall promptly give notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders; provided that unless and until the
Administrative Agent shall have received such directions, the Administrative
Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders, except to the extent that other provisions of this Agreement expressly require that any such action be taken or not be taken only with the consent and authorization or the request of the Lenders or Required Lenders, as applicable.
     SECTION 13.6 Non-Reliance on the Administrative Agent and Other Lenders.
Each Lender expressly acknowledges that neither the Administrative Agent nor any of its respective officers, directors, employees, agents, attorneys-in-
fact, Subsidiaries or Affiliates has made any representations or warranties to it and that no act by the Administrative Agent hereinafter taken, including any review of the affairs of the Borrower or any of its Subsidiaries, shall be deemed to constitute any representation or warranty by the Administrative
Agent to any Lender. Each Lender represents to the Administrative Agent that it has, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Borrower and its Subsidiaries and made its own decision to make its
Revolving Credit Loans and issue or participate in Letters of Credit hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Administrative Agent or any other
Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Borrower and its Subsidiaries. Except
for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder or by the other Loan
Documents, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, financial and other condition or creditworthiness of the Borrower or any of its Subsidiaries which may come into the possession of the Administrative Agent or any of its respective officers, directors, employees, agents, attorneys-in-fact, Subsidiaries or
Affiliates.
     SECTION 13.7 Indemnification. The Lenders agree to indemnify the
Administrative Agent in its capacity as such and (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), ratably according to the respective amounts of their Revolving Credit
Commitment Percentage from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Revolving Credit Loans or any Reimbursement Obligation) be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of this
Agreement or the other Loan Documents, or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any

action taken or omitted by the Administrative Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements to the extent they result from the Administrative Agent's bad faith, gross negligence or willful misconduct. The agreements in this Section 13.7 shall survive the payment of the Revolving Credit Loans, any Reimbursement Obligation and all
other amounts payable hereunder and the termination of this Agreement.
     SECTION 13.8 The Administrative Agent in Its Individual Capacity. The
Administrative Agent and its respective Subsidiaries and Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrower as though the Administrative Agent were not an
Administrative Agent hereunder. With respect to any Revolving Credit Loans made or renewed by it and with respect to any Letter of Credit issued by it or participated in by it, the Administrative Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not an Administrative Agent, and the terms "Lender" and "Lenders" shall include the Administrative Agent in its individual capacity.
     SECTION 13.9 Resignation of the Administrative Agent; Successor
Administrative Agent. Subject to the appointment and acceptance of a successor as provided below, the Administrative Agent may resign at any time by giving notice thereof to the Lenders and the Credit Parties. Upon any such resignation, the Required Lenders shall have the right, subject to the approval of the Credit Parties (so long as no Default or Event of Default has occurred and is continuing), to appoint a successor Administrative
Agent, which successor shall have minimum capital and surplus of at least
$500,000,000. If no successor Administrative Agent shall have been so appointed by the Required Lenders, been approved (so long as no Default or
Event of Default has occurred and is continuing) by the Credit Parties or have accepted such appointment within thirty (30) days after the Administrative
Agent's giving of notice of resignation, then the Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent reasonably acceptable to the Credit Parties (so long as no Default or Event of Default has occurred and is continuing), which successor shall have minimum capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all rights, powers, privileges and duties of the retiring Administrative
Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this Section
13.9 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Administrative Agent.
     SECTION 13.10 Syndication Agents. Each Syndication Agent in their capacity as Syndication Agent shall have no duties or responsibilities and no liabilities under this Agreement or any other Loan Document but shall be entitled, in such capacity, to the same protections afforded to the
Administrative Agent under this Article XIII.
                                  ARTICLE XIV
                                 MISCELLANEOUS
     SECTION 14.1 Notices. (a) Method of Communication. Except as otherwise provided in this Agreement, all notices and communications hereunder shall be in writing, or by telephone subsequently confirmed in writing. Any notice shall be effective if delivered by hand delivery or sent via telecopy, recognized overnight courier service or certified mail, return receipt requested, and shall be presumed to be received by a party hereto (i) on the date of delivery if delivered by hand or sent by telecopy, (ii) on the next
Business Day if sent by recognized overnight courier service and (iii) on the third Business Day following the date sent by certified mail, return receipt requested. A telephonic notice to the Administrative Agent as understood by the Administrative Agent will be deemed to be the controlling and proper notice in the event of a discrepancy with or failure to receive a confirming written notice.
          (b) Addresses for Notices. Notices to any party shall be sent to it at the following addresses, or any other address as to which all the other parties are notified in writing.

               If to the Credit Parties
               Jones Apparel Group, Inc.
               250 Rittenhouse Circle
               Bristol, Pennsylvania 19007
               Attention: Chief Financial Officer
               Telephone No.: (215) 785-4000
               Telecopy No.: (215) 785-1228
               If to First Union as
               First Union National Bank
               Administrative Agent: One First Union Center, TW 4
               301 South College Street
               Charlotte, North Carolina 28288-0608
               Attention: Syndication Agency Services
               Telephone No.: (704) 374-2698
               Telecopy No.: (704) 383-0288
               With copies to:
               First Union National Bank
               1345 Chestnut Street, PA4830
               Philadelphia, Pennsylvania 19107-7618
               Attention: Syndication Agency Services
               Telephone No.: (215) 973-6621
               Telecopy No.: (215) 973-1887
               If to any Lender:
               To the Address set forth on Schedule 1.1(a) hereto
          (c) Administrative Agent's Office. The Administrative Agent hereby designates its office located at the address set forth above, or any subsequent office which shall have been specified for such purpose by written notice to the Borrower and the Lenders, as the Administrative Agent's Office
referred to herein, to which payments due are to be made and at which
Revolving Credit Loans will be disbursed.
     SECTION 14.2 Expenses; Indemnity. The Borrower will (a) pay all reasonable out-of-pocket expenses of the Administrative Agent in connection with (i) the preparation, execution and delivery of this Agreement and each other Loan Document, whenever the same shall be executed and delivered, including without limitation the reasonable out-of-pocket syndication and due diligence expenses and reasonable fees and disbursements of counsel for the
Administrative Agent and (ii) the preparation, execution and delivery of any waiver, amendment or consent by the Administrative Agent or the Lenders relating to this Agreement or any other Loan Document, including without limitation reasonable fees and disbursements of counsel for the Administrative
Agent, (b) pay all reasonable out-of-pocket expenses of the Administrative
Agent actually incurred in connection with the administration of the Credit
Facility, (c) pay all reasonable out-of-pocket expenses of the Administrative
Agent and each Lender actually incurred in connection with the enforcement of any rights and remedies of the Administrative Agent and the Lenders under the
Credit Facility, including to the extent reasonable under the circumstances consulting with accountants, attorneys and other Persons concerning the nature, scope or value of any right or remedy of the Administrative Agent or any Lender hereunder or under any other Loan Document or any factual matters in connection therewith, which expenses shall include without limitation the reasonable fees and disbursements of such Persons, and (d)
defend, indemnify and hold harmless the Administrative Agent and the Lenders, and their respective parents, Subsidiaries, Affiliates, employees,
Administrative Agents, officers and directors, from and against any losses, penalties, fines, liabilities, settlements, damages, costs and expenses, suffered by any such Person in connection with any claim, investigation, litigation or other proceeding (whether or not the

Administrative Agent or any Lender is a party thereto) and the prosecution and defense thereof, arising out of or in any way connected with this Agreement, any other Loan Document or the Revolving Credit Loans, including without limitation reasonable attorney's and consultant's fees, except to the extent that any of the foregoing result from the gross negligence or willful misconduct of any indemnified party.
     SECTION 14.3 Set-off. In addition to any rights now or hereafter granted under Applicable Law and not by way of limitation of any such rights, upon and after the occurrence of any Event of Default and during the continuance thereof, the Lenders and any assignee or participant of a Lender in accordance with Section 14.10 are hereby authorized by the Credit Parties at any time or from time to time, without notice to the Credit Parties or to any other
Person, any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, time or demand, including, but not limited to, indebtedness evidenced by certificates of deposit, whether matured or unmatured) and any other indebtedness at any time held or owing by the Lenders, or any such assignee or participant to or for the credit or the account of the Borrower against and on account of the
Obligations irrespective of whether or not (a) the Lenders shall have made any demand under this Agreement or any of the other Loan Documents or (b) the
Administrative Agent shall have declared any or all of the Obligations to be due and payable as permitted by Section 12.2 and although such Obligations shall be contingent or unmatured.
     SECTION 14.4 Governing Law. This Agreement, the Revolving Credit Notes
and the other Loan Documents, unless otherwise expressly set forth therein, shall be governed by, construed and enforced in accordance with the laws of the State of New York.
     SECTION 14.5 Consent to Jurisdiction. Each of the parties hereto hereby irrevocably consents to the personal jurisdiction of the state and federal courts located in New York County, New York, in any action, claim or other proceeding arising out of any dispute in connection with this Agreement and the other Loan Documents, any rights or obligations hereunder or thereunder, or the performance of such rights and obligations. Each of the parties hereto hereby irrevocably consents to the service of a summons and complaint and other process in any action, claim or proceeding brought by any other party hereto in connection with this Agreement or the other Loan Documents, any rights or obligations hereunder or thereunder, or the performance of such rights and obligations, on behalf of itself or its property, in the manner specified in Section 14.1. Nothing in this Section 14.5 shall affect the right of any of the parties hereto to serve legal process in any other manner permitted by Applicable Law or affect the right of any of the parties hereto to bring any action or proceeding against any other party hereto or its properties in the courts of any other jurisdictions.
     SECTION 14.6 Waiver of Jury Trial. THE ADMINISTRATIVE AGENT, EACH LENDER
AND EACH CREDIT PARTY HEREBY ACKNOWLEDGE THEY IRREVOCABLY WAIVE THEIR
RESPECTIVE RIGHTS TO A JURY TRIAL WITH RESPECT TO ANY ACTION, CLAIM OR OTHER
PROCEEDING ARISING OUT OF ANY JUDICIAL PROCEEDING, ANY DISPUTE, CLAIM OR
CONTROVERSY ARISING OUT OF, CONNECTED WITH OR RELATING TO THE LOAN DOCUMENTS
("Dispute") IN CONNECTION WITH THIS AGREEMENT, THE NOTES OR THE OTHER LOAN
DOCUMENTS, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THEREUNDER, OR THE
PERFORMANCE OF SUCH RIGHTS AND OBLIGATIONS.
     SECTION 14.7 Reversal of Payments. To the extent any Credit Party makes a payment or payments to the Administrative Agent for the ratable benefit of the
Lenders or the Administrative Agent receives any payment or proceeds of the collateral which payments or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or proceeds repaid, the Obligations or part thereof intended to be satisfied shall be revived and continued in full force and effect as if such payment or proceeds had not been received by the
Administrative Agent.
     SECTION 14.8 Injunctive Relief; Punitive Damages. (a) Each of the parties to this Agreement recognizes that, in the event such party fails to perform, observe or discharge any of its obligations or liabilities under this
Agreement, any remedy of law may prove to be inadequate relief to the other parties hereto. Therefore, each of the parties hereto agrees that the other parties hereto, at such other party's option,

shall be entitled to pursue temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.
          (b) The Administrative Agent, Lenders and the Credit Parties (on
behalf of themselves and their Subsidiaries) hereby agree that no such Person shall have a remedy of punitive or exemplary damages against any other party to a Loan Document and each such Person hereby waives any right or claim to punitive or exemplary damages that they may now have or may arise in the future in connection with any Dispute, whether such Dispute is resolved through arbitration or judicially.
     SECTION 14.9 Accounting Matters. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time, provided that, if the
Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the
Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance therewith.
     SECTION 14.10 Successors and Assigns; Participations. (a) Benefit of
Agreement. This Agreement shall be binding upon and inure to the benefit of the Credit Parties, the Administrative Agent and the Lenders, all future holders of the Revolving Credit Notes, and their respective successors and permitted assigns, except that the Borrower shall not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of each Lender other than pursuant to Section 11.5.
          (b) Assignment by Lenders. Each Lender may, with the consent of the
Borrower (so long as no Default or Event of Default has occurred and is continuing) and the consent of the Administrative Agent, which consents shall not be unreasonably withheld, assign to one or more Eligible Assignees all or a portion of its interests, rights and obligations under this Agreement
(including, without limitation, all or a portion of the Extensions of Credit at the time owing to it and the Revolving Credit Notes held by it); provided that:
          (i) each such assignment shall be of a constant, and not a varying, percentage of all the assigning Lender's Revolving Credit Commitment and all other rights and obligations under this Agreement;
          (ii) if less than all of the assigning Lender's Revolving Credit
Commitment or Revolving Credit Loans is to be assigned, the Revolving Credit
Commitment or Revolving Credit Loans so assigned shall not be less than
$10,000,000;
          (iii) the parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register, an Assignment and Acceptance in the form of Exhibit G attached hereto (an
"Assignment and Acceptance"), together with any Revolving Credit Note or
Revolving Credit Notes subject to such assignment;
          (iv) such assignment shall not, without the consent of the Borrower, on behalf of itself and the other Credit Parties, require the Borrower, or any
Credit Party, to file a registration statement with the Securities and
Exchange Commission or apply to or qualify the Revolving Credit Loans or the
Revolving Credit Notes under the blue sky laws of any state;
          (v) the assigning Lender shall pay to the Administrative Agent an assignment fee of $3,000 upon the execution by such Lender of the Assignment and Acceptance; provided that no such fee shall be payable upon any assignment by a Lender to an Affiliate thereof; and
          (vi) no consents will be required for assignments where the Eligible
Assignee is an Affiliate of the assigning Lender.

Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least ten (10) Business Days after the execution thereof, (A)
the assignee thereunder shall be a party hereto and, to the extent of the interest assigned in such Assignment and Acceptance, have the rights and obligations of a Lender hereby and (B) the Lender thereunder shall, to the extent of the interest assigned in such assignment, be released from its obligations under this Agreement.
          (c) Rights and Duties upon Assignment. By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as set forth in such Assignment and Acceptance.
          (d) Register. The Administrative Agent shall maintain a copy of each
Assignment and Acceptance delivered to it and record the names and addresses of the Lenders and the amount of the Extensions of Credit with respect to each
Lender from time to time in the Register.

          No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.
The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Administrative Agent and the Lenders may treat each person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or Lender at any reasonable time and from time to time upon reasonable prior notice.
          (e) Issuance of New Revolving Credit Notes. Upon its receipt of an
Assignment and Acceptance executed by an assigning Lender and an Eligible
Assignee together with any Revolving Credit Note or Revolving Credit Notes if any have been issued pursuant to this Agreement, subject to such assignment and the written consent to such assignment, the Administrative Agent shall, if such Assignment and Acceptance has been completed and is substantially in the form of Exhibit G:
          (i) accept such Assignment and Acceptance;
          (ii) record the information contained therein in the Register;
          (iii) give prompt notice thereof to the Lenders and the Borrower, on behalf of itself and the other Credit Parties; and
          (iv) promptly deliver a copy of such Assignment and Acceptance to the Borrower.
     Within ten (10) Business Days after receipt of notice, if requested by the Eligible Assignee the Borrower shall execute and deliver to the
Administrative Agent, in exchange for the surrendered Revolving Credit Note or
Revolving Credit Notes, a new Revolving Credit Note or Revolving Credit Notes
to the order of such Eligible Assignee in amounts equal to the Revolving
Credit Commitment assumed by it pursuant to such Assignment and Acceptance and a new Revolving Credit Note or Revolving Credit Notes to the order of the assigning Lender in an amount equal to the Revolving Credit Commitment retained by it hereunder. Such new Revolving Credit Note or Revolving Credit
Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Revolving Credit Note or Revolving Credit
Notes, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of the assigned Revolving Credit
Notes delivered to the assigning Lender. Each surrendered Revolving Credit
Note or Revolving Credit Notes shall be canceled and returned to the Borrower.
          (f) Participations. Each Lender may sell participations to one or more banks or other entities in all or a portion of its rights and/or obligations under this Agreement (including, without limitation, all or a portion of its Extensions of Credit and the Revolving Credit Notes held by
it); provided that:
          (i) each such participation shall be in an amount not less than
$10,000,000;

          (ii) such Lender's obligations under this Agreement (including, without limitation, its Revolving Credit Commitment) shall remain unchanged;

          (iii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations;
          (iv) the Credit Parties, the Administrative Agent and the other
Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement;
          (v) such Lender shall not permit such participant the right to approve any waivers, amendments or other modifications to this Agreement or any other Loan Document other than waivers, amendments or modifications which would reduce the principal of or the interest rate on any Revolving Credit
Loan or Reimbursement Obligation, extend the term or increase the amount of the Revolving Credit Commitment, reduce the amount of any fees to which such participant is entitled, or extend any scheduled payment date for principal, interest or fees of any Revolving Credit Loan, except as expressly contemplated hereby or thereby; and
          (vi) any such disposition shall not, without the consent of the
Borrower, on behalf of itself and the other Credit Parties, require the
Borrower or any other Credit Party, to file a registration statement with the
Securities and Exchange Commission or apply to or qualify the Revolving Credit
Loans or the Revolving Credit Notes under the blue sky law of any state.
          (g) Disclosure of Information; Confidentiality. Each of the
Administrative Agent, the Issuing Bank and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such
Information confidential), (b) to the extent requested by any regulatory authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this
Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to any assignee of or
Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement, (g) with the prior written consent of the Credit Parties, (h) to the extent such Information (A) becomes publicly available other than as a result of a breach of this Section or (B) becomes available to the Administrative Agent, the Issuing Lenders or any Lender on a
nonconfidential basis from a source other than the Credit Parties or (i) to
Gold Sheets and other similar bank trade publications, such information to consist of deal terms and other information (customarily found in such publications) upon the Credit Parties' prior review and approval, which shall not be unreasonably withheld or delayed. For the purposes of this Section,
"Information" means all information received from the Credit Parties or any of their Subsidiaries relating to the Credit Parties or their business, other than any such information that is available to the Administrative Agent, the
Issuing Bank or any Lender on a nonconfidential basis prior to disclosure by the Credit Parties; provided that, in the case of information received from the Credit Parties after the Closing Date (other than certificates or other information specifically required by the terms of this Agreement), such information is clearly identified at the time of delivery as confidential. Any
Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.
          (h) Special Purpose Funding Vehicles. Notwithstanding anything to the contrary contained herein, any Lender (a "Granting Lender") may grant to a special purpose funding vehicle organized for the specific purpose of making or acquiring participations or investing in loans of the type made pursuant to this Agreement (a "SPC"), correctly identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrower, the
option to provide to the Borrower all or any part of any Extension of Credit that such Lender would otherwise be obligated to make to the Borrower pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to

make any Extension of Credit and (ii) if an SPC elects not to exercise such option or otherwise fails to provide all or any part of such Extension of
Credit, the Granting Lender shall be obligated to make such Extension of
Credit pursuant to the terms hereof. The making of an Extension of Credit by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Extension of Credit were made by such Granting
Lender. Each party hereto hereby agrees that no SPC shall be liable for any indemnity or similar payment obligation under this Agreement (all liability for which shall remain with the Granting Lender). In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior indebtedness of any SPC, it will not institute against, or join any other person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under the laws of the United States or any State thereof. In addition, notwithstanding anything to the contrary contained in this clause, any SPC may (i) with notice to, but without the prior written consent of, the Borrower and the
Administrative Agent and without paying any processing fee therefor, assign all or a portion of its interest in any Extension of Credit to the Granting
Lender or to any financial institution (consented to by the Borrower and
Administrative Agent) providing liquidity and/or credit support to or for the account of such SPC to support the funding or maintenance of Extensions of
Credit and (ii) disclose on a confidential basis any non-public information relating to Extensions of Credit to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancement to such SPC. This clause may not be amended without the written consent of each
SPC.
          (i) Certain Pledges or Assignments. Nothing herein shall prohibit any Lender from pledging or assigning any Revolving Credit Note to any Federal
Reserve Bank in accordance with Applicable Law.
     SECTION 14.11 Amendments, Waivers and Consents. Except as set forth below, any term, covenant, agreement or condition of this Agreement or any of the other Loan Documents may be amended or waived by the Lenders, and any consent given by the Lenders, if, but only if, (a) in the case of an amendment, waiver or consent for which a substantially similar corresponding amendment, waiver or consent with regard to the Five-Year Credit Agreement will be made effective thereunder contemporaneously, such amendment, waiver or consent is in writing signed by the Required Lenders (or by the Administrative
Agent with the consent of the Required Lenders) and delivered to the
Administrative Agent and, in the case of an amendment, signed by the Credit
Parties and (b) in the case of any other amendment, waiver or consent specifically impacting only this Agreement and the other Loan Documents, such amendment, waiver or consent is in writing signed by the Required Agreement
Lenders (or by the Administrative Agent with the consent of the Required
Agreement Lenders) and delivered to the Administrative Agent and, in the case of an amendment, signed by the Credit Parties; provided, in each case, that:
          (a) no amendment, waiver or consent shall (i) release any of the
Credit Parties, (ii) increase the amount or extend the time of the obligation of the Lenders to make Revolving Credit Loans or issue or participate in
Letters of Credit (except as expressly contemplated by Section 2.6), (iii)
extend the originally scheduled time or times of payment of the principal of any Revolving Credit Loan or Reimbursement Obligation or the time or times of payment of interest or fees on any Revolving Credit Loan or Reimbursement
Obligation, (iv) reduce the rate of interest or fees payable on any Revolving
Credit Loan or Reimbursement Obligation, (v) reduce the principal amount of any Revolving Credit Loan or Reimbursement Obligation, (vi) permit any subordination of the principal or interest on any Revolving Credit Loan or
Reimbursement Obligation, (vii) permit any assignment (other than as specifically permitted or contemplated in this Agreement) of any of the Credit
Parties' rights and obligations hereunder or (viii) amend the provisions of this Section 14.11 or the definition of Required Lenders or Required Agreement
Lenders, without the prior written consent of each Lender affected thereby;
and
          (b) no amendment, waiver or consent to the provisions of (i) Article
XIII shall be made without the written consent of the Administrative Agent and
(ii) Article III without the written consent of each Issuing Lender affected thereby.

     SECTION 14.12 Performance of Duties. The Credit Parties' obligations under this Agreement and each of the Loan Documents shall be performed by the
Credit Parties at their sole cost and expense.
     SECTION 14.13 All Powers Coupled with Interest. All powers of attorney and other authorizations granted to the Lenders, the Administrative Agent and any Persons designated by the Administrative Agent or any Lender pursuant to any provisions of this Agreement or any of the other Loan Documents shall be deemed coupled with an interest and shall be irrevocable so long as any of the
Obligations remain unpaid or unsatisfied or the Credit Facility has not been terminated.
     SECTION 14.14 Survival of Indemnities. Notwithstanding any termination of this Agreement, the indemnities to which the Administrative Agent and the
Lenders are entitled under the provisions of this Article XIV and any other provision of this Agreement and the Loan Documents shall continue in full force and effect and shall protect the Administrative Agent and the Lenders against events arising after such termination as well as before.
     SECTION 14.15 Titles and Captions. Titles and captions of Articles,
Sections and subsections in this Agreement are for convenience only, and neither limit nor amplify the provisions of this Agreement.
     SECTION 14.16 Severability of Provisions. Any provision of this Agreement or any other Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remainder of such provision or the remaining provisions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.
     SECTION 14.17 Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and shall be binding upon all parties, their successors and assigns, and all of which taken together shall constitute one and the same agreement. Delivery of any executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this
Agreement.
     SECTION 14.18 Term of Agreement. This Agreement shall remain in effect from the Closing Date through and including the date upon which all
Obligations (other than obligations owing by any Credit Party to any Lender or
Affiliate of a Lender or the Administrative Agent under any Hedging
Agreement) shall have been indefeasibly and irrevocably paid and satisfied in full. No termination of this Agreement shall affect the rights and obligations of the parties hereto arising prior to such termination.
     SECTION 14.19 Inconsistencies with Other Documents; Independent Effect of
Covenants. (a) In the event there is a conflict or inconsistency between this
Agreement and any other Loan Document, the terms of this Agreement shall control.
          (b) The Borrower expressly acknowledges and agrees that each covenant contained in Article IX, X, or XI hereof shall be given independent effect.
                     [Signature pages to follow]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed under seal by their authorized officers, all as of the day and year first written above.
                             JONES APPAREL GROUP USA, INC.
                             as Borrower
                             By: /s/ Wesley R. Card
                                   Name:  Wesley R. Card
                                   Title: Chief Financial Officer
                             JONES APPAREL GROUP, INC.
                             as Additional Obligor
                             By: /s/ Wesley R. Card
                                   Name:  Wesley R. Card
                                   Title: Chief Financial Officer
                             JONES APPAREL GROUP HOLDINGS, INC.
                             as Additional Obligor
                             By: /s/ Ira M. Dansky
                                   Name:  Ira M. Dansky
                                   Title: President
                             NINE WEST GROUP INC.
                             as Additional Obligor
                             By: /s/ Jeffrey K. Howald
                                   Name:  Jeffrey K. Howald
                                   Title: Chief Financial Officer

                          [Signature pages continue]

                             FIRST UNION NATIONAL BANK,
                             as Administrative Agent,
                             Issuing Lender and Lender
                             By: /s/ Joan Anderson
                                   Name:  Joan Anderson
                                   Title: VP
                          [Signature pages continue]

                             THE CHASE MANHATTAN BANK,
                             as Issuing Lender and Lender
                             By: /s/ D. Reid Morgan
                                   Name:  D. Reid Morgan
                                   Title: Managing Director
                          [Signature pages continue]

                             CITIBANK, N.A.,
                             as Lender
                             By: /s/ Robert M. Spence
                                   Name:  Robert M. Spence
                                   Title: Managing Director
                                          Branded Consumer
                                          399 Park Ave./5th Fl./Zone 9
                                          (212) 559-0312
                          [Signature pages continue]

                             FLEET NATIONAL BANK
                             as Lender
                             By: /s/ Stephen J. Garvin
                                   Name:  Stephen J. Garvin
                                   Title: Director
                          [Signature pages continue]

                             BANK OF AMERICA, N.A.,
                             as Lender
                             By: /s/ Deirdre B. Doyle
                                   Name:  Deirdre B. Doyle
                                   Title: Principal
                          [Signature pages continue]

                             ABN AMRO BANK, N.V.
                             as Lender
                             By: /s/ Cameron Gateman
                                   Name:  Cameron Gateman
                                   Title: Group Vice President
                          [Signature pages continue]
                             By: /s/ Tracie Elliot
                                   Name:  Tracie Elliot
                                   Title: Vice President

                             BANCA NAZIONALE DELL'AGRICOLTURA,
                             NEW YORK BRANCH
                             as Lender
                             By: /s/ Domenico P. Loschiavo
                                   Name:  Domenico P. Loschiavo
                                   Title: Senior Vice President &
                                          Deputy Branch Mgr. #1744
                             By: /s/ Constantine I. Manzini
                                   Name:  Constantine I. Manzini
                                   Title: Counsel #1532

                          [Signature pages continue]

                             BANK ONE, NA
                             as Lender
                             By: /s/ Vincent R. Henchek
                                   Name:  Vincent R. Henchek
                                   Title: Vice President
                          [Signature pages continue]

                             HSBC BANK USA,
                             as Lender
                             By: /s/ Adriana D. Collins
                                   Name:  Adriana D. Collins
                                   Title: Vice President
                          [Signature pages continue]

                             THE BANK OF NEW YORK
                             as Lender
                             By: /s/ Russell A. Buri
                                   Name:  Russell A. Buri
                                   Title: SVP
                          [Signature pages continue]

                             BANCO DI NAPOLI,
                             as Lender
                             By: /s/ Vito Spaca
                                   Name:  Vito Spaca
                                   Title: Executive Vice President
                             By: /s/ Claude P. Mapes
                                   Name:  Claude P. Mapes
                                   Title: First Vice President
                          [Signature pages continue]

                             BANK OF CHINA, NEW YORK BRANCH
                             as Lender
                             By: /s/ Chuanjie Li
                                   Name:  Chuanjie Li
                                   Title: General Manager
                          [Signature pages continue]

                             LAND BANK OF TAIWAN, LOS ANGELES
                             BRANCH
                             as Lender
                             By: /s/ Mayer Chen
                                   Name:  Mayer Chen
                                   Title: SVP & General Manager
                          [Signature pages continue]

                             BANK OF TAIWAN, NEW YORK AGENCY
                             as Lender
                             By: /s/ Maw-Yan Lin
                                   Name:  Maw-Yan Lin
                                   Title: SVP & General Manager
                          [Signature pages continue]

                             BANCA NATIONALE DEL LAVORO S.P.A.
                             as Lender
                             By: /s/ Roberto Mancone
                                   Name:  Roberto Mancone
                                   Title: Vice President
                             By: /s/ Leonardo Valentini
                                   Name:  Leonardo Valentini
                                   Title: First Vice President
                          [Signature pages continue]

                             THE DAI-ICHI KANGYO BANK, LTD.
                             as Lender
                             By: /s/ Nicholas A. Fiore
                                   Name:  Nicholas A. Fiore
                                   Title: Vice President
                          [Signature pages continue]

                             DEN DANSKE BANK
                             as Lender
                             By: /s/ John A. O'Neill
                                   Name:  John A. O'Neill
                                   Title: Vice President
                             By: /s/ Peter L. Hargraves
                                   Name:  Peter L. Hargraves
                                   Title: Vice President

                          [Signature pages continue]

                             THE FUJI BANK, LIMITED
                             as Lender
                             By: /s/ Yeh Tanaka
                                   Name:  Yeh Tanaka
                                   Title: Vice President & Manager
                          [Signature pages continue]

                             BANCA MONTE DEI PASCHI DI SIENA, NEW
                             YORK BRANCH
                             as Lender
                             By: /s/ S. M. Sondak
                                  Name:  S. M. Sondak
                                  Title: F.V.P. & Dep. General Manager
                             By: /s/ Brian R. Landy
                                  Name:  Brian R. Landy
                                  Title: Vice President
                          [Signature pages continue]

                             BANK OF NOVA SCOTIA
                             as Lender
                             By: /s/ Philip N. Adsetts
                                   Name:  Philip N. Adsetts
                                   Title: Director
                          [Signature pages continue]

                             BANCO BILBAO VIZCAYA ARGENTARIA
                             as Lender
                             By: /s/ Alan B. Lefkowitz
                                   Name:  Alan B. Lefkowitz
                                   Title: Senior Vice President
                             By: /s/ Alberto Conde
                                   Name:  Alberto Conde
                                   Title: Vice President
                                          Corporate Banking
                          [Signature pages continue]

                             CHANG HWA COMMERCIAL BANK, LTD.,
                             NEW YORK BRANCH
                             as Lender
                             By: /s/ Wan-Tu Yeh
                                   Name:  Wan-Tu Yeh
                                   Title: VP & General Manager
                          [Signature pages continue]

                             FIRSTAR CORPORATION
                             as Lender
                             By: /s/ Stephen M. Reese
                                   Name:  Stephen M. Reese
                                   Title: Vice President
                          [Signature pages continue]

                             HUA NAN COMMERCIAL BANK, LTD. NEW
                             YORK AGENCY
                             as Lender
                             By: /s/ Yun-Peng Chang
                                   Name:  Yun-Peng Chang
                                   Title: SVP & General Manager
                          [Signature pages continue]

                             BANQUE SUDAMERIS, MIAMI AGENCY
                             as Lender
                             By: /s/ Hubert de la Feld
                                   Name:  Hubert de la Feld
                                   Title: Senior Vice President and Manager
                             By: /s/ Efrain C. Lopez
                                   Name:  Efrain C. Lopez
                                   Title: Assistant Vice President
                          [Signature pages continue]

                             BANCA DI ROMA
                             as Lender
                             By: /s/ James B. Sieger
                                   Name:  James B. Sieger
                                   Title: Vice President
                             By: /s/ Allesandro Paoli
                                   Name:  Allesandro Paoli
                                   Title: Asst. Treasurer
                          [Signature pages continue]

                             BANK HAPOALIM
                             as Lender
                             By: /s/ James P. Surless
                                   Name:  James P. Surless
                                   Title: VP
                             By: /s/ Conrad Wagner
                                   Name:  Conrad Wagner
                                   Title: First Vice President
                          [Signature pages continue]

                             BANK LEUMI USA
                             as Lender
                             By: /s/ Steven Farrow
                                   Name:  Steven Farrow
                                   Title: Vice President
                          [Signature pages continue]

                             NATIONAL CITY BANK
                             as Lender
                             By: /s/ Tara M. Handforth
                                   Name:  Tara M. Handforth
                                   Title: Corp. Banking Officer
                          [Signature pages continue]

                             ISRAEL DISCOUNT BANK OF NEW YORK
                             as Lender
                             By: /s/ Howard Weinberg
                                   Name:  Howard Weinberg
                                   Title: First Vice President
                             By: /s/ R. David Korngrum
                                   Name:  David Korngrum
                                   Title: Vice President
                          [Signature pages continue]

                             FIRST COMMERCIAL BANK, NEW YORK
                             AGENCY
                             as Lender
                             By: /s/ Vincent T. Chen
                                   Name:  Vincent T. Chen
                                   Title: SVP & GM
                          [Signature pages continue]

                             PNC BANK, N.A.
                             as Lender
                             By: /s/ William F. Cattell
                                   Name:  William F. Cattell
                                   Title: Vice President
                          [Signature pages continue]

                                   EXHIBIT A
                                      To
                                 $750,000,000
              Third Amended and Restated 364-Day Credit Agreement
                           dated as of June 13, 2000
                                 by and among
                        JONES APPAREL GROUP USA, INC.,
                                 as Borrower,
                 the Additional Obligors referred to therein,
                          the Lenders party thereto
             Chase Securities Inc. and Salomon Smith Barney Inc.
                           as Joint Lead Arrangers,
                          First Union National Bank,
                           as Administrative Agent,
    and The Chase Manhattan Bank and Citibank, N.A., as Syndication Agents
                         FORM OF REVOLVING CREDIT NOTE
         $_____________________________________________________, 2000
     FOR VALUE RECEIVED, the undersigned JONES APPAREL GROUP USA, INC., a corporation organized under the laws of Pennsylvania, (the "Borrower"), JONES
APPAREL GROUP, INC., a corporation organized under the laws of Pennsylvania,
JONES APPAREL GROUP HOLDINGS, INC., a corporation organized under the laws of
Delaware, and NINE WEST GROUP INC., a corporation organized under the laws of
Delaware (collectively, with the Borrower, the "Debtors"), hereby jointly and severally promise to pay to the order of _________________, (the "Lender"), at the place and times provided in the Credit Agreement referred to below, the principal sum of ______________________ DOLLARS ($_____________) or, if less, the aggregate unpaid principal amount of all Revolving Credit Loans made to the Borrower by the Lender pursuant to that certain Third Amended and Restated
364-Day Credit Agreement dated as of June 13, 2000 (as amended, restated, supplemented or otherwise modified, the "Credit Agreement") by and among Jones
Apparel Group USA, Inc., the Additional Obligors referred to therein, the
Lenders who are or may become a party thereto (collectively, the "Lenders"),
Chase Securities Inc. and Salomon Smith Barney Inc., as Joint Lead Arrangers,
First Union National Bank, as Administrative Agent, and The Chase Manhattan
Bank and Citibank, N.A., as Syndication Agents. Capitalized terms used herein and not defined herein shall have the meanings assigned thereto in the Credit
Agreement.
     The unpaid principal amount of Revolving Credit Loans from time to time outstanding is subject to mandatory repayment from time to time as provided in the Credit Agreement and shall bear interest as provided in Section 5.1 of the
Credit Agreement. All payments of principal and interest on Revolving Credit
Loans shall be payable in lawful currency of the United States of America in immediately available funds to the account designated in the Credit Agreement.
     This Revolving Credit Note (the "Revolving Credit Note") is entitled to the benefits of, and evidences Obligations incurred under, the Credit
Agreement, to which reference is made for a statement of the terms and conditions on which the Borrower is permitted and required to make prepayments and repayments of principal of the Obligations evidenced by this
Revolving Credit Note and on which such Obligations may be declared to be immediately due and payable.
     THIS REVOLVING CREDIT NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND
ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD
TO THE CONFLICTS OR CHOICE OF LAW PRINCIPLES THEREOF.
     The Debt evidenced by this Revolving Credit Note is senior in right of payment to all Subordinated Debt referred to in the Credit Agreement.

     The Debtors hereby waive all requirements as to diligence, presentment, demand of payment, protest and (except as required by the Credit Agreement)
notice of any kind with respect to this Revolving Credit Note.
     IN WITNESS WHEREOF, the undersigned have executed this Revolving Credit
Note under seal as of the day and year first above written.
                             JONES APPAREL GROUP USA, INC.
                             By:
                                   Name:
                                   Title:
                             JONES APPAREL GROUP, INC.
                             By:
                                   Name:
                                   Title:
                             JONES APPAREL GROUP HOLDINGS, INC.
                             By:
                                   Name:
                                   Title:
                             NINE WEST GROUP INC.
                             By:
                                   Name:
                                   Title:


                                   EXHIBIT B
                                      To
                                 $750,000,000
              Third Amended and Restated 364-Day Credit Agreement
                           dated as of June 13, 2000
                                 by and among
                        JONES APPAREL GROUP USA, INC.,
                                 as Borrower,
                 the Additional Obligors referred to therein,
                          the Lenders party thereto
             Chase Securities Inc. and Salomon Smith Barney Inc.
                           as Joint Lead Arrangers,
                          First Union National Bank,
                           as Administrative Agent,
    and The Chase Manhattan Bank and Citibank, N.A., as Syndication Agents
                 FORM OF NOTICE OF REVOLVING CREDIT BORROWING

                     NOTICE OF REVOLVING CREDIT BORROWING
Dated as of: ______________
First Union National Bank,
  as Administrative Agent
One First Union Center, TW-4
301 South College Street
Charlotte, North Carolina 28288-0608
Attention: Syndication Agency Services

Ladies and Gentlemen:
     This irrevocable Notice of Revolving Credit Borrowing is delivered to you under Section 2.2(a) of the Third Amended and Restated 364-Day Credit
Agreement dated as of June 13, 2000 (as amended, restated, supplemented or otherwise modified, the "Credit Agreement"), by and among JONES APPAREL GROUP
USA, INC., a Pennsylvania corporation (the "Borrower"), the Additional
Obligors referred to therein, the lenders party thereto (the "Lenders"), Chase
Securities Inc. and Salomon Smith Barney Inc., as Joint Lead Arrangers, First
Union National Bank, as Administrative Agent, and The Chase Manhattan Bank and
Citibank, N.A., as Syndication Agents.
     1. The Borrower hereby requests that the Lenders make a Revolving Credit
Loan to the Borrower in the aggregate principal amount of $___________.
(Complete with an amount in accordance with Section 2.2(a) of the Credit
Agreement.)
     2. The Borrower hereby requests that such Revolving Credit Loan be made on the following Business Day: _____________________. (Complete with a
Business Day in accordance with Section 2.2(a) of the Credit Agreement).
     3. The Borrower hereby requests that the Revolving Credit Loan bear interest at the following interest rate, plus the Applicable Margin, as set forth below:

                                                          Termination Date for
                                  Interest Period (LIBOR  Interest Period (If
Component of Loan  Interest Rate         Rate only)           applicable)
-----------------  -------------  ----------------------  --------------------
                   Base Rate or LIBOR
                   Rate
     4. The principal Dollar Amount of all Revolving Credit Loans and L/C
Obligations outstanding as of the date hereof (including the requested
Revolving Credit Loan) does not exceed the maximum Dollar Amount permitted to be outstanding pursuant to the terms of the Credit Agreement.
     5. The Borrower hereby represents and warrants that the conditions specified in Section 6.3 of the Credit Agreement have been satisfied or waived as of the date hereof.
     6. Capitalized terms used herein and not defined herein shall have the meanings assigned thereto in the Credit Agreement.
     IN WITNESS WHEREOF, the undersigned has executed this Notice of Revolving
Credit Borrowing as of the ____ day of _______, ____.
                                       JONES APPAREL GROUP USA, INC.
                                       By:______________________________
                                             Name:
                                             Title:

                                   EXHIBIT C
                                      To
                                 $750,000,000
              Third Amended and Restated 364-Day Credit Agreement
                           dated as of June 13, 2000
                                 by and among
                        JONES APPAREL GROUP USA, INC.,
                                 as Borrower,
                 the Additional Obligors referred to therein,
                          the Lenders party thereto
             Chase Securities Inc. and Salomon Smith Barney Inc.
                           as Joint Lead Arrangers,
                          First Union National Bank,
                           as Administrative Agent,
    and The Chase Manhattan Bank and Citibank, N.A., as Syndication Agents
                     FORM OF NOTICE OF ACCOUNT DESIGNATION

                         NOTICE OF ACCOUNT DESIGNATION
Dated as of: _________
First Union National Bank,
  as Administrative Agent
One First Union Center, TW-4
301 South College Street
Charlotte, North Carolina 28288-0608
Attention: Syndication Agency Services
Ladies and Gentlemen:
     This Notice of Account Designation is delivered to you under Section
2.2(b) of the Third Amended and Restated 364-Day Credit Agreement dated as of
June 13, 2000 (as amended, restated, supplemented or otherwise modified, the
"Credit Agreement"), by and among JONES APPAREL GROUP USA, INC., a
Pennsylvania corporation (the "Borrower"), the Additional Obligors referred to therein, the lenders party thereto (the "Lenders"), Chase Securities Inc. and
Salomon Smith Barney Inc., as Joint Lead Arrangers, First Union National Bank,
as Administrative Agent (the "Administrative Agent"), and The Chase Manhattan
Bank and Citibank, N.A., as Syndication Agents.
     1. The Administrative Agent is hereby authorized to disburse all Loan proceeds into the following account(s):
                                ________________________________________
                                ABA Routing Number:_____________________
                                Account Number:_________________________
     2. This authorization shall remain in effect until revoked or until a subsequent Notice of Account Designation is provided by the Borrower to the
Administrative Agent.
     3. Capitalized terms used herein and not defined herein shall have the meanings assigned thereto in the Credit Agreement.

     IN WITNESS WHEREOF, the undersigned has executed this Notice of Account
Designation as of the _____ day of _______, ____.

                                       JONES APPAREL GROUP USA, INC.
                                       By:_______________________
                                             Name:
                                             Title:

                                   EXHIBIT D
                                      To
                                 $750,000,000
              Third Amended and Restated 364-Day Credit Agreement
                           dated as of June 13, 2000
                                 by and among
                        JONES APPAREL GROUP USA, INC.,
                                 as Borrower,
                 the Additional Obligors referred to therein,
                          the Lenders party thereto
             Chase Securities Inc. and Salomon Smith Barney Inc.
                           as Joint Lead Arrangers,
                          First Union National Bank,
                           as Administrative Agent,
    and The Chase Manhattan Bank and Citibank, N.A., as Syndication Agents
                         FORM OF NOTICE OF PREPAYMENT

                             NOTICE OF PREPAYMENT
Dated as of: _____________
First Union National Bank,
  as Administrative Agent
One First Union Center
301 South College Street, TW-4
Charlotte, North Carolina 28288-0608
Attention: Syndication Agency Services
Ladies and Gentlemen:
     This irrevocable Notice of Prepayment is delivered to you under Section
2.3(c) of the Third Amended and Restated 364-Day Credit Agreement dated as of
June 13, 2000 (as amended, restated, supplemented or otherwise modified, the
"Credit Agreement") by and among JONES APPAREL GROUP USA, INC., a Pennsylvania corporation (the "Borrower"), the Additional Obligors referred to therein, the lenders party thereto (the "Lenders"), Chase Securities Inc. and Salomon
Smith Barney Inc., as Joint Lead Arrangers, First Union National Bank, as
Administrative Agent, and The Chase Manhattan Bank and Citibank, N.A., as
Syndication Agents.
     1. The Borrower hereby provides notice to the Administrative Agent that it shall repay the following [Base Rate Loans] and/or [LIBOR Rate Loans]:
____________________. (Complete with an amount in accordance with Section
2.3(c) of the Credit Agreement.)
     2. The Borrower shall repay the above-referenced Revolving Credit Loans on the following Business Day: _______________. (Complete in accordance with
Section 2.3(c) of the Credit Agreement.)
     3. Capitalized terms used herein and not defined herein shall have the meanings assigned thereto in the Credit Agreement.

     IN WITNESS WHEREOF, the undersigned has executed this Notice of
Prepayment as of the ____ day of _______, ____.

                                       JONES APPAREL GROUP USA, INC.
                                       By:_______________________
                                             Name:
                                             Title:


                                   EXHIBIT E
                                      To
                                 $750,000,000
              Third Amended and Restated 364-Day Credit Agreement
                           dated as of June 13, 2000
                                 by and among
                        JONES APPAREL GROUP USA, INC.,
                                 as Borrower,
                 the Additional Obligors referred to therein,
                          the Lenders party thereto
             Chase Securities Inc. and Salomon Smith Barney Inc.
                           as Joint Lead Arrangers,
                          First Union National Bank,
                           as Administrative Agent,
    and The Chase Manhattan Bank and Citibank, N.A., as Syndication Agents
                  FORM OF NOTICE OF CONVERSION/CONTINUATION

                      NOTICE OF CONVERSION/CONTINUATION
Dated as of: _____________
First Union National Bank,
  as Administrative Agent
One First Union Center
301 South College Street, TW-4
Charlotte, North Carolina 28288-0608
Attention: Syndication Agency Services
Ladies and Gentlemen:
     This irrevocable Notice of Conversion/Continuation (the "Notice") is
delivered to you under Section 5.2 of the Third Amended and Restated 364-Day
Credit Agreement dated as of June 13, 2000 (as amended, restated, supplemented or otherwise modified, the "Credit Agreement"), by and among JONES APPAREL
GROUP USA, INC., a Pennsylvania corporation (the "Borrower"), the Additional
Obligors referred to therein, the lenders party thereto (the "Lenders"), Chase
Securities Inc. and Salomon Smith Barney Inc., as Joint Lead Arrangers, First
Union National Bank, as Administrative Agent, and The Chase Manhattan Bank and
Citibank, N.A., as Syndication Agents.
     1. This Notice is submitted for the purpose of: (Check one and complete applicable information in accordance with the Credit Agreement.)

      Converting all or a portion of a Base Rate Loan into a LIBOR Rate Loan
     (a) The aggregate outstanding principal balance of such Revolving Credit
Loan is $_______________.
     (b) The principal amount of such Revolving Credit Loan to be converted is
$_______________.
     (c) The requested effective date of the conversion of such Revolving
Credit Loan is _______________.

     (d) The requested Interest Period applicable to the converted Revolving
Credit Loan is _______________.
     Converting all or a portion of a LIBOR Rate Loan into a Base Rate Loan
     (a) The aggregate outstanding principal balance of such Revolving Credit
Loan is $_______________
     (b) The last day of the current Interest Period for such Revolving Credit
Loan is _______________.
     (c) The principal amount of such Revolving Credit Loan to be converted is
$_______________.
     (d) The requested effective date of the conversion of such Revolving
Credit Loan is _______________.
     Continuing all or a portion of a LIBOR Rate Loan as a LIBOR Rate Loan
     (a) The aggregate outstanding principal balance of such Revolving Credit
Loan is $_______________.
     (b) he last day of the current Interest Period for such Revolving Credit
Loan is _______________.
     (c) The principal amount of such Revolving Credit Loan to be continued is
$_______________.
     (d) The requested effective date of the continuation of such Revolving
Credit Loan is _______________.
     (e) The requested Interest Period applicable to the continued Revolving
Credit Loan is _______________.
     2. The principal Dollar Amount of all Revolving Credit Loans and L/C Ob
ligations outstanding as of the date hereof does not exceed the maximum Dollar
Amount permitted to be outstanding pursuant to the terms of the Credit
Agreement.
     3. The Borrower hereby represents and warrants that no Default or Event of Default (as defined in the Credit Agreement) has occurred and is continuing.
     4. Capitalized terms used herein and not defined herein shall have the meanings assigned thereto in the Credit Agreement.
     IN WITNESS WHEREOF, the undersigned has executed this Notice of
Conversion/Continuation as of the ____ day of __________, ____.
                                       JONES APPAREL GROUP USA, INC.
                                       By:_________________________
                                             Name:
                                             Title:

                                   EXHIBIT F
                                      To
                                 $750,000,000
              Third Amended and Restated 364-Day Credit Agreement
                           dated as of June 13, 2000
                                 by and among
                        JONES APPAREL GROUP USA, INC.,
                                 as Borrower,
                 the Additional Obligors referred to therein,
                          the Lenders party thereto
             Chase Securities Inc. and Salomon Smith Barney Inc.
                           as Joint Lead Arrangers,
                          First Union National Bank,
                           as Administrative Agent,
    and The Chase Manhattan Bank and Citibank, N.A., as Syndication Agents
                   FORM OF OFFICER'S COMPLIANCE CERTIFICATE

                       OFFICER'S COMPLIANCE CERTIFICATE
     The undersigned, on behalf of JONES APPAREL GROUP USA, INC. (the
"Borrower"), hereby certifies to the Administrative Agent and the Lenders, each as defined in the Credit Agreement referred to below, as follows:
     1. This Certificate is delivered to you pursuant to Section 8.2 of the
Third Amended and Restated 364-Day Credit Agreement dated as of June 13, 2000
(as amended, restated, supplemented or otherwise modified, the "Credit
Agreement"), by and among the Borrower, the Additional Obligors referred to therein, the lenders party thereto (the "Lenders"), Chase Securities Inc. and
Salomon Smith Barney Inc., as Joint Lead Arrangers, First Union National Bank,
as Administrative Agent (the "Administrative Agent"), and The Chase
Manhattan Bank and Citibank, N.A., as Syndication Agents. Capitalized terms used herein and not defined herein shall have the meanings assigned thereto in the Credit Agreement.
     2. I have reviewed the consolidated financial statements of Jones Apparel
Group, Inc. and its Subsidiaries dated as of _______________ and for the
_______________ period[s] then ended and such statements present fairly in all material respects the consolidated financial condition of Jones Apparel Group,
Inc. and its Subsidiaries as of their respective dates and the results of the consolidated operations of Jones Apparel Group, Inc. and its Subsidiaries for
the respective period[s] then ended, subject to normal year end adjustments for interim statements.
     3. I have reviewed the terms of the Credit Agreement, and the related
Loan Documents and have made, or caused to be made under my supervision, a review in reasonable detail of the transactions and the condition of Jones
Apparel Group, Inc. and its Subsidiaries during the accounting period covered by the financial statements referred to in Paragraph 2 above. Such review has not disclosed the existence during or at the end of such accounting period of any condition or event that constitutes a Default or an Event of Default, nor do I have any knowledge of the existence of any such condition or event as at the date of this Certificate [except, if such condition or event existed or exists, describe the nature and period of existence thereof and what action the Borrower has taken, is taking and proposes to take with respect thereto].
     4. The Applicable Margin and information as to the debt ratings necessary for determining such figure are set forth on the attached Schedule 1.

     5. Jones Apparel Group, Inc. and its Subsidiaries are in compliance with the financial covenants contained in Article X of the Credit Agreement as shown on such Schedule 1.
[Signature Page Follows]
     WITNESS the following signature as of the _____ day of _________, ____.

                                       JONES APPAREL GROUP USA, INC.
                                       By:________________________
                                             Name:
                                             Title:

                                  Schedule 1
                                      to
                       Officer's Compliance Certificate
     [To be provided by Borrower in form reasonably acceptable to the
                             Administrative Agent]

                                   EXHIBIT F
                                      To
                                 $750,000,000
              Third Amended and Restated 364-Day Credit Agreement
                           dated as of June 13, 2000
                                 by and among
                        JONES APPAREL GROUP USA, INC.,
                                 as Borrower,
                 the Additional Obligors referred to therein,
                          the Lenders party thereto
             Chase Securities Inc. and Salomon Smith Barney Inc.
                           as Joint Lead Arrangers,
                          First Union National Bank,
                           as Administrative Agent,
    and The Chase Manhattan Bank and Citibank, N.A., as Syndication Agents
                      FORM OF ASSIGNMENT AND ACCEPTANCE

                          ASSIGNMENT AND ACCEPTANCE
Dated as of: _________
     Reference is made to the Third Amended and Restated 364-Day Credit
Agreement dated as of June 13, 2000, as amended, restated, supplemented or otherwise modified (the "Credit Agreement") by and among JONES APPAREL GROUP
USA, INC., a Pennsylvania corporation (the "Borrower"), the Additional
Obligors referred to therein, the lenders party thereto (the "Lenders"), Chase
Securities Inc. and Salomon Smith Barney Inc., as Joint Lead Arrangers, First
Union National Bank, as Administrative Agent, and The Chase Manhattan Bank and
Citibank, N.A., as Syndication Agents. Capitalized terms used herein which are not defined herein shall have the meanings assigned thereto in the Credit
Agreement.
___________________________ (the "Assignor") and _________________________
(the "Assignee") agree as follows:
     1. The Assignor hereby sells and assigns to the Assignee, and the
Assignee hereby purchases and assumes from the Assignor, as of the Effective
Date (as defined below), a ____% interest in and to all of the Assignor's interest, rights and obligations with respect to its Revolving Credit
Commitment and Revolving Credit Loans (including such percentage of the outstanding L/C Obligations), which percentage represents not less than $10,000,000, unless such percentage equals 100% of such Lender's
Revolving Credit Commitment, and the Assignor thereby retains ____% of its interest therein.
     This Assignment and Acceptance is entered pursuant to, and authorized by,
Section 14.10 of the Credit Agreement.
     2. The Assignor (i) represents that, as of the date hereof, its Revolving
Credit Commitment Percentage (without giving effect to assignments thereof which have not yet become effective) under the Credit Agreement is ____%, the outstanding balances of its Revolving Credit Loans (including its Revolving
Credit Commitment Percentage of the outstanding L/C Obligations); (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit
Agreement or any other instrument or document furnished pursuant thereto, other than that the Assignor is the legal and beneficial owner of the interest being assigned by it hereunder and that such

interest is free and clear of any adverse claim; (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or its Subsidiaries or the performance or observance by the Borrower or its Subsidiaries of any of their obligations under the
Credit Agreement or any other instrument or document furnished or executed pursuant thereto; and (iv) to the extent it has received Revolving Credit
Note(s) from the Borrower, attaches the applicable Revolving Credit Note(s)
delivered to it under the Credit Agreement and requests that the Borrower exchange such Revolving Credit Note(s) for new Revolving Credit Notes payable to each of the Assignor and the Assignee as follows:
Revolving Credit Note
Payable to the Order of:                  Principal Amount of Note:
_______________________                   _______________________
_______________________                   _______________________

     3. The Assignee (i) represents and warrants that it is legally authorized to enter into this Assignment and Acceptance; (ii) confirms that it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 8.1 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance;
(iii) agrees that it will, independently and without reliance upon the
Assignor or any other Lender or the Administrative Agent and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the
Credit Agreement; (iv) confirms that it is an Eligible Assignee; (v) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other
Loan Documents as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto; (vi)
agrees that it will perform in accordance with their terms all the obligations which by the terms of the Credit Agreement and the other Loan Documents are required to be performed by it as a Lender; (vii) agrees to hold all confidential information in accordance with the provisions of Section 14.10(g)
of the Credit Agreement; and (viii) includes herewith for the Administrative
Agent the forms required by Section 5.11(e) of the Credit Agreement (if not previously delivered).
     4. The effective date for this Assignment and Acceptance shall be as set forth in Section 1 of Schedule 1 hereto (the "Effective Date"), subject to the consents referred to in the following sentence. Following the execution of this Assignment and Acceptance, it will be delivered to the Administrative
Agent for, to the extent required by the Credit Agreement, consent by the
Borrower and the Administrative Agent and acceptance and recording in the
Register.
     5. Upon such consents, acceptance and recording, from and after the
Effective Date, (i) the Assignee shall be a party to the Credit Agreement and the other Loan Documents to which Lenders are parties and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender under each such agreement, and (ii) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement and the other Loan
Documents.
     6. Upon such consents, acceptance and recording, from and after the
Effective Date, the Administrative Agent shall make all payments in respect of the interest assigned hereby (including payments of principal, interest, fees and other amounts) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments for periods prior to the Effective Date or with respect to the making of this assignment directly between themselves.
     7. THIS ASSIGNMENT AND ACCEPTANCE SHALL BE DEEMED TO BE A CONTRACT UNDER
SEAL AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE
STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICTS OR CHOICE OF LAW PRINCIPLES
THEREOF.

     WITNESS the following signatures as of the ____ day of ______, ____.

                                         ASSIGNOR:
                                         By: ___________________________
                                         Title: ________________________

                                         ASSIGNEE:
                                         By: ___________________________
                                         Name: _________________________
                                         Title: ________________________

Acknowledged and Consented to on behalf of the Credit Parties:
JONES APPAREL GROUP USA, INC.

By: ___________________________
Name: ________________________
Title: _________________________

Consented to and Accepted by:
FIRST UNION NATIONAL BANK,
  as Administrative Agent
By: ______________________________
Name: ___________________________
Title: ____________________________

                                  Schedule 1
                                      to
                            Assignment and Acceptance
1.     Effective Date: _________________, ______
2.     Assignor's Interest
       Prior to Assignment:
       (a)    Revolving Credit Commitment Percentage                       %
       (b)    Outstanding balance of Revolving Credit Loans                $
       (c)    Outstanding balance of Assignor's Revolving
              Credit Commitment Percentage of the
              L/C Obligations                                              $
3.     Assigned Interest (from Section 1) of:
       (a)    Revolving Credit Loans                                       %
4.     Assignee's Extensions of Credit
       After Effective Date:
       (a)    Total outstanding balance of
              Assignee's Revolving Credit Loans
              (line 2(b) times line 3(a))                                  $
       (b)    Total outstanding balance of
              Assignee's Revolving Credit
              Commitment Percentage
              of the L/C Obligations
              (line 2(c) times line 3(a))                                  $
5.     Retained Interest of Assignor after
       Effective Date:
       (a)     Retained Interest (from Section 1):
               (i)     Revolving Credit Commitment Percentage              %
       (b)     Outstanding balance of Assignor's Revolving Credit Loans
               (line 2(b) times line 5(a)(i))                              $
       (c)     Outstanding balance of Assignor's
               Revolving Credit Commitment
               Percentage of L/C Obligations
               (line 2(c) times line 5(a)(i))                              $
6.     Payment Instructions:
       (a)     If payable to Assignor,
               to the account of Assignor to:
               ABA No.:
               Account Name:
               Account No.
               Attn:
               Ref:

       (b)     If payable to Assignee, to the account
               of Assignee to:
               ABA No.:
               Account Name:
               Account No.:
               Attn:
               Ref: